As filed with the Securities and Exchange Commission on November 4, 2005
Registration Statement No. 333-121308

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
Amendment No. 8
REGISTRATION STATEMENT

Under the
Securities Act of 1933

THE AMACORE GROUP, INC.
(formerly Eye Care International, Inc.)
(Name of Small Business Issuer in its Charter)

Delaware	7389	59-3206480
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Class Code)	(I.R.S. Employer Identification No.)

1511 North Westshore Boulevard, Suite 925 Tampa, Florida 33607 (813)289-5552
(Address and telephone number of principal executive offices and principal place of business)

Clark A. Marcus President and Chief Executive Officer 1511 North Westshore Boulevard, Suite 925 Tampa, Florida 33607 Tel:(813) 289-5552 Fax:(813) 289-5553
(Name, address, and telephone number of agent for service)

Copy to:

David J. Levenson, Esq.
7947 Turncrest Drive
Potomac, MD 20854
Tel: (301)299-8092
Fax: (301)299-8093

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Class A common stock, $0.001 par value	15,541,296	$1.01	$15,696,708	$1,848
Class A common stock, $0.001 par value (2)	1,720,000	1.01	1,737,200	204
Class A common stock, $0.001 par value (3)	236,344	1.01	238,707	28
Class A common stock, $0.001 par value (4)	320,000	1.01	323,200	38
Class A common stock, $0.001 par value (5)	400,000	1.01	404,000	48
Class A common stock, Par value $0.001 (6)	807,142	0.55	443,928	52
Class A common stock, Par value $0.001 (7)	7,163,636	0.16	1,146,185	134
Class A common stock, Par value $0.001 (8)	2,350,000	0.16	376,000	44
Class A common stock Par value $0.001 (9)	1,439,596	0.16	230,335	27
Class A common stock Par value $0.001 (9)	5,896,976	0.10	589,698	69
Total	35,875,010		$21,185,961	$2,492

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Represents the closing bid prices for the common stock of $1.01, $0.55,  and $0.16 and $0.10, as reported on the OTC Bulletin Board on December 10, 2004, February 7, 2005, June 24, 2005 and November 1, 2005 respectively.

(2)	Represents shares underlying Series C convertible preferred stock.

(3)	Represents shares underlying convertible debentures.

(4)	Represents shares underlying options.

(5)	Represents shares underlying warrants.

(6)	Represents additional shares being offered.

(7)	Represents additional shares primarily for convertible debentures in accordance with the debenture agreement.

(8)	Represents additional shares underlying warrants.

(9)	Represents additional shares being offered

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS

THE AMACORE GROUP, INC.

35,875,010 Shares of Class A Common Stock

All of the shares of Class A common stock, par value $0.001, covered by this prospectus are being offered and sold by the persons (individuals and entities) named under "Selling Security Holders," as follows: 17,971,580 existing shares outstanding, 1,720,000 shares to be issued upon conversion of Series C convertible preferred stock, 13,433,430 shares to be issued upon conversion of convertible debentures, and 2,750,000 shares to be issued upon exercise of warrants. The Selling Security Holders will receive all of the sales proceeds, but will bear none of the expenses of the offering; they will bear any underwriting discounts or commissions. No shares are being offered and sold by The Amacore Group and we will receive none of the sales proceeds, but we will bear all the expenses of the offering, estimated at $35,100, for registration, legal, accounting and transfer agent fees, taxes and printing.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Shares of our Class A common stock are quoted and traded from time to time on the OTC Bulletin Board, trading symbol "ACGI." The high and low bid prices for such shares on October 31, 2005 were $0.115 and $0.10, respectively. The Selling Security Holders will offer and sell their shares publicly at the prevailing market price or privately at a price related to the market price or at negotiated prices.

See "Risk Factors" beginning on page 2 for a discussion of certain factors that make the offering and our securities speculative and risky.

The date of this prospectus is November __, 2005

Until ____________, 2005 (90 days), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any person, agent or entity to give any information or make any representation other than those contained in this prospectus. You should not rely on any such information or representation as having been authorized by us. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

PROSPECTUS SUMMARY

This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all the information you should consider before making an investment decision.

Our Company

We market memberships in a comprehensive, national, non-insurance based, quality discount The Amacore Group and eyewear plan. The memberships entitle plan participants to obtain The Amacore Group services and products from our network of providers at rates which range from 20% to 60% below retail. We recently acquired LBI Brokerage, a managing general agency and general agency for group health and group life insurance products; a managing general agency is an agency appointed by an insurance company for the express purpose of distributing its products to its downline general agents and in turn to market its product line to its downline agents and producers. We also recently acquired the technology and patent rights related to the PhotoScreener (TM), a camera especially designed to detect various disorders of the eye in young and even preverbal children.

Our principal executive offices are located at 1511 North Westshore Boulevard, Suite 925, Tampa, Florida 33607. Our telephone number is (813) 289-5552.

The Offering

All of the shares of Class A common stock covered by this prospectus are being offered and sold by the persons named under "Selling Security Holders," as follows: 17,971,580 existing shares outstanding, 1,720,000 shares to be issued upon conversion of Series C convertible preferred stock, 13,433,340 shares to be issued upon the conversion of convertible debentures, and 2,750,000 shares to be issued upon exercise of warrants. See "Description of Securities."

Capital Structure Before and After the Offering

Common Stock Outstanding:

Before the Offering: 42,492,288 shares, consisting of 37,189,486 shares of Class A common stock and 5,302,802 shares of Class B common stock.

After the Offering:  42,492,288 shares, consisting of 37,189,486 Class A shares and 5,302,802 Class B shares, excluding an estimated 7,400,000 shares which will be issued whenever the debentures are converted and 4,587,370 shares which will be issued whenever the warrants are exercised.

In May 2004, shareholders approved an amendment to The Amacore Group's articles of incorporation to increase its authorized shares from 50,000,000 shares to 120,000,000 million shares. The authorized Class A common stock, par value $0.001 per share, was increased from 30,000,000 shares to 80,000,000 shares; the authorized Class B common stock, par value $0.001 per share, was increased from 10,000,000 shares to 20,000,000 shares; and the authorized "blank check" preferred shares were increased from 10,000,000 shares to 20,000,000 shares.

RISK FACTORS

In addition to the other information contained in this prospectus, the following risk factors should be considered carefully by prospective investors prior to making an investment decision. These factors make the offering speculative and risky. Certain information in this prospectus contains forward-looking statements. Forward-looking statements deal with our current plans, objectives, projections, expectations, assumptions, strategies, and future events. Words such as "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our plans, our strengths and the economies in which we operate and other information that is not historical information also are forward-looking statements.

We cannot assure that future results covered by the forward-looking statements will be achieved or that the events contemplated will occur or have the effects anticipated. The matters discussed are cautionary statements identifying important factors, including certain known and unknown risks and uncertainties, that could cause actual results to vary materially from the anticipated results covered in such forward-looking statements.

RISKS RELATING TO OUR BUSINESS

Poor Financial Position. For each of the three years ending December 31, 2004 and for the six months ended June 30, 2005, our operations have generated a net loss and negative operating cash flows. As of June 30, 2005, we had a deficit in working capital of approximately $5,592,128 and total liabilities exceeded total assets by approximately $3,828,539. We will require additional financing to fund our operations unless we generate sufficient funds from operations. There can be no assurance that we will be successful in raising additional capital or that we will operate profitably. If our history of losses continues, our shareholders may lose some or all of their investments. However, we have recently signed a term sheet for up to $1 million of capital.  To date, $400,000 of three-year, 6%, mandatory convertible debt has been raised.  The debentures are convertible into Class A Common Stock at a conversion price equal to 75% of the lowest closing price per share for the twenty days immediately preceding the date of conversion, or as otherwise provided for in the debenture.

Losses From Recent Operations. The Amacore Group incurred net losses of $2,479,223 for the fiscal year ended December 31, 2003, $37,669,721 for the fiscal year ended December 31, 2004 and $1,163,381 for the six months ended June 30, 2005. We may be unable to continue operations in the future as a going concern. Our plans to deal with this uncertainty include raising additional capital or entering into a strategic arrangement with a third party. There can be no assurance that our plans can be realized and if we cannot attain and maintain profitability in the future, our shareholders may lose all of their investments. However, in March 2005 we signed an agreement whereby Divine Capital would raise up to $1 million of three-year, six percent convertible debentures. To-date, we have received $400,000 from this financing arrangement.

Dependence on Key Personnel. The success of The Amacore Group is largely dependent upon the continued contributions of its key management personnel. The success of The Amacore Group also depends upon its ability to attract and retain additional qualified management personnel. The process of locating personnel with the combination of skills and attributes required to implement The Amacore Group's strategies is very competitive and often time-consuming and there can be no assurance that we will be successful in attracting and retaining such personnel. The loss of the services of key management personnel or the inability to attract additional qualified personnel as a result of the losses from recent operations could limit or disrupt our future operations and adversely affect our business, financial condition and results of operations. For reasons discussed above, there can be no assurances that The Amacore Group can retain its key personnel.

Management Control. The officers and directors of The Amacore Group own 12.2 percent of all common shares, they own approximately 56% of the Class B common stock which has five votes for each share owned. Clark Marcus, our Chairman, President and Chief Executive Officer, is the beneficial owner of 38.0% of the Class B shares and James Koenig, our Acting Chief Financial Officer and Corporate Secretary, is beneficial owner of 17.3% of the Class B shares. However, since Class A and Class B vote as a single class, they need support from other shareholders to control the election of directors and/or the directions of management and policies of The Amacore Group.

Government Regulation. Health care regulations or health care reform initiatives could materially adversely affect our business, financial condition and results of operations. We are not an insurance company, but we may be subject to various federal and state governmental regulations pertaining to the delivery of health care services by our network of ophthalmologists and optometrist, including:

• anti-kickback statutes;
• self-referral laws;
• insurance and licensure requirements associated with PPO and other services that may be provided to leading insurance companies by our pending acquisitions;
• civil false claims acts;
• corporate practice of medicine restrictions;
• fee-splitting laws;
• facility license requirements and certificates of need;
• regulation of medical devices, including laser vision correction and other refractive surgery procedures; and
• FTC guidelines for marketing laser vision correction.

These laws and regulations may change or be interpreted in the future to either restrict or adversely affect our business activities or relationships with our The Amacore Group providers. In addition, federal and state governments are currently considering various types of healthcare initiatives and comprehensive revisions to the health care and health insurance systems. Some of the proposals under consideration, or others that may be introduced, could, if adopted, have a material adverse effect on our business, financial condition and results of operation. See "Business - Government Regulation."

Dependence on Our Network of Ophthalmologists and Optometrists. We have a national network of optometrists and ophthalmologists located near most major metropolitan areas. Our network of The Amacore Group professionals is the most important part of our operating strategy. No assurances can be given as to the likelihood of events adversely affecting the relationship with these The Amacore Group professionals or our ability to expand the number of optometrists and/or ophthalmologists in our network. Any one of the following events could adversely affect our relationships with our network and therefore our results of operation: (i) a dispute with an optometrist or group of optometrists controlling multiple practice locations, (ii) a government or regulatory authority challenging our operating structure or our relationship with our network, or (iii) other regulatory, judicial or legislative changes to applicable laws or regulations resulting in changes to our operating structure or strategy. See "Business - Government Regulation."

Competition. There is intense competition among providers of The Amacore Group and eyewear, both nationally and locally. There are numerous entities and individuals that compete with each other, as well as with The Amacore Group and its network, for the same customers of The Amacore Group and eyewear. Competition is on the basis of price, customer service and quality of products. Many competitors have substantially greater financial and marketing resources than The Amacore Group; some have stronger name recognition, brand loyalty and long-standing relationships with our target customers. The future success and profitability of The Amacore Group is dependent upon our ability to compete and our failure to do so could adversely affect our business, financial condition and results of operation.

No Dividends Expected. We have not paid any cash or other dividends on our common shares since inception and we do not expect to pay any dividends in the future. It is anticipated that earnings, if any, will be used in The Amacore Group's operations and to finance the expansion of its business.

Risks Relating To The Offering

Shares Eligible for Sale. The sale or availability for sale of substantial amounts of our shares in the public market, including shares covered by this Prospectus and shares issuable upon exercise of outstanding stock options or warrants, or the perception that such sales could occur, could adversely affect the market price of our common stock and also could impair our ability to raise capital through future offerings of our shares. As of November 1, 2005, we had 42,492,288 issued and outstanding shares of Class A and B common stock and the following additional shares were reserved for issuance:

• 4,587,370 shares upon exercise of warrants
• 13,433,340 shares upon conversion of convertible debentures
• 62,000 shares upon conversion of Series A convertible preferred stock
• 1,720,000 shares upon conversion of Series C convertible preferred stock (See Series A and Series C Preferred Stock Conversion Rights on following page)

See "Description of Securities."

In addition, on the effective date of this prospectus, a total of 35,875,010 outstanding shares of Class A common stock to be offered and sold by Selling Security Holders will be eligible immediately for sale in the public market. We have requested the Selling Security Holders to agree to the volume limitations of Rule 144, and as of this filing, holders of approximately 80% of said shares have done so. Additional shares that now are "restricted securities" will become eligible for sale in the public market, subject to the provisions of Rule 144. The sale or availability for sale of such a large number of shares in the public market could have a depressive effect on the market price.

Options and Warrants with Nominal Exercise Prices; Potential Dilution; and Adverse Effect on Future Financings. A substantial number of options and warrants have been issued and are outstanding with nominal exercise prices. As of October 20, 2005, there were: warrants to acquire 4,587,370 Class A shares at exercise prices ranging from $.01 to $5.00 per share and expiring from October 2005 to August 2009. For the life of the options and warrants, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price for the Class A shares, with a resulting dilution in the interest of shareholders. Moreover, the terms on which The Amacore Group could obtain additional capital during the life of the options and warrants may be adversely affected since the holders might be expected to exercise them at a time when The Amacore Group would, in all likelihood, be able to obtain any needed capital by a new securities offering on terms more favorable than those provided for by the options and warrants. A listing of the outstanding warrants and their respective exercise prices can be found in the section entitled “Description of Securities”.

Series A and Series C Preferred Stock Conversion Rights; Potential Dilution and Adverse Effect on Future Earnings. The Amacore Group currently has 155 shares of Series A Preferred Stock outstanding with a conversion right of 400 shares of common stock for each share of Series A Preferred Stock outstanding. If all Series A shares were converted, the number of common shares outstanding would be increased by 62,000 shares. In addition, The Amacore Group has 86 shares of Series C Preferred stock outstanding. Conversion of the Series C Preferred Stock is mandatory at July 30, 2006. The Series C shares, which will be deemed to have a value of $10,000 per share at the time of conversion, are convertible into Class A shares at the lesser of $2.88 per common share or 75% of the lowest closing bid price for such common shares during the five days immediately prior to conversion. For purposes of this Prospectus, we have assumed this conversion to common stock would result in 1,720,000 additional shares of common stock being issued (even though we acknowledge that considerably more share would be issued upon conversion at 75% of recent closing bid prices.  Based upon a bid price of $0.15, a total of approximately 7.6 million shares could be issued). The conversion of the Preferred shares to common shares could dilute or adversely effect The Amacore Group’s future earnings per share.  Further dilution may result by virtue of the pre-emptive rights of holders of Series C preferred stock to purchase up to one percent of the number of equity securities issued in subsequent financing transactions, at the same price paid by investors.

Issuance of Stock and/or Warrants for Services and/ or Discounted Conversion Provisions of Short-term Debt. The Amacore Group has issued stock and/or warrants in lieu of cash for acquisitions, various services and as incentives to investors of short-term promissory notes. The stock and/or warrants are issued and/or exercisable for consideration that cannot be predicted with any accuracy or certainty, but ordinarily the consideration represents a substantial discount from the market price for our common shares prevailing at the time of issuance. If the short-term debt outstanding at October 31, 2005 of $686,500 were converted at an assumed conversion price of $0.20 per share, approximately 3.4 million additional shares would be issued. Although it is not The Amacore Group’s intent to continue this trend, as long as cash shortfalls continue, the issuance of shares and/or warrants will be considered. Thus a potential risk of diluted or adversely affected earnings per share may result from this practice.

Potential Dilution Resulting from Convertible Debt Financing Arrangement. During the first quarter of 2005, The Amacore Group received an initial investment of $305,000 through a financing arrangement with Divine Capital; an additional $95,000 investment has been received as of October 31. The financing arrangement was entered into in March 2005, whereby Divine Capital would raise up to $1 million by the sale of three-year, six percent, convertible debentures. The debentures are convertible into shares of Class A common stock at a conversion price equal to 75% of the lowest closing price per share for the twenty days immediately preceding the date of conversion, or as otherwise provided in the debentures. The debentures are being offered and sold to than thirty-five accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D. Conversion of the debentures will result in dilution to the shareholders, but none of the shares issuable upon conversion are covered by this prospectus.

Limited or Sporadic Market Quotations; Possible Illiquidity; Penny Stock Restrictions. Our shares are quoted and traded from time to time on the OTC Bulletin Board and in the so-called "Pink Sheets," but quotations are limited and sporadic. As a result, our shareholders may find it difficult to obtain accurate quotations concerning the market value of their shares. Shareholders also may experience more difficulty in attempting to sell their shares than if the shares were listed on a national stock exchange or quoted on the NASDAQ Stock Market. Our common shares are classified as a "penny stock" because they are not traded on a national stock exchange or on the NASDAQ Stock Market and the market price is less than $5.00 per share. SEC rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." Among other things, a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to the our common shares could adversely affect the market liquidity of the shares, which in turn may adversely affect the ability of shareholders to resell the shares. As a result, investors may not be able to liquidate their shareholdings as quickly as they might otherwise be able to do and therefore they may lose some or all their investments.

Volatility of Market Price. The market price of our common shares has been and we expect it to continue to be highly unstable. Since January 2004, our market price has ranged from a high of $4.45 per share to a low of approximately $0.10 per share. As a result, the value of your shares may be highly volatile regardless of the intrinsic value of The Amacore Group. In addition, the market price could be subject to fluctuations in response to such factors as announcements by other companies, research and development activities in The Amacore Group and eyewear industry, new or existing products or procedures, signing or termination of partnership and strategic alliance agreements, concerns about our financial position, variations and fluctuations in our operating results, litigation, government regulation, developments or disputes relating to agreements, general economic conditions and industry and market volatility. Such volatility and fluctuations would make it difficult for shareholders to determine the market value for their shares or to liquidate their shareholdings.

SELECTED FINANCIAL DATA

You should read the following summary of financial information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes, all of which appear elsewhere in this Prospectus.

Statement of Operations Data (Restated)

	Year Ended December 31,		Six Months Ended
	2004	2003	June 30, 2005

Revenues	$163,279	$181,392	$198,755
Operating expenses	36,797,005	2,652,932	2,289,470
Loss from Operations	(36,633,726)	(2,471,540)	(2,090,715)
Other income (expense)	(1,012,978)	(237)	(979,328)
Net loss	$(37,646,704)	$(2,471,777)	$(1,111,387)
Preferred dividends and accretion	(23,017)	(7,446)	(51,994)
Net loss applicable to common stockholders	$(37,669,721)	$(2,479,223)	$(1,163,381)
Net loss per common share	$(1.83)	$(0.87)	$0.04

Balance Sheet Data (Restated)

	December 31, 2004	June 30, 2005

Current Assets	$235,976	$111,577
Current Liabilities	$6,281,632	$5,703,705
Working Capital Deficit	$6,045,656	$5,592,128
Total Assets	$2,577,062	$2,390,889
Total Liabilities	$6,450,967	$5,825,261

Our selected financial data has been restated to give effect to revisions in our accounting for (a) the forgiveness of debts of related parties, (b) the acquisition of LBI, and (c) financial instruments.  See Note 3 to each of the accompanying June 30, 2005 financial statements and December 31, 2004 and 2003 financial statements for further information about these restatements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

RESULTS OF OPERATIONS

CAUTIONARY STATEMENTS FOR FORWARD-LOOKING INFORMATION

We made forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) in this report that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Other written or oral statements, which constitute forward-looking statements, also may be made from time to time by or on behalf of the Amacore Group.  Words such as "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will," "should," "could," variations of such words, and similar expressions are intended to identify such forward-looking statements.  Similarly, statements that describes future plans, objectives, or goals also are forward-looking statements.  These statements are not guarantees of future performance and are subject to a number of risks, uncertainties, and other factors, including those discussed below and elsewhere in this report, that could cause actual results to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, reliance should not be placed on these forward-looking statements. The Amacore Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to: (i) the inability of The Amacore Group's products to attain broad market acceptance; (ii) inability of The Amacore Group to complete its product development; (iii) the impact of competitive products and pricing; (iv) The Amacore Group's ability to expand its sales and marketing programs; (vii) dependence on key personnel; (ix) the availability, terms and deployment of capital; and (x) general economic and business conditions. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above and contained elsewhere in this Annual Report on Form 10-KSB.

Introductory Overview

Amacore Group originally began selling memberships in its discount vision program to retail customers in an effort to prove that a vision discount plan with an ophthalmologic (Eye M.D.) panel included would be not only accepted, but desired, by the general public and prove to other marketers of various health plans of the benefits of including such a plan in their products. The Amacore Group sold the plan on a retail only basis for many years proving that the general public did desire to have a vision plan with medical coverage before it was determined that it was time to change its emphasis to marketing its plan to other marketers of health benefit plans (“wholesalers”). Marketing programs on a retail basis requires a broad national marketing staff which The Amacore Group was not financially prepared to support, whereas a much smaller staff is needed to market to others on a wholesale basis. During the transition period, revenues decreased and losses were incurred, but Amacore Group has continued to market the plan on a retail basis with less emphasis and has devoted most of its time to developing contractual relationships with other marketers of various health plans, including, but not limited to, insurance companies and marketers of other discount plans such as dental, vision (without a vision medical component), and prescription drugs. Amacore Group has numerous wholesale contracts in place but these contracts have not produced a substantial amount of revenue as quickly as anticipated by management. This, combined with reduced retail revenue, have caused revenues to suffer. Amacore Group continues to place its emphasis on marketing its plan to wholesalers and believes it now has contracts that are either in place or near completion of negotiations for new contracts, which management anticipates will generate an increasing level of revenues for 2005 and subsequent years.

In late 2004, The Amacore Group acquired another company, LBI Brokerage, a managing general agency for group health and life insurance products (products that are synergistic with The Amacore Group’s vision plan). A managing general agency is an agency appointed by an insurance company for the express purpose of distributing its products to downline general agents and in turn to market its product line (including The Amacore Group’s vision plan) downline to its agents and producers. LBI has been appointed the managing general agency for Transamerica, which is a part of the AEGON Insurance Group, one of the top 50 largest public financial companies in the world, ranked by assets.

Also in late 2004, The Amacore Group acquired the technology and patent rights for the PhotoScreener™, a camera especially designed to detect vision disorders in young and preverbal children. This technology, has been approved by the FDA.

The following discussion and analysis of our financial condition and results of operation should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this report.

RESULTS OF OPERATIONS

Revenue:

For the six months ended June 30, 2005, Amacore Group’s gross income of $198,755 was approximately $119,000 more than Amacore Group’s gross income recorded in the same timeframe in 2004 of $79,823. Approximately $44,000 of this increase resulted from commission income earned by LBI during the first six months of 2005. The remaining $64,000 increase in revenue, derived from the sales of memberships, resulted from Amacore Group shifting its emphasis, as discussed above, from retail marketing of memberships to the wholesale marketing of its memberships and to the development of a more diversified and expanded wholesale customer base, one which will include Amacore Group’s program as a premium benefit under the wholesale customer’s label. Approximately $55,000 of the increase was attributable to the recognition of revenues received in late 2004 from a wholesale customer but partially earned during the first six months of 2005.

Implementation of the wholesale sales has taken longer than anticipated by Amacore Group.  Several of the private label wholesale agreements provide that Amacore Group’s vision plan will be automatically included with all sales offerings of the customer’s products or services. Amacore Group anticipates that additional commission income will be derived from an agreement with a mail order fulfillment provider once the wholesale contracts are implemented.  Amacore Group also offers its vision program to the general public through its website, www.eyecareintl.com.

Selling, General and Administrative Expenses (SG&A):

 Amacore Group’s SG&A expenses for the six months ending June 30, 2005 of $2,289,470 decreased by approximately $29,619,000 from the same period in 2004.  Comparison of the more significant components of SG&A expenses follows:

	Six Months Ended June 30
	2005	2004	Increase (Decrease)

Depreciation	$3,787	$907	$2,880
Amortization of intellectual property	57,690	-	57,690
Payroll & Related Expenses	750,764	2,816,159	(2,065,395)
Business Travel/Trade Shows	68,530	195,107	(126,577)
Insurance	70,799	67,490	3,309
Professional/Consulting Fees	1,057,398	28,531,952	(27,474,554)
Rent	62,970	62,199	771
All Other SG&A expenses	217,532	235,015	(17,483)

Total	$2,289,470	$31,908,829	$(29,619,359)

Depreciation expense, which is computed on a straight-line method over the assets estimated lives, increased by $2,880 over the same period in 2004, because The Amacore Group purchased some computers late in 2004.

Amortization of the PhotoScreener (intellectual property) was $57,690 for the first half of 2005, which was the first period that any amortization was recorded.

Salaries and related expenses for the six months ended June 30, 2005 declined about $2,065,000 to $750,764, primarily because of a $2.3 million non-cash charge to payroll expense in 2004 for common stock issued by the Company to its officers partially offset by a $135,000 non-cash charge for warrants issued to the officers in 2005.

Insurance expense of $70,799 was approximately $3,000 more than the first six months of 2004 because of increased rates and more employees being covered by the medical plan.

Professional/consulting fees of $1,057,398 were approximately $27,475,000 less than the same period in 2004. In the first six months of 2004, The Amacore Group issued stock and/or warrants to consultants and the resultant non-cash charge to expense was $28,179,000 as compared to a non-cash charge in the first half of 2005 for shares/warrants issued to consultants of $426,000. The Company also incurred a non-cash charge to legal expenses in the first half of 2004 of approximately $47,000 because of stock/warrants being issued to attorneys. During the first quarter of 2005, the Company established a contingency reserve of approximately $31,000 for a legal matter in which the court ruled against the Company. The Company has appealed the case.  Management expects to continue to issue securities for professional/consulting fees if it lacks sufficient cash for such payments.

Other expenses for the current period declined about $17,000 to $217,532 mainly because of the expenses The Amacore Group incurred with its private placements in 2004.

Interest Expense:

Interest expense for the six months ended June 30, 2005 amounted to $239,209 compared to $1,039,899 for the six months ended June 30, 2004. Interest expense includes a number of components including (a) interest on our notes payable, (b) amortization of the discount on our convertible debentures, using the effective method, (c) liquidating damages on our convertible debentures for not obtaining an effective registration statement related to securities into which the debentures are convertible and (d) losses on the conversion of convertible debentures.

Interest expense on our notes payable for the six months ended June 30, 2005 amounted to $103,585 compared to $62,375 for the six months ended June 30, 2004. Our average note payable balances were reasonably consistent from period to period.

Amortization of the discounts on our convertible debentures for the six months ended June 30, 2005 amounted to $70,980 compared to $2,524 for the six months ended June 30, 2004. Applying the effective interest method to the amortization of debt discounts results in increasing charges to interest expense as such discounts are amortized. Accordingly, our interest expense arising from amortization of discounts will increase through the maturity dates of the debentures, unless they are converted.

Liquidating damages for the six months ended June 30, 2005 amounted to $43,960. Such charges began accruing in July 2004; therefore no comparable amounts were recorded for the six months ended June 30, 2004. Liquidating damages will continue accrue at 2% of the face value ($745,000) of the convertible debentures each month until an effective registration statement for the underlying securities is obtained.

The loss on the conversion of convertible debentures during the six months ended June 30, 2005 amounted to $20,684. There were no conversions during the six months ended June 30, 2004. Losses on conversions of convertible debentures may continue to arise if the creditors convert their securities. Subsequent to June 30, 2005, creditors converted an additional face value $53,333 of the debentures.

In addition to the above items, in early 2004 The Amacore Group issued shares of common stock in lieu of cash and issued warrants with promissory notes which resulted in a non-cash charge to interest expense of nearly $975,000.

Derivative instrument income (expense), net:

Derivative instrument income (expense), net for the six months ended June 30, 2005 amounted to $1,218,537 compared to $(193,463) for the six months ended June 30, 2004. Derivative instrument income arises from fair value adjustments for certain financial instruments, such as warrants to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company’s common stock, and are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such derivative financial instruments are initially recorded at fair value and subsequently adjusted to fair value through charges or credits to income at the close of each reporting period.

Fair value for our option-based derivative financial instruments is determined using the Black-Scholes Valuation Model. The Black-Scholes Model requires the development of highly-subjective assumptions, such as the expected term of exercise and volatility. Changes to these assumptions may arise from both internal (e.g. contract renegotiation) and external factors (e.g. changes in the trading market value of our common stock); such changes may result in material changes to the fair values of our derivative financial instruments. The increase in the derivative instrument income noted above is largely due to the decline in the trading stock price of our common stock. Continuing declines in our trading stock price will result in additional credits to income. However, increases in our trading stock prices will result in charges to income. We will continue to adjust our derivative financial instruments to fair value until we achieve the ability to net-share settle these instruments.

Net loss:

Our net loss amounted to $(1,111,387) for the six months ended June 30, 2005 compared to $(33,064,892) for the six months ended June 30, 2005. The significant decline in our net loss is more fully discussed above in the details of changes in our account balances. However, the largest components of change are the substantial decrease in our consulting expenses and the recognition of positive fair value adjustments to our derivative financial instruments.

Preferred stock dividends and accretions:

Preferred stock dividends and accretions amounted to ($51,994) for the six months ended June 30, 2005. Our preferred stock was not issued until August 2004; therefore, there are no amounts for the same period in the preceding year. Preferred stock will continue to be accreted and cumulative dividends will continue to be recorded until either (a) the preferred stock is fully accreted to its $860,000 redemption value or (b) the preferred stock is converted into, or redeemed for, common stock.

Loss per common share:

Loss per common share amounted to ($0.04) for the six months ended June 30, 2005 compared to ($2.05) for the six months ended June 30, 2004. Loss per common share is calculated by dividing loss applicable to common stockholders by the weighted average number of common shares outstanding. Loss per common share does not give effect to warrants to acquire common stock and convertible securities because, while in a loss position, the effects would be anti-dilutive.

Loans to Stockholders and Officers:

As of June 30, 2005, there were no loans or advances to officers.

CONTRACTUAL OBLIGATIONS

Lease Commitments: See Note 16 Commitments and Contingency in our annual financial statements for information about non-cancelable commitments under our lease agreements.

Liquidating Damages: See Note 8 Convertible Debentures in our quarterly financial statements for information about liquidating damages that we are accruing related to our convertible debentures. As noted in the caption interest expense, above, we have recorded $43,960 during the six months ended June 30, 2005 for liquidating damages and will continue to accrue such amounts until we satisfy the requirements of our debenture agreements.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off balance sheet arrangements as of June 30, 2005 or as of the date of this report.

SUBSEQUENT EVENTS

As discussed in Note 8, Convertible Notes, the Company signed an agreement with Divine Capital in March 2005. During the third quarter of 2005 the Company has received an additional $25,000 investment through this financial arrangement.

During the third quarter of 2005, the Company issued 125,000 shares of common stock as a result of $15,000 of the mandatory convertible, 7% debentures being converted at $0.12 per share.

Also, during the third quarter of 2005, the Company issued a $140,200 one-year, ten percent promissory notes to five accredited investors, who immediately converted the notes to 1,159,074 shares of common stock at a conversion rate ranging from $0.10 to $0.135 per share.

Fiscal Year 2004 Compared to Fiscal Year 2003

For the fiscal year 2004 The Amacore Group’s gross income of $163,279 was approximately $18,000 less than The Amacore Group’s gross income recorded in 2003 of $181,392. This decline in revenue, derived from the sales of memberships, resulted from The Amacore Group’s shifting its emphasis, as discussed above, from retail marketing of memberships to the wholesale marketing of its memberships and to the development of a more diversified and expanded wholesale customer base, one which will include The Amacore Group’s program as a premium benefit under the wholesale customer’s label.

Implementation of the wholesale sales has taken longer than anticipated by The Amacore Group.  Several of the private label wholesale agreements provide that The Amacore Group’s vision plan will be automatically included with all sales offerings of the customer’s products or services. The Amacore Group anticipates that additional commission income will be derived from an agreement with a mail order fulfillment provider once the wholesale contracts are implemented.  The Amacore Group also offers its vision program to the general public through its website, www.eyecareintl.com.

Selling, General and Administrative Expenses (SG&A):

 The Amacore Group’s SG&A expenses of $36,797,005 increased by approximately $34,144,000 over the prior year, primarily as the result of non-cash charges for payment for professional/consulting fees and compensation to our officers with stock and/or warrants.  Comparison of the more significant components of SG&A expenses follows:

	2004	2003	Increase (Decrease)

Payroll & related Expenses	$3,560,036	$1,232,640	$2,327,396
Business Travel	332,886	220,541	112,345
Insurance	129,607	127,938	1,669
Professional/consulting Fees	31,593,586	489,993	31,103,593
Marketing expense	483,000	-	483,000
Rent	124,468	117,677	6,791
All other SG&A expenses	573,422	464,143	109,279

Total	$36,797,005	$2,652,932	$34,144,073

In 2004 The Amacore Group issued 825,000 shares of common stock to its officers, including 25,000 shares issued to Mr.Scott Carson upon his signing an employment contract to become the Chief Financial Officer (Mr. Carson’s employment was severed in March 2005); the other shares were issued to Mr. Marcus (875,000 shares) and Mr. Koenig (25,000 shares) in recognition of their diligent work and exhaustive hours worked over the past few years . The fair market value of these shares of approximately $2,344,000 was expensed to payroll expense and accounts for slightly more than the increase over the year 2003.

Insurance expense for 2004 of $129,607 was nearly same as the same period in 2003.

Professional/consulting fees of $31,593,586 were approximately $31,104,000 higher than for year 2003. In 2004, The Amacore Group issued stock and/or warrants to consultants and the resultant non-cash charge to expense was $30,828,000. Also in 2004 The Amacore Group continued to use consultants instead of hiring employees for certain functions, and increased legal/financial activities.

Other expenses for the current period increased nearly $109,000 to $573,422 mainly because of the expenses The Amacore Group incurred with its private placement financings, as well as the cost of relocating its new CFO, the use of temporary/contracted personnel instead of hiring employees, and increased printing costs; partially offset by a reduction in the cost in the settlement of claims.

Marketing expense increased $483,000 due to the Company expensing its investment in LBI to marketing expense in 2004.
Depreciation Expense:

Depreciation expense, which is computed on a straight-line method over the assets’ estimated lives, declined by $1,688 in 2004, because a majority of The Amacore Group’s assets were fully depreciated before the year began.

Other Income/(Expense):

Forgiveness of Debt

The Amacore Group negotiated a settlement with a sales consultant in 2003 which resulted in the consultant’s forgiving The Amacore Group of $112,000 in consideration of The Amacore Group’s agreeing to pay the consultant a 20% commission on all vision membership sales made by specific wholesale/agents. To date, sales through these wholesalers/agents have not commenced.

Interest Expense

Interest expense for the year ended December 31, 2004 amounted to $1,760,583 compared to $364,511 for the year ended December 31, 2003. Interest expense includes a number of components including (a) interest on our notes payable, (b) amortization of the discount on our convertible debentures, using the effective method, (c) liquidating damages on our convertible debentures for not obtaining an effective registration statement related to securities into which the debentures are convertible and (d) losses on the conversion of convertible debentures.

Interest expense on our notes payable for the year ended December 31, 2004 amounted to $190,974 compared to $364,511 for the year ended December 31, 2003. Our average note payable balances were reasonably consistent from period to period.

Amortization of the discounts on our convertible debentures for the year ended December 31, 2004 amounted to $15,291 compared to $-0- for the year ended December 31, 2003. Applying the effective interest method to the amortization of debt discounts results in increasing charges to interest expense as such discounts are amortized. Accordingly, our interest expense arising from amortization of discounts will increase through the maturity dates of the debentures, unless they are converted.

Liquidating damages for the year ended December 31, 2004 amounted to $32,300. Such charges began accruing in July 2004; therefore no comparable amounts were recorded for the year ended December 31, 2003. Liquidating damages will continue accrue at 2% of the face value of the convertible debentures until an effective registration statement for the underlying securities is achieved.

In addition to the above items, in 2004 The Amacore Group issued shares of common stock in lieu of cash and issued warrants with promissory notes which resulted in a non-cash charge to interest expense of nearly $1,522,018.

Derivative instrument income (expense), net:

Derivative instrument income (expense), net for the year ended December 31, 2004 amounted to $761,932 compared to $-0- for the year ended December 31, 2003. Derivative instrument income arises from fair value adjustments for certain financial instruments, such as warrants to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company’s common stock, and are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such derivative financial instruments are initially recorded at fair value and subsequently adjusted to fair value through charges or credits to income at the close of each reporting period.

Fair value for our option-based derivative financial instruments is determined using the Black-Scholes Valuation Model. The Black-Scholes Model requires the development of highly-subjective assumptions, such as the expected term of exercise and volatility. Changes to these assumptions may arise from both internal (e.g. contract renegotiation) and external factors (e.g. changes in the trading market value of our common stock); such changes may result in material changes to the fair values of our derivative financial instruments. The increase in the derivative instrument income noted above is largely due to the decline in the trading stock price of our common stock. Continuing declines in our trading stock price will result in additional credits to income. However, increases in our trading stock prices will result in charges to income. We will continue to adjust our derivative financial instruments to fair value until we achieve the ability to net-share settle these instruments.

Net loss:

Our net loss amounted to $(37,646,704) for the year ended December 31, 2004 compared to $(2,471,777) for the year ended December 31, 2003. The significant decline in our net loss is more fully discussed above in the details of changes in our account balances. However, the largest components of change are the substantial decrease in our consulting expenses and the recognition of positive fair value adjustments to our derivative financial instruments.

Preferred stock dividends and accretions:

Preferred stock dividends and accretions amounted to $23,017 for the year ended December 31, 2004. Our preferred stock was not issued until August 2004; therefore, there are no amounts for the preceding year. Preferred stock will continue to be accreted and cumulative dividends will continue to be recorded until either (a) the preferred stock is fully accreted to its $860,000 redemption value or (b) the preferred stock is converted into, or redeemed for, common stock.

Loss per common share:

Loss per common share amounted to ($1.83) for the year ended December 31, 2004 compared to ($0.87) for the year ended December 31, 2003. Loss per common share is calculated by dividing loss applicable to common stockholders by the weighted average number of common shares outstanding. Loss per common share does not give effect to warrants to acquire common stock and convertible securities because, while in a loss position, the effects would be anti-dilutive.

Loans to Stockholders and Officers:

As of December 31, 2004, there were no loans or advances to officers.

In 2003 The Amacore Group entered into an agreement with Clark Marcus, its Chief Executive Officer, and James Koenig, it Chief Financial Officer, for the forgiveness of indebtedness owed by The Amacore Group for deferred compensation (earned in accordance with their respective employment contracts, but unpaid) at December 31, 2002 of $424,985 and $511,654, respectively. Mr. Marcus and Mr. Koenig forgave The Amacore Group of the deferred compensation in consideration of The Amacore Group’s forgiving them of $274,984 and $8,000, respectively, owed to The Amacore Group for loans and advances that had been made to them by The Amacore Group over several years up through 2002. Any remaining amounts were eliminated by the officers’ absorbing certain expenses they incurred on behalf of The Amacore Group.

LIQUIDITY AND CAPITAL RESOURCES

JUNE 30, 2005 COMPARED TO JUNE 30, 2004

Our financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. However, we have sustained operating losses in recent years. Further, for the six months ended June 30, 2005, we have negative working capital of approximately ($5,592,000) and a net loss of approximately ($1,111,000). We have incurred substantial losses in previous years resulting in an accumulated deficit of approximately ($53,856,000). Although these factors raise substantial doubt about our ability to continue as a going concern our management has taken several actions to ensure that the Company will continue as a going concern through June 30, 2006.

The following table compares The Amacore Group’s cash flows for the six months ended June 30, 2005 and 2004:

	2005	2004
Net cash used by operating activities	$(1,072,216)	$(1,486,555)
Net cash used by investing activities	350	(275,189)
Net cash provided by financing activities	1,096,000	2,116,401

Net increase or (decrease) in cash	$24,134	$354,657

Summary information about cash flow activities for the six months ended June 30, 2005 and 2004:

From time to time, we experience cash flow shortages due to current demands of our market development and enhancement program and lack of capital resources. We have funded Amacore Group’s operations through the issuance of short-term and long-term notes payable, amounting to $1,096,000 during the first six months of 2005. All of the short-term notes, $684,000, issued during the first half of 2005 were converted to Class A common shares. In addition, during the first half of 2005, the Company received an investment of $375,000 through a financing arrangement with Divine Capital. The financing agreement was signed in March 2005 whereby Divine Capital would raise up to $1 million of three-year, six percent, mandatory convertible debentures. The debentures are convertible, at any time, into class A common stock at a conversion price equal to 75% of the lowest closing price per share for the twenty days immediately preceding the date of conversion, or as otherwise provided in the debentures.  The Company may, at its option, call for the redemption of all or part of these debentures, at any time prior to their maturity. The debentures will be issued to less than thirty-five accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D promulgated under the Securities and Exchange Act of 1933, as amended.

In January 2005, Amacore Group sold 840,000 shares of its class B common stock for $37,000.

During the first six months of 2005, the Company issued $684,000 of one-year, ten percent promissory notes to twelve accredited investors. The investors immediately converted the promissory notes into 3,381,887 shares of the Company’s class A common stock.

The Company has filed a lawsuit against one of its significant customers (a wholesaler) to enforce its rights to audit the books and records of the wholesaler with the expectation that additional revenues are due to the Company and have not been remitted to date. The Company also contacted a second wholesaler, who determined that due to system problems, the wholesaler does owe the Company an unspecified amount of enrollment fees for prior years. The Company expects to receive the fees in 2005.

The Company recorded a contingency reserve of approximately $31,000 for a legal matter in which the court ruled against the Company. The Company has appealed the case.

Although management to date has been able to manage the cash flow shortfalls without interruption to our business, there can be no assurances that necessary financing will continue to be available. Management is seeking additional working capital to satisfy daily operating requirements. There can be no assurance that such additional financing will be available at all on terms acceptable to us.

Summary information about financial condition as of June 30, 2005:

We have a working capital deficiency at June 30, 2005 of $5,592,128 compared to a working capital deficiency of $6,045,646 at December 31, 2004. Our current assets decreased $124,399, to $111,577, as of June 30, 2005. The decrease was largely due to amortizations and decreases in prepaid expenses. Our current liabilities decreased $577,927, to $5,703,705, as of June 30, 2005. Our current liabilities include $2,911,906 and $3,755,443 as of June 30, 2005 and December 31, 2004, respectively, of derivative financial instruments. These instruments, while indexed to 14,425,000 and 5,072,000 shares of our common stock at June 30, 2005 and December 31, 2004, respectively, are carried as liabilities at fair value and, for accounting purposes. The decrease in this current liability is largely attributable to the decline in our trading stock price over the reporting periods. Further declines in our trading stock price will result in decreases to this liability. However, increases in our stock price, or material changes in the assumptions underlying our valuation methodology, may result in increases in this liability; such increase could be material. We will continue to carry these instruments as liabilities until we acquire the ability to net share settle the instruments. That will occur when both (a) a registration statement covering the securities into which these instruments are indexed becomes effective and (b) we have sufficient authorized and unissued common stock to physical settle the instruments.

As of June 30, 2005 and December 31, 2004, we have convertible debentures outstanding with a carrying value of $75,011 and $23,017, respectively, which have a face value of $745,000. We are amortizing the discounts, to interest expense, over the term of the debentures using the effective interest method. Effective interest rates range from 390% to 395%. Accordingly, if not converted before maturity, these liabilities will be amortized to $745,000.

As of June 30, 2005 and December 31, 2004, we have redeemable preferred stock outstanding with a carrying value of $394,167 and $179,167, respectively, which have a redemption value of $860,000. We are accreting the discounts, through charges to retained earnings, over the redemption period using the effective method. Accordingly, if not converted or redeemed before the redemption period, these mezzanine securities will be accreted to $860,000.

DECEMBER 31, 2004 COMPARED TO DECEMBER 31, 2003:

The following table compares The Amacore Group’s cash flows for the years 2004 and 2003:

	2004	2003
Net cash used by operating activities	$(2,923,841)	$(1,103,009)
Net cash used by investing activities	(170,901)	16,933
Net cash provided by financing activities	3,100,724	1,009,405

Net increase or (decrease) in cash	$5,982	$(76,671)

We funded The Amacore Group’s operations through the issuance of notes payable, amounting to $3,040,500 during 2004. All notes issued in 2004 except $670,000, have been converted to Class A common shares. Of the $670,000, $370,000 is mandatory convertible debt convertible into Class A common shares in June 2007 which leaves only $300,000 of new issue debt as a liability.  Although management to date has been able to manage the cash flow shortfalls without interruption to our business, there can be no assurances that necessary financing will continue to be available. Management is seeking additional working capital to satisfy daily operating requirements. There can be no assurance that such additional financing will be available on terms acceptable to us.

The Amacore Group had entered into a financing agreement in December 2003 with Fordham Financial to provide equity financing and other consulting services. In October 2004, The Amacore Group and Fordham Financial verbally agreed that Fordham would return the 135,000 shares of Class A common stock previously issued to it to be cancelled, which was done.

In January 2004 The Amacore Group entered into an arrangement with the May Davis Group, an investment banking firm located in New York, to assist in raising capital for The Amacore Group. A total of $370,000 was raised in 2004 through the issuance of three-year mandatory convertible debt with an annual interest rate of seven percent (7%). The conversion price is the lesser of (a) one hundred twenty percent (120%) of the closing bid price on the closing date or (b) seventy-five percent (75%) of the lowest closing bid price during the five trading days immediately preceding the conversion date.

In addition to the new notes, discussed above, that were converted into common stock, most of the noteholders existing at the beginning of 2004 converted their promissory notes to common stock. In total, there were $4,430,860 of promissory notes and $247,889 of accrued interest converted into 9,090,555 shares of common stock. As a result of these conversions, The Amacore Group’s Notes Payable Obligations decreased from $3,334,459 as of December 31, 2003 to $1,171,950 as of December 31, 2004, which includes the $370,000 of promissory notes, discussed above, that provide for a mandatory conversion to common stock.

In August 2004, The Amacore Group raised $602,000 from the sale to Victus Capital Master Fund and Vicis Capital, L.P. of 43 shares each, or a total of 86 shares, of mandatory convertible Series C preferred stock, par value of $0.001, at a price of $7,000 per share and 400,000 five-year warrants to purchase Class A common stock at $2.40 per share, the closing bid price of The Amacore Group’s common stock on August 2, 2004. Each preferred share may be converted at any time until July 31, 2006, when conversion becomes mandatory. At the time of conversion, each preferred share shall be deemed to have a value of $10,000 and shall be convertible into common shares at the lesser of $2.88 per share or seventy-five percent (75%) of the lowest closing bid price of such shares during the five days immediately prior to the conversion. The Amacore Group agreed to file a registration statement covering the sale of up to 20,000 shares of Class A common stock for conversion of each preferred share and the shares underlying the warrants. Also, until July 30, 2006, the mandatory conversion date, each of Victus Capital and Vicis Capital has the right to purchase up to one percent of the number of equity securities issued by The Amacore Group in subsequent financing transactions, at the same price paid by the investors.

During 2004, The Amacore Group issued approximately 24,133,215 shares of Class A common stock. A total of 6,999,522 shares were issued for services that either have been or will be performed by consultants, 825,000 were issued to its officers, 937,500 shares were issued for consulting services related to the acquisition of the technology and patent rights related to the PhotoScreener™, 9,090,555 were issued upon conversion of notes payable and accrued interest and 5,898,138 shares were issued due to warrants being exercised. The resulting non-cash charge to expense resulting from the issuances of these securities in 2004 was $34,412,404.

In October 2004, The Amacore Group acquired the technology and patent rights for the PhotoScreener ™, a camera especially designed to detect vision disorders in young and even preverbal children. The technology and patent rights were acquired from the Feakins Howson Partnership for Class A common stock and future issuance of additional shares one year after the closing date. A one-year consulting contract, with compensation aggregating 750,000 shares of common stock, was also issued to Messrs. Feakins and Howson to use their technical expertise of the PhotoScreener ™ in marketing and producing the PhotoScreener ™.

The acquisition of LBI Brokerage was completed in July 2004. Pursuant to the terms of the agreement, The Amacore Group acquired 100% of all the issued and outstanding capital stock of LBI in exchange for 100,000 shares of Class A common stock and a $130,000 promissory note due June 30, 2009. LBI is a managing general agency and general agency for group health and group life insurance products. LBI’s distribution network includes general agents, third party administrators, and in some states, direct small and large group brokers. LBI’s core business is derived from its appointment as a managing general agency by Transamerica’s Worksite Marketing Division. LBI distributes Transamerica’s entire worksite product through general agencies, third party administrators and small and large group producers. LBI’s business is synergistic with The Amacore Group’s business as a discount vision program.  The investment in LBI was charged to marketing expense.

In late December 2004, The Amacore Group signed an agreement with MasterCard International, Inc., whereby MasterCard would offer its members The Amacore Group’s mail order program. This relationship strengthened our contractual relationships with certain other accounts such as United Health Programs of America, Protective Marketing Enterprises and United Networks of America, in that by agreement with MasterCard, we were allowed to afford these accounts the right to offer their members the right to participate in the MasterCard/The Amacore Group program. Management is cautiously optimistic that these relationships will contribute to revenues in 2005 and beyond.

Management also believes that The Amacore Group’s enhanced market position has afforded it the opportunity to attract highly qualified individuals such as Mitchell Freeman, as Acting Chief Operating Officer, Joe Caruso as a Sales/Marketing Consultant, the Southard Agency as our marketing agency and Dr. Jay Wiznicki as our Medical Director for the PhotoScreener

USE OF PROCEEDS

All of the shares of common stock covered by this prospectus are being offered and sold by the "Selling Security Holders." The Selling Security Holders will receive all of the sales proceeds, but will bear none of the expenses of the offering except any underwriting discounts or commissions in connection with their sales. No shares are being offered and sold by The Amacore Group and The Amacore Group will receive none of the sales proceeds; but The Amacore Group will bear all the expenses of the offering, estimated at $35,000, for registration, legal, accounting and transfer agent fees, taxes and printing.

DESCRIPTION OF BUSINESS

Our History

We were incorporated under the laws of Delaware on May 31, 1994 and are a successor by merger to Eye Care International, Inc., a Florida corporation, in March 1995. In March 2005 we changed its name to The Amacore Group, Inc. Our principal executive offices are located at 1511 North Westshore Boulevard, Suite 925, Tampa, Florida 33607 and our telephone number is (813) 289-5552.

Our Business

We market memberships in a comprehensive, national, non-insurance based, quality discount plan. The memberships entitle plan participants to obtain eye care services and products from our network of providers at rates which range from 20% to 60% below retail. We recently acquired LBI Brokerage, a managing general agency and general agency for group health and group life insurance products. We also recently acquired the technology and patent rights related to the PhotoScreener (TM), a camera especially designed to detect various disorders of the eye in young and even preverbal children.

Substantially all of our revenues are derived from membership fees paid to us by individual subscribers or sponsoring organizations that offer or purchase our vision care program to their employee members.

Less than 1% of revenues are derived from individual subscribers who are not associated with either a corporate or affinity group entity with which The Amacore Group contracts.

We are the only national discount vision network with ophthalmologists which has agreed to discount all of its medical services; management believes that The Amacore Group also is the nation's largest optometric discount vision network. Our network has providers at nearly 13,000 locations, and is comprised of over 2,000 ophthalmologic practices and approximately 11,000 optometric, optician and optical locations. Ophthalmologists, optometrists and opticians participating in our vision care network are located within reasonable proximity to all major metropolitan areas within the United States. In "Our Discount Vision Plan," every surgical procedure, including all types of laser surgeries (LASIK, RK, CO2 laser), are discounted. Our optometric network consists of both large chain companies and a wide variety of boutiques and specialty shops. Most other discount vision networks only offer discounts on optometric products and services. We also have approximately 150 provider locations, or about 1.2% of our network, outside the United States.

By having access to a full range of our services/eyewear products offered by our network of providers, at discounted rates, members of our vision care plan are able to obtain a comprehensive service/eyewear product package, including elective cosmetic surgical procedures such as LASIK or vision correction surgery, CO2 laser skin resurfacing or wrinkle removal surgery and other laser surgical procedures performed by ophthalmologists. These generally expensive elective procedures are traditionally not covered by insurance or Medicare. The procedures covered by Medicare are referred to as “coded” procedures and procedures not covered by Medicare are referred to as “non-coded” procedures. . Our members can obtain “non-coded” elective procedures from our providers at a discount of 20% from an ophthalmologist's usual and customary rate. We believe our negotiated rates with ophthalmologists exceed the lowest negotiated rates afforded to insurance carriers for all Medicare coded procedures. Our non-Medicare eligible members receive a 20% discount from the Medicare allowable fee schedule. For all non-coded, elective procedures, all members receive discounts of 20-25% below an ophthalmologist's usual and customary rates. All of our members not eligible for Medicare may receive greater discounts for surgical procedures that are typically covered by Medicare, such as cataract surgery, since the 20% discount applies to the Medicare allowable rate for procedures rather than the ophthalmologist's usual and customary rate, which generally is significantly higher. Although individuals eligible for Medicare participate in our vision care program, they only receive discounts on surgical procedures not covered by Medicare.

Our providers offer eyewear products to our members at nationally listed wholesale prices, plus a $30 to $50 dispensing fee paid to the provider. This generally creates a savings in the range of 40% to 60% from retail prices. We also offer a mail order program through which members of our vision care network may order replacement contact lenses and designer or non-designer sunglasses at savings ranging from 20% to 50%.

Industry Overview

According to an industry publication, the total United States retail vision care market, including services, exceeded $22.8 billion in 2002, with an average growth rate of 2.5%. The breakdown of the retail market is as follows:

Optical Retail (sales from all optical retail locations)	$16.2 billion
Eye Exams (excluding retail locations)	$3.6 billion
Sunglasses/Clips (excluding retail locations)	$1.8 billion
Refractive Surgery (excluding retail locations)	$600 million
Over-the-Counter Readers (excluding retail locations)	$400 million
Contact Lenses (excluding retail locations)	$200 million

TOTAL	$22.8 billion

With an estimated 50% of the United States population currently requiring vision correction and with significant expected growth, due primarily to the aging population, management believes the vision care market is poised for explosive growth rates in the near future. Of the approximately 164 million individuals who require vision correction, approximately 130 million require glasses, a need which is not necessarily eliminated by the use of refractive surgery.

Prior to 1958 there was no viable vision care product available to the public. However, the establishment of a not-for-profit organization, based in California and operating under a prepaid approach, filled this void. Until the early 1980's, this organization had sole control of this niche market, while competing with traditional indemnity vision plans offered by the Blue Cross/Blue Shield organization and a few other insurers. By the 1980's, more rapid changes were beginning to take place in the benefits field and the healthcare system itself. Along with these changes, the first vision care preferred provider organization, or PPO, was established. This was the first vision care plan offering based upon a contractual relationship, other than prepaid or indemnity, with the providers of vision services. Over the last five years, we believe this particular type of PPO relationship has developed into the most popular and fastest growing vision benefit alternative in the United States.

Vision benefits are continuing to grow, as more and more marketers, administrators and insurance carriers are automatically including vision benefits in their employee package offerings. Employers and healthcare administrators provide a vision benefit not only to attract new employees but also to retain employees.

The Market

Major market targets for the vision industry include children and young adults (25 and under), the growing population of aging Baby Boomers, and international opportunities.

Approximately 50% to 60% of the United States population, or 164 million, is known to need corrective eyewear. More specifically, the aging of America reflects a growing increase in a population requiring some form of vision correction. Fifty percent of the United States workforce is over 40, the age when the need for near vision correction (presbyopia) usually begins. The prescription a person gets at 40 will most likely need to be changed a minimum of two times before the age of 50. Medicare does not cover these costs, with the exception of providing a single pair of glasses per lifetime and then only after surgery.

Children are also a key target when it comes to the necessity for vision assessment. Studies have shown that 50% of all cases of adult blindness are generally preventable up to the age of 12. There are a growing number of states that have come to the realization that an eye exam is critical for children prior to entry into the first grade. Legislation is pending in several; states, and Kentucky is the only state to have enacted a law, requiring children to have an eye exam as opposed to a screening before entering school.

The Los Angeles Times reported that in a survey of three elementary schools, over 50% of all the children have been shown to require corrective eyewear; most of these children do not have access to such care. Also, approximately 50% of the working population require corrective lenses. Additionally, along with the development of technological advancements, the workplace has become a centerpiece for recently seen vision problems. The condition known as Computer Vision Syndrome ("CVS") has now reached widespread levels. Fourteen percent (14%) of all optometric visits reportedly are prompted by complaints of CVS. Employers are now placing more emphasis on the role of preventative healthcare, including that of preventative vision care.

In 2002 the contact lens market was approximately a $2.8 billion industry. Of the approximately 50% to 60% of Americans who require corrective eye wear, approximately 20% use contact lenses; of the 20%, approximately 85% use soft lens (soft lens users incur frequent purchases of replacement lens); the average contact lens wearer spends approximately $350 to $750 per year on contact lenses.

Companies in the field of laser surgery (including PRK and LASIK) also continue to make significant progress in the development of laser systems that can improve patient results, decrease recovery time, and broaden the market for surgical vision correction. Laser-assisted vision correction procedures are predicted to approach 3 million by the end of 2004. These procedures are not covered by traditional insurance programs, but are covered by our plan.

Our Target Market

We market our discount vision care plan to corporations for their employees, large sales organizations (such as insurance companies and sellers of multi-discount programs that include our discount vision plan as part of their programs), and affinity groups created because of a common relationship or interest, such as religious, fraternal, trade and professional organizations. We are involved in all stages of product development, from training individual sales agents to the design and implementation of a specific marketing program at the corporate and affinity group level. These organizations can either purchase our discount vision care plan for, or offer it to, their employees or members as a supplement to existing health care insurance plans or other benefit programs or as a stand-alone benefit. Sponsors of healthcare programs, including other discount vision plans, may secure for their members the right to use the providers in our vision care network.

Our Discount Vision Plan

Our discount vision plan is sold to consumers for a fee through either retail or wholesale channels. We provide our members access to discounted vision products and services through our provider network of ophthalmologists, optometrists and optical outlets. We also offer our members a mail order segment of the discount vision plan. We have negotiated low rates with ophthalmologists which we believe exceed discounts provided to large insurance carriers; for all coded procedures recognized by Medicare as necessary; our members who are non-Medicare eligible patients receive a 20% discount from the Medicare allowable fee schedule. For all non-coded, elective procedures, all members receive discounts of 20-25% below an ophthalmologist's usual and customary rates.

Member benefits (with automatic full family coverage) are as follows:

  One free eye exam per year per family
  Substantial discounts on subsequent eye exams
  Substantial discounts on vision care products purchased from provider locations, including frames, lenses, contact lenses and sunglasses
  Substantial discounts on elective and non-elective medical and surgical procedures including refractive surgery and laser skin resurfacing
  Substantial discounts on replacement contact lens as well as designer and non- designer sunglasses, safety glasses and other sundry items purchased directly from us through our mail order program

OUR MAIL ORDER PROGRAM

We market at significantly discounted prices select products, including contact lenses, sunglasses and other sundry products, and a wide range of non-eyewear products directly to our members by partnering with wholesale suppliers. Our responsibility is limited to order taking and collection at the time of order. Our vendor-partners are responsible for fulfillment and delivery. We receive commissions of 10% on all gross products sales under currently negotiated agreements.

Our relationship with our vendor partners provides significant benefits to the manufacturers and distributors of various products by helping them reach large numbers of consumers since our discount vision plan is designed to attract consumers to our mail order program. Members of our discount vision plan benefit by their ability to purchase products and services through our mail order program, at discounted prices and with delivery directly to their homes.

Providers

Our national vision care network offers its members access to ophthalmologists who discount all of their services. Our network includes over 2,000 ophthalmic locations and almost all of our participating ophthalmologists are either Board Certified or Board eligible for certification. Ophthalmologists participating in our network discount their usual and customary fees by 20% for procedures not coded by Medicare. Each ophthalmologist establishes his own usual and customary rates for elective surgical procedures. Members in our vision care plan can compare the rates charged by participating ophthalmologists with those of other ophthalmologists in the same area by asking those other ophthalmologists for the rates they charge for performing the same surgical procedures. We do not offer rate comparisons or provide members with advice concerning the rates charged by participating ophthalmologists or any others. Medicare coded procedures are discounted by 20% off of the Medicare allowable rate for members not eligible for Medicare. Members eligible for Medicare pay the Medicare allowable rates for Medicare coded procedures.

We also have entered into contracts with the sellers of other health care plans whereby we are either the vision component of such plans or a supplemental part of such other plans. An arrangement where our discount vision plan is automatically included in health plans of others provides us with revenue and access to millions of participants; we are paid an access fee for allowing the health plan members to seamlessly use a portion of our plan, but we do not assume any risk of loss.

Marketing

We provide access to the our discount vision plan to consumers through relationships with various retail and wholesale channel partners, including large employers groups, insurance providers, medical plan packagers, trade and industry groups and affinity organizations. We target organizations with greater than 100,000 lives as their primary wholesale targets through various marketing arrangements which include non-private label, co-branding, and private-label arrangements. Our fee varies depending upon the type of transaction, i.e., retail and/or wholesale; the type of sale, i.e., voluntary offer and/or automatic inclusion; and the size of the group.

Over the first two and one-half to three years of operation following inception in 1994, we concentrated our efforts on the development of our vision care network, particularly the establishment of the first national discount network of ophthalmologists who would agree to discounts on all of their services. The process of building out the ophthalmologic portion of the network proved to be considerably more difficult and time consuming than initially anticipated by management. Management believes that this was primarily due to the general perception at the time that managed care and insurance would continue to dominate the health care industry and ophthalmologists' reluctance to enter into discount arrangements. The perception of the prevailing health care model changed slowly over time. Management believes that it took approximately eight years to construct what it believes to be a dominant ophthalmic network; one capable of withstanding intrusion by competitors and one capable of adequately servicing The Amacore Group's target markets. By contrast, The Amacore Group's optometric network developed considerably faster, thus, providing The Amacore Group with the opportunity of market introduction prior to a time when its ophthalmology network was sufficient to service the ultimate target market of The Amacore Group. Throughout the process, The Amacore Group was thus able to commence the marketing of its plan to certain employer organizations, including major corporations and small to medium-sized business acceptability of our plan and to establish relationships with large national sales and benefit consulting organizations, insurance companies, health maintenance and preferred provider organizations and third party administrators.

It was, and remains, our belief that once we established market acceptability of our plan, it would ultimately be marketed primarily through health care consultants and other organizations marketing health care programs at retail and, to a much lesser extent, our own sales efforts. We believe this strategy has proven, and will continue to prove, itself to be effective, especially in view of our what we consider to be our unique position in the vision care industry as being easily "affordable" at both a wholesale and retail price levels, and also as a result of our continued position as the only national discount vision plan combining the services of ophthalmologists with optometric providers.

Through this marketing strategy, our discount vision plan is marketed, directly and indirectly, to businesses, affinity groups, individuals and packagers of other health care programs. It may be offered as a supplement to already existing forms of health care coverage or may be purchased on a free-standing basis. A corporation or individual need not have insurance coverage to access our plan. Also, because our provider network is "national," our plan can usually match all of the geographic requirements of any national insurance program and meet the needs of migratory populations, such as retirees. We believe these features make our plan particularly attractive to large health care insurance companies, health maintenance and preferred provider organizations and other packagers of various health programs that market their health care programs over a large geographical area.

As part of our marketing efforts, we work closely with our customers' internal benefits departments on the design and implementation of a specific marketing program. Once the "sale" is made, we generally receive from our customer a computer disk with all of the pertinent personnel information (name, social security or identification number and address) of the employees/members and/or retirees who will be covered by the plan. We are then able to upload all of this information and within approximately ten business days send out customized "Welcome Packs" which outline the benefits of the plan as well as furnish a list of providers in the new member's zip code. The "Welcome Pack" also includes a personalized membership card, listing the member's name, identification number and plan expiration date. Depending on the requirements of our customer, we either send the "Welcome Packs" directly to the individuals or bulk ship them to a designated location for distribution by the customer.

When marketed as a stand-alone product, we maintain two pricing structures: an individual/family annual membership price of $79.00 and a corporate/affinity group annual membership price of $28. We have a "sliding scale" purchase price ranging from $16 to $28, in order to provide discounts to large quantity purchasers of our plan. A membership can be cancelled at any time during the first thirty days with a full refund; however, refunds have historically occurred well below the one percent level. In addition The Amacore Group guarantees that if a member uses the membership in good faith during the membership period and does not save at least as much as the membership fee, we will refund the difference. Historically, requests for refunds are rare. Additionally, we maintain a "private label" pricing structure. When our plan is sold through an existing insurance agency or packager, the insurance agency or packager incurs practically no additional overhead. We believe this feature enhances the attractiveness of our plan to such selling entities by providing them with a relatively inexpensive product that fills an otherwise overlooked need in health care. There are no record-keeping burdens on the corporate/affinity group customers since we handle all clerical and administrative functions.

We intend to strengthen and broaden our overall marketing efforts by:

  establishing a dedicated regional support staff that will work directly with our independent sales agents, corporate/affinity accounts and marketing partners to facilitate and encourage sale of our vision plan instituting targeted public relations campaigns on both national and local levels enhancing promotional support programs, including image promotion and sales incentive establishing and maintaining, through personnel and computer software programs, the capability of functioning as a third party administrator, either through the establishment of a wholly-owned subsidiary or otherwise

Competition

We compete in the highly competitive field of health care services against established organizations, including other discount vision plans, insurance-based vision plans and health maintenance and preferred provider organizations that provide group health care on a discount basis to their members. Although these types of organizations represent competition, they also represent a viable market for the sale of our vision care plan since our discount vision care plan can be sold as a supplement to an existing, but smaller (less locations) program or a discount vision plan that does not include the medical services of ophthalmologists. We also compete, to a lesser extent, against individual ophthalmologists who do not offer discounts to their patients but who may have a loyal patient base. Our success in the marketplace will depend, in part, upon our ability to attract and retain a large number of ophthalmologists in our network.

Our primary competitors include national insured and discount programs. There are two primary types of national programs in place in the United States. The typical discount model offers its members significantly reduced pricing on optometric services which are limited to eye exams and related products; the ophthalmologic services offered, if any, are limited to discounts on LASIK surgery. The typical insured model provides limited vision coverage through co-pays on both eye exams and products provided by in-network providers. The insured model typically does not cover elective procedures.

As part of our marketing strategy, we seek to attract our competitors as customers since our program includes ophthalmologists who discount all of their services substantially below Medicare allowable rates and which rates are usually substantially below the rates that our competitors have been able to negotiate.

We believe we have number of competitive advantages over all other vision care plans because:

  We offer the only national discount eye care/eyewear network that combines ophthalmologic and optometric services on a discount fee-for-service basis. No other national discount program offers a full range of ophthalmologic services, all of which are discounted. All of our participating ophthalmologists contract exclusively with us and agree not to provide their services to any other national, non-insurance based, discount fee-for-service network. Our network is the largest national discount vision network in the United States.

  All our programs provide one free eye exam per family membership.
  We offer a discount on traditionally non-covered surgical procedures, such as LASIK vision correction surgeries, CO2 laser skin resurfacing or wrinkle removal surgery and other laser surgical procedures.
  We market to major insurance companies, health maintenance and preferred provider organizations, which may offer our vision plan as part of, or as a supplement to, their existing health care programs.
  Our network is not dependent on any one or several retail chains. Our national network of eye wear providers gives members the convenience of having a provider nearby and protects both our members and us from loss of service because of retail closures.
  We do not require that our corporate customers attain minimum employee participation to implement the plan.
  We have a mail-order program for replacement contact lenses and sunglasses at wholesale prices.
  We have exclusive direct contracts with 100% of our ophthalmologists and non-exclusive direct contracts with approximately 95% of the optometric locations in our network. Direct contracts have a positive impact on our ability to handle customer or provider grievances. Although rare, customer grievances are generally of the nature of the provider's staff not recognizing The Amacore Group's membership card, usually due to staff turnover at the provider's location. Because of our ability to work with the provider, as opposed to working through a third party having direct contractual relationships with the providers, we are able to expediently resolve grievances, usually to the member's satisfaction.

Government Regulation

Since our program is a point-of-service discount plan, and not insurance, there are no specific industry regulations of federal or state governments that apply to us.

Employees.

As of December 31, 2004, we had twelve full-time officers and employees.

DESCRIPTION OF PROPERTY

Our executive offices are located at 1511 North Westshore Boulevard, Suite 925, Tampa, Florida 33607 and our telephone number is (813) 289-5552. We lease these facilities, consisting of approximately 4,400 square feet, pursuant to a lease that expires on June 30, 2006, at a monthly rental of $10,158.05. Our current rental rate is $23.92 per square foot until June 30, 2005 and will increase to $24.88 per square foot until June 30, 2006. Our lease does not include a renewal option after June 30, 2006. We consider these facilities to be adequate for the foreseeable future.

MANAGEMENT

The following is a list of our current directors and executive officers:

Name	Age	Position
Clark A. Marcus	63	Chairman, President, Chief Executive Officer and Director
James L. Koenig	58	Acting Chief Financial Officer, Secretary and Director
Arnold Finestone, PhD.	74	Director
William H. Koch, M.D.	66	Director
Sharon Kay Ray	47	Director
John A. Schild	65	Director
Arthur Yeap	49	Director

All our directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified and all executive officers hold office at the discretion of the Board of Directors.

CLARK A. MARCUS, one of our founders, has served as Chairman of the Board and Chief Executive Officer since May 1994. He also has served as President since February 1996. Mr. Marcus had been a practicing attorney, since 1968, and was senior partner in the New York law firms of Victor & Marcus and Marcus & Marcus.

JAMES L. KOENIG has been Secretary and a Director since February 1996. He was Senior Vice President and Chief Financial Officer from February 1996 until August 16, 2004, when he retired. In April 2005, he assumed the role of Acting Chief Financial Officer until The Amacore Group hires a permanent CFO. Prior to joining The Amacore Group in December 1994, as an independent sales agent, he served in various accounting/management positions in the utilities industry, including Tampa Electric Company where he was at various times from 1984 Assistant Controller, Director of Audit Services and Director of Regulatory Affairs.

ARNOLD FINESTONE, PHD. has been a Director since April 2001. Dr. Finestone is a business management consultant. From 1970 to 1988, he served in various executive positions with affiliates of Dart & Kraft, Inc., including President of its Dartco subsidiary engaged in marketing and manufacturing high performance engineering plastics for consumer and industrial uses and Executive Vice President of its Chemical-Plastics Group. From 1957 to 1970, he was Vice President and Director of Planning, Development and Marketing, of Foster-Grant, Inc.

WILLIAM H. KOCH, M.D. has been a Director since February 1996. He is a psychiatrist and child development specialist. He is the founder and Director of Parent and Child Services, Inc., The Parent and Child Consultation Services, and the "School for Parents." He is a former faculty member of the College of Physicians and Surgeons and a former Special Consultant to Child Protective Services in New York City. Dr. Koch also is an author, lecturer and consultant.

SHARON KAY RAY, one of our founders, has been a Director since May 1994. Since March 1989, she has served as regional marketing representative for Novo Nord is Pharmaceuticals, a multi-national pharmaceutical company, and a special marketing consultant for other companies.

JOHN A. SCHILD has been a Director since June 2000. He has been the Director for the Work Related Benefits Program/Family Independence Administration/City of New York since 1998 and was the Site Manager from 1991 to 1998.

ARTHUR YEAP has been a Director since April 2001. Since 1983, Mr. Yeap has been Chief Executive Officer of Novo Group, consultants and manufacturers of consumer audio and video products for professional use. He also has been a principal investigator on the staff of the University of California at Berkley, engaged in research for advanced military and consumer uses for the Internet. From 1996 to 1999, he was Director of Marketing, Consumer Products, for ITV Corp. From 1995 to 1996 Mr. Yeap was Chief Engineer for "WYSIWYG" networks.

SCOTT CARSON was Executive Vice President and Chief Financial Officer from August 16, 2004 through March 31, 2005, at which time the employment agreement was mutually severed.

Meetings and Committees of the Board of Directors

The Board of Directors has established an Audit Committee. Dr. Arnold Finestone and Arthur Yeap, independent directors, are the current members of the Audit Committee. Dr. Finestone is the audit committee financial expert. The Audit Committee recommends engagement of The Amacore Group's independent auditors, is primarily responsible for approving the auditing and non-auditing services performed by the independent auditors and for reviewing and evaluating our accounting principles and system of internal accounting controls.

The Board of Directors does not have an option committee or a nominating committee, the functions of which are performed by the entire Board.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to, earned by or accrued for our Chief Executive Officer and our other most highly compensated executive officers for the fiscal years, ended December 31, 2002, 2003 and 2004. No compensation was paid to, earned by or accrued for any executive officer plan for stock options, restricted stock or stock appreciation rights or pursuant to any long-term incentive plan.

Annual Compensation (3)

Name and Principal Position	Year	Cash Compensation	Other Compensation	Bonus

Clark Marcus Chief Executive Officer and President	2002	$ 30,625	$ 282,143(1)
	2003	$ 207,434	$ 549,834(1)
	2004	$426,389	$111,710(1)	$2,211,250 (4)

James L. Koenig Senior Vice President, Chief Financial Officer (retired August 16, 2004) and Secretary	2002 2003 2004	$ 16,584 $109,663 $250,381	$ 210,907(2) $184,686(2) $99,083(2)	$71,250 (4)

(1)
Includes auto allowance of $6,000 for each year; deferred compensation (compensation earned in accordance with employment agreement, but not paid) of $276,143 for 2002, $268,850 for 2003 and $105,710 for 2004, and forgiveness of debt of $274,984 in 2003.

(2)
Includes auto allowance of $6,000 for each year; deferred compensation (compensation earned in accordance with employment agreement, but not paid) of $204,907 in 2002, $170,686 in 2003 and $93,083 in 2004, and forgiveness of debt of $8,000 in 2003.

(3)	There was no Long-Term Compensation for officers.

(4)	Represents fair value of 775,000 shares and 25,000 shares granted to Mr. Marcus and Mr. Koenig, respectively.

Stock Option Plan

In May 1997, the Board of Directors adopted, and our stockholders approved, The Amacore Group, Inc. 1997 Stock Option Plan. The plan is to be administered by the Board of Directors or a committee of the Board. Pursuant to the plan, options to purchase 750,000 shares of Class A common stock may be granted to directors, employees (including officers) and consultants. To date, no options have been granted under the plan and no stock options or stock appreciation rights were outstanding at December 31, 2004.

Equity Compensation Plan Information

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	750,000	0	750,000
Equity compensation plans not approved by security holders	0	0
Total	750,000	0	750,000

Employment Agreements

Clark Marcus serves as our Chief Executive Officer pursuant to an employment agreement which expires in September 2008. The agreement provides for a salary of $150,000 per annum, increased by an amount equal to the greater of 15% of the prior year's salary or the increase in the consumer price index for the Tampa, Florida area, plus a bonus beginning at 3% of pre-tax profits in any year that our revenues exceed $1 million and increasing up to 7% of pre-tax profits in any year that revenues exceed $4 million. We may terminate his employment for gross misconduct in the performance of his duties. If Mr. Marcus' employment is terminated within 12 months following a change in control, as defined, Mr. Marcus will receive his salary, bonus and additional compensation for a period equal to the greater of the remainder of the term of the employment agreement or 3 years.

James L. Koenig served as our Senior Vice President and Chief Financial Officer, until August 16, 2004 when he retired, pursuant to an employment agreement that would have expired in February 2008; he has continued as Secretary and in April 2005 assumed the position of Acting Chief Financial Officer until The Amacore Group hires a permanent CFO. The agreement provided for a salary of $125,000 per annum, increased by an amount equal to the greater of 10% of the prior year's salary or the increase in the consumer price index for the Tampa, Florida area, plus a bonus of 3% of our pre-tax profits in any year that our revenues exceed $1 million. As a result of Mr. Koenig’s retirement as Senior Vice President and Chief Financial Officer, his employment contract is no longer in effect; however the three year non-compete provision of the employment agreement continues in effect as long as he is employed. The Amacore Group is obligated to pay his deferred compensation totaling $222,467 when it has the ability to do so. Mr. Koenig has agreed to an annual salary of $156,000 effective January 1, 2005.

Each of Messrs. Marcus and Koenig entered into an agreement with us which provides that, for a period of three years following termination of his employment, he will not engage, directly or indirectly, in a business within the United States that markets products or services the same as, similar to, or competitive with, our products or services, whether fully developed or in the development stage; solicit or accept business from any entity within the United States which is or was a customer of ours during his tenure with us, if such business involves one of our products, or solicit the employment of, hire or cause any other entity to hire, any of our employees.

In May 2004, The Amacore Group’s Board of Directors granted 775,000 shares of its class B common stock to Mr. Marcus and 25,000 shares to Mr. Koenig in recognition of their diligent work during the past years.

CERTAIN TRANSACTIONS

In March 2003, Clark Marcus and James L. Koenig forgave The Amacore Group deferred compensation (earned but unpaid) for fiscal years 2000, 2001 and 2002 of $426,484 and $511,654, respectively, leaving deferred compensation of approximately $100,000 owing to Mr. Marcus and zero to Mr. Koenig. The Amacore Group also owes Mr. Marcus and Mr. Koenig deferred compensation for the years 2003, 2004 and the six months ended June 30, 2005 of $355,187 and $254,022, respectively. The deferred compensation does not bear interest. Also, in March 2003, The Amacore Group forgave Mr. Marcus and Mr. Koenig of indebtedness for loans of $274,984 and $8,000, respectively.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information concerning the beneficial ownership of our common stock as of June 1, 2005 by (i) each stockholder known by us to be a beneficial owner of more than five percent of the outstanding common stock; (ii) each executive officer and director; and (iii) all directors and officers as a group.

	Amount and Nature Of Beneficial Ownership (1)		Percentage of Common Stock Beneficially Owned (2)
Name	Class A Common Stock	Class B Common Stock	As a % of All Common Stock	As a % of All Class A	As a % of All Class B

Clark Marcus (3)	-	2,583,060	7.0%	-	38.0%
Sharon Kay Ray (3)	150,000	24,640	*	*	*
James L. Koenig (3)	-	1,173,882	3.2%	-	17.3%
William Koch (3)	137,548	5,000	*	*	*
John A. Schild (3)	117,800	-	*	*	-
Arnold Finestone (3)	146,390	-	*	*	-
Arthur Yeap (3)	128,096	-	*	*	-
Omnifirst Capital (Joe Caruso) (4) (6)	2,500,000	-	6.8%	8.4%	-
Jana Corporation (Steve Kaye) (5) (6)	1,212,500	2,840,000	11.0%	4.1%	41.7%
All officers and directors as a group (7 persons)	679,834	3,785,582	12.2%	2.3%	55.6%

 _______________________________
*    Less than 1%

(1)     Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to beneficially own any shares that such person has the right to acquire within 60 days after June 1, 2005.

(2)     Calculated as a percentage of the total number of shares of common stock issued and outstanding without respect to voting power. Each share of class B common stock is entitled to five votes per share, as compared to one vote per share of class A common stock. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on June 1, 2005, any shares, which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person. As of June 1, 2005, we had 29,883,140 shares of class A common stock outstanding and 6,802,802 shares of class B common stock outstanding, or a total of 36,685,942 shares of common stock outstanding, including 4,832,090 warrants available to be exercised.

(3)     Address is c/o The Amacore Group, Inc., 1511 North Westshore Boulevard, Suite 925, Tampa, Florida 33607.

(4)     Business Address: Laurel Creek Atrium Center, Suite 1285, Moorestown, NJ 08057.

(5)     Business Address: 624 Ontario Street, Tampa, FL 33606.

(6)     The person named in parentheses has voting and investment powers.

SELLING SECURITY HOLDERS

The following table contains the name of each Selling Security Holder and sets forth, as of November 1, 2005 the amount and percentage of shares of Class A common stock beneficially owned by each before the offering, the amount of shares offered by each, and the amount and percentage of shares to be beneficially owned by each after the offering (assuming all shares offered are sold). Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Shares of common stock subject to options, warrants, conversion or other rights to purchase that are currently exercisable or exercisable within 60 days of November 1, 2005 are deemed outstanding for computing the percentage of shares owned by each Selling Security Holder holding such options, warrants, conversion or other rights, but are not deemed outstanding for computing the percentage of shares owned by any other Selling Security Holder. The name of the natural person with voting or investing control over Selling Security Holders that are not natural persons is indicated parenthetically. Unless otherwise indicated, each Selling Security Holder possesses sole voting and investment powers with respect to the shares beneficially owned.

During 2004, The Amacore Group entered into consulting agreement with Selling Security Holders Jana Corporation and a verbal consulting agreement with OmniFirst Capital Corp., to assist us in furthering our financial and business plan, including expansion of our business. As an inducement, The Amacore Group issued 2,000,000 shares of our Class A common stock to Jana Corporation and granted 2,000,000 and 2,500,000 warrants to Jana Corporation and OmniFirst Capital, respectively, to purchase shares of our Class A common stock at an exercise price of $.01 per share.

SELLING SECURITY HOLDERS

	Selling Security Holder (2)	Common Stock Beneficially Owned Before Offering (1)		Shares of Common Stock Being Offered in the Offering	Common Stock Beneficially Owned After Offering (1)	Percent After Offering (1)

	Clifton Bell	104,166		54,166	50,000	*
	Rodney Guthrie	406,249		208,333	197,916	*
	Joseph Darling	100,000		50,000	50,000	*
	Brian Mirman	740,530		640,530	100,000	*
	David Poindexter	265,054		265,054	-	*
	Herbert Coe	185,000		145,000	40,000	*
	Joseph Sanders	558,892		253,108	305,784	*
	Grant Bettingen	15,200		15,200	-	*
	Raymond & Rose Sanders	10,000		10,000	-	*
	Eric Weston	65,000		50,000	15,000	*
	Edward Braunstein	309,190		203,000	106,190	*
	Margaret Husted	5,000		5,000	-	*
	Mitchell Freeman	705,112		500,000	205,112	*
**	Arthur Yeap	178,096		50,000	128,096	*
	Katzman Grandchildren Trust (Eva Katzman)	401,720		218,000	183,720	*
	Norman Clements	10,000		10,000	-	*
**	Clark A. Marcus	2,583,060		1,750,000	833,060	1.4
	Omnifirst Capital Corp. (Joe Caruso)	2,652,505		152,505	2,500,000	4.1
	Jana Corporation (Steve Kaye)	2,000,000		2,000,000	-	*
	Jana Corporation (Steve Kaye)	506,200		506,200	-	*
**	James L. Koenig	1,173,882		500,000	673,883	1.1
**	Sharon K. Ray	174,640		150,000	24,640	*
**	William Koch	142,548		125,000	17,548	*
	Stonehedge, Inc. (Gary Morgan)	400,000		400,000	-	*
	John Murray	627,381		627,381	-	*
**	John Schild	50,000		50,000	-	*
**	Arnold Finestone	100,000		100,000	-	*
	Burrs Corporate Center LLC (Tim Stevens)	500,000		500,000	-	*
	TimeZoneOne (Richard McDonald)	214,318		214,318	-	*
	Patrick McInally	1,319,316		1,075,000	244,316	*
	E. Jay Force	85,000		85,000	-	*
	Phillip Anthony Faicco	15,000		15,000	-	*
	Harry Witt	334,524		334,524	-	*
	Jairo Estrada	50,000		50,000	-	*
	Baringer S. Athwal	716,269		716,269	-	*
	Catherince Habib	35,000		35,000	-	*
	Elizabeth Gannon	120,000		120,000	-	*
	ComprehensiveCare (Mary Jane Johnson)	125,000		125,000	-	*
	Victus Capital/Vicus Capital (Richard Han)	2,120,000	(3)	2,120,000	-	*
	Ronald Horner	600,000		600,000	-	*
	Robert Sauter	333,340		333,340	-	*
	Jon Cummings	500,000		500,000	-	*
	Ralph Glasgal	300,000		300,000	-	*
	Kenneth Rogers	400,000		400,000	-	*
	Glenn Keyser	300,000		300,000	-	*
	Connie Dial	600,000		600,000	-	*
	Kerry Goodman	500,000		500,000	-	*
	Edmund Tennennhaus	1,900,000		1,900,000	-	*
	Robert Feuchter	198,750		50,000	148,750	*
	Michael & Debra Gonzalez	285,714		285,714	-	*
	Bluegrass Farm Partners, Inc. (John Stuart)	142,857		142,857	-	*
	Kerin Partners (Kenneth McKinnon)	25,000		25,000	-	*
	Joseph Caruso	147,059		147,059	-	*
	Crescent Fund, LLC (Janette Diller)	200,000		200,000	-	*

Selling Security Holder (2)	Common Stock Beneficially Owned Before Offering (1)	Shares of Common Stock Being Offered in the Offering	Common Stock Beneficially Owned After Offering (1)	Percent After Offering (1)

Danielle Hughes	250,000	250,000	-	*
Jason Goldstein	750,000	750,000	-	*
Robert Duch	500,000	500,000	-	*
The Bonny Goldstein Revocable Trust	400,000	400,000	-	*
Greta Gail Hughes Revocable Trust	800,000	800,000	-	*
The Troy & Jennifer Revocable Trust	2,000,000	2,000,000	-	*
James Matthew	400,000	400,000	-	*
Terry & Carol Conner	500,000	500,000	-	*
Lance Adams	500,000	500,000	-	*
Neil Jones	1,000,000	1,000,000	-	*
Ronald S. Sheldon Living Trust	500,000	500,000	-	*
J. Michael Moyer	500,000	500,000	-	*
Scott & Robin Hughes	400,000	400,000	-	*
Bill Peare	500,000	500,000	-	*
James A. Kerin	50,000	50,000	-	*
Southard Communications (William Southard)	100,000	100,000	-	*
Parkers Creek LLC (Tim Stevens)	400,000	400,000	-	*
Monarch Holding LLC (Tim Stevens)	400,000	400,000	-	*
Eric Littman	20,000	20,000	-	*
James H. Hammond, Jr.	250,000	250,000	-	*
Martin Geliebter	120,000	120,000	-	*
Donald Epstein	120,000	120,000	-	*
Steven D. Segal	50,000	50,000	-	*
Marina Kats	50,000	50,000	-	*
Howard Katkov	178,054	100,000	78,054	*
John Krowiak	336,710	180,000	156,710	*
Sheldon Cohen	100,000	100,000	-	*
Robert A. Oppenheim	100,000	100,000	-	*
Lawrence M. King, Jr. M.D.	150,000	150,000	-	*
Dunhill Capital, Inc.	3,305,786	3,305,786	-	*
Herbert Nevyas	533,333	533,333	-	*
Neil H. Robinson	133,333	133,333	-	*

Total Shares	41,933,788	35,875,010	6,058,778

(1)	Assumes all shares being registered have been issued and are sold. Total shares outstanding used to compute percentages is 60,675,629.
(2)	The person named in parentheses has voting and investment powers.
(3)
Includes warrants to purchase 400,000 shares of common stock, and 1,720,000 shares resulting from the conversion of 86 shares of Series C convertible preferred stock (with a value of $10,000 per share for conversion purposes) at an assumed rate of $0.50 per share.

* less the one percent.
** Officer and/or director
PLAN OF DISTRIBUTION

The shares of Class A common stock covered by this prospectus may be sold from time to time by the Selling Security Holders directly to one or more purchasers or through brokers or dealers who may act as agents or as principals, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. Any compensation received by agents, in the form of commission or discount, and any profit realized by principals upon resale may be deemed "underwriting compensation" under the Securities Act of 1933 and the Selling Security Holders and any brokers or dealers acting in connection with the offering and sale of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. We know of no existing arrangements between the Selling Security Holders and any broker or dealer relating to the sale or distribution of the shares.

We have informed the Selling Security Holders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales; that they must deliver a copy of this prospectus when offering and selling their shares; that they must comply with the antifraud provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934; and that they must notify The Amacore Group when their participation in the distribution is over and completed.

The estimated expenses to be incurred by us in connection with this offering are as follows:

SEC registration fee	$2,500
Printing costs	1,000
Legal fees	28,600
Accounting fees	3,000

Transfer Agent fees	0
Total	$35,100

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue an aggregate of 120,000,000 shares of common stock, par value $.001 per share, 100,000,000 of which are designated as Class A common stock and 20,000,000 of which are designated as Class B common stock. As of November 1, 2005, 37,189,486 shares of Class A common stock and 5,302,802 shares of Class B common stock were issued and outstanding.

Voting Rights. Holders of Class A common stock are entitled to one vote per share on all matters upon which shareholders are entitled to vote, including the election of directors. Holders of Class B common stock are entitled to five votes per share on all matters upon which shareholders are entitled to vote, including the election of directors. Holders of the shares of Class A common stock and Class B common stock vote together as a single class on all matters. Class A common stock and Class B common stock are otherwise identical in all other respects. Holders of our common stock do not have subscription, redemption or preemptive rights.

Dividends. Subject to the rights of holders of preferred stock, holders of Class A common stock and Class B common stock are entitled to receive dividends when, as and if declared by the Board of Directors. We do not expect to pay dividends on our common stock in the foreseeable future, and intend to retain earnings, if any, to finance our operations.

Liquidation. Subject to the rights of holders of preferred stock, holders of common stock are entitled to share ratably in our assets legally available for distribution to holders of common stock in the event of we liquidate, dissolve or wind up The Amacore Group.

Conversion. Each share of Class B common stock will be converted automatically into one share of Class A common stock upon transfer by the initial holder of the Class B common stock.

Warrants

As of October 20, 2005, 4,587,370 shares of common stock were reserved for issuance upon exercise of outstanding warrants. Certain information concerning the warrants we have issued is set forth below.

Exercise Price and Expiration. The warrants have exercise prices ranging from $0.01 to $5.00 per share and expire at various dates ranging from October 2005 through May 2010, as set forth in the following table:

Expiration Date	Number	Exercise Price

Oct-05	31,656	2.50
Nov-05	51,429	2.50
Dec-05	31,857	2.50
Jan-06	57,143	2.50
Feb-06	68,571	2.50
Mar-06	100,572	2.50
Apr-06	38,857	2.50
May-06	50,285	2.50
Jul-06	12,000	5.00
Jul-06	10,000	2.50
Aug-06	4,000	2.50
Oct-06	3,000	2.50
Sep-06	5,000	5.00
Nov-06	15,000	5.00
Dec-06	1,000	2.50
Dec-06	4,000	5.00
Jan-07	6,000	1.25
Jan-07	5,000	5.00
Feb-07	5,000	5.00
Mar-07	15,000	5.00
Apr-07	3,400	0.05
May-07	45,000	0.05
Jul-07	2,000	0.05
Aug-07	5,000	0.05
Sep-07	3,000	0.05
Nov-07	5,000	0.05
Feb-08	10,000	0.05
Mar-08	5,000	0.05
Mar-08	200,000	0.21
Apr-08	25,000	0.01
May-08	5,000	0.01
May-08	75,000	0.16
Jun-08	25,000	0.01
Jul-08	6,250	0.01
Aug-08	10,850	0.01
Sep-08	39,000	0.01
Oct-08	7,500	0.01
Jan-09	50,000	0.01
Aug-09	600,000	1.25
Oct-09	400,000	2.40
May-10	2,350,000	0.16

Fractional Shares. No fractional shares will be issued upon exercise of any warrants. We will instead round the number of shares issuable upon exercise downward to the nearest whole share.

Warrantholder Not A Shareholder. The warrants we issued do not confer upon holders thereof any voting, dividend or other rights as our shareholders.

Preferred Stock

We are authorized to issue an aggregate of 20,000,000 shares of preferred stock, par value of $.001 per share, with such dividend or interest rates, conversion, liquidation and voting rights, redemption prices, maturity dates and similar matters as may be determined by resolution of the Board of Directors. As of October 20, 2005, 155 shares of Series A convertible preferred stock were issued and outstanding, each share of which is convertible at any time into 400 shares of Class A common stock. and has a liquidation preference of $1,000 per share.

We also have issued and outstanding 86 shares of Series C convertible preferred stock as of October 20, 2005. Each share of Series C convertible preferred stock is convertible into common stock at any time until July 30, 2006, at which date the conversion becomes mandatory. At the time of conversion, each share is deemed to have a value of $10,000 and is convertible in shares of Class A common stock at the lesser of $2.88 per common share or 75% of the lowest bid price during the five days immediately prior to conversion. The holders of the Series C preferred stock are entitled to receive dividends payable on the stated value of the preferred stock at a rate of 6% per annum, which shall be cumulative, accrue daily from the date of issuance and be due and payable on the first day of each calendar quarter. Dividends shall be payable in cash or stock, at market price, at the holder's option. No holder of Series A or Series C preferred stock is entitled to any voting, dividend or other rights as our shareholders.

In addition, The Amacore Group has agreed to file a registration statement to register that number of shares reasonably believed necessary for conversion of the Series C convertible preferred stock and exercise of warrants, but not less than 20,000 shares of common stock for each Series C preferred share. The Amacore Group also has agreed to file an additional registration statement if the closing bid price of The Amacore Group's common stock falls below $1.00, and the conversion rate thus exceeds the 20,000 shares per each preferred share now being registered. We have determined arbitrarily to register 1,720,000 shares for conversion of the Series C stock, even though we acknowledge that considerably more shares would be issued upon conversion.

We are authorized to issue up to an additional 19,999,759 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by resolution of our Board of Directors. Accordingly, the Board of Directors is empowered, without further stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be utilized. under certain circumstances, as a method of discouraging, delaying or preventing a change in control of The Amacore Group. We have no present intention to issue any additional shares of preferred stock.

TRADING MARKET AND RELATED SHAREHOLDER MATTERS

Trading Market. Our common stock was held by approximately 300 shareholders of record at September 21, 2005. The Class A common stock is quoted and traded on the OTC Bulletin Board under the symbol "ACGI" and from time to time in the over-the-counter market in the "Pink Sheets." The Class B common stock and the Series A and Series C preferred stocks are not traded.

The following table sets forth the reported high and low bid prices for our Class A common stock on the OTC Bulletin Board for each quarter of the years ended December 31, 2002, 2003 and 2004 and the first two quarters of 2005. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High	Low

March 31, 2002	$2.55	$0.75
June 30, 2002	2.40	0.85
September 30, 2002	1.90	1.00
December 31, 2002	1.50	0.30

March 31, 2003	0.51	0.15
June 30, 2003	0.48	0.17
September 30, 2003	0.38	0.20
December 31, 2003	0.30	0.06

March 31, 2004	4.45	0.88
June 30, 2004	4.05	1.95
September 30, 2004	3.70	2.00
December 31, 2004	2.75	0.67

March 31, 2005	0.99	0.21
June 30, 2005	0.37	0.14
September 30, 2005	0.22	0.11

On November 1, 2005, the reported closing high and low bid prices for our Class A common stock on the OTC Bulletin Board were $0.115 and $0.10, respectively.

DIVIDENDS. The payment of dividends is within the discretion of our Board of Directors and depends upon our earnings, capital requirements, financial condition and other factors. We have never paid any dividends on our Class A common stock and we do not anticipate paying any dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our operations.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article VI of our by-laws provides that a director or officer shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (provided such settlement is approved in advance by The Amacore Group) in connection with certain actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action") if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and except that no person who has been adjudged to be liable to us shall be entitled to indemnification unless a court determines that despite such adjudication of liability, but in view of all of the circumstances of the case, the person seeking indemnification is fairly and reasonably entitled to be indemnified for such expenses as the court deems proper.

Article 6.4 of our by-laws provides that a person indemnified under Article VI of the by-laws may contest any determination that a director, officer, employee or agent has not met the applicable standard of conduct set forth in the by-laws by petitioning a court of competent jurisdiction.

Article 6.5 of our by-laws further provides that directors and officers are entitled to be paid by us the expenses incurred in defending the proceedings specified above, in advance of their final disposition, provided that such payment will only be made upon delivery to us by the indemnified party of an undertaking to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

Article 6.6 of our by-laws provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition, conferred in the Article, will not be exclusive of any other right which any person may have or acquire under the by-laws, or any statute or agreement, or otherwise.

Article 6.7 of our by-laws provides that we may maintain insurance, at our expense, to reimburse The Amacore Group and our directors and officers and those of our direct and indirect subsidiaries against any expense, liability or loss, whether or not we would have the power to indemnify such persons against such expense, liability or loss under the provisions of Article VI of the by-laws. We maintain such insurance, in the amount of $1,000,000 aggregate liability for an annual premium of $45,000, in 2004.

Article II of our certificate of incorporation eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duties as a director to the fullest extent provided by Delaware law. Section 102(b) (7) of the Delaware General Corporation Law, which provides for the elimination off such personal liability except for (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit, or (iv) paying a dividend or approving a stock purchase that was illegal under Section 174 of the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon on behalf of The Amacore Group by Eric P. Littman, Esquire, Miami, Florida.  Mr. Littman is a Selling Security Holder of all 20,000 shares he beneficially owns.

EXPERTS

The consolidated financial statements of The Amacore Group, Inc. and subsidiaries for the fiscal years ended December 31, 2004 and 2003 have been audited by Brimmer, Burek & Keelen, LLP, and are included in this prospectus in reliance upon the respective reports given upon the authority of those firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Amacore Group, Inc. has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common shares to be offered and sold by the Selling Security Holders. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to The Amacore Group and the common shares offered by this prospectus, reference is made to the registration statement and amendments and exhibits filed therewith. Statements contained in this prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy o the document filed as an exhibit to the registration statement and each such statement is qualified in its entirety by such reference.

The Amacore Group also is subject to the annual and periodic reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith files current, quarterly and annual reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the reports, proxy statements and other information filed by us with the SEC without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at prescribed rates from the Public Reference Section at 450 Fifth Street, N.W., Washington, DC 20549. Please telephone the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference facilities. Our reports, proxy statements and other information also are available to the public over the internet at the Securities and Exchange Commission's website at http://www.sec.gov. Our website on the internet is at http://www.ecivisionplan.com.

INDEX TO FINANCIAL STATEMENTS

ITEM 1 FINANCIAL STATEMENTS

 THE AMACORE GROUP, INC.
CONSOLIDATED BALANCE SHEETS (RESTATED)

	June 30	Dec. 31
	2005	2004
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$31,542	$7,408
Accounts receivable (net of $50,000 allowance for doubtful accounts)	25,033	50,184
Non-trade receivables and employee receivables	36,252	46,050
Prepaid expenses and deposits	18,750	132,334

Total current assets	111,577	235,976

Fixed assets (net of accumulated depreciation)	29,377	33,514
Intellectual property (net of accumulation amortization)	2,249,935	2,307,572

Total assets	$2,390,889	$2,577,062

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$827,807	$788,745
Loans and notes payable	801,450	801,950
Accrued expenses and payroll taxes	462,812	319,829
Deferred compensation - related party	623,824	582,720
Deferred revenue	75,906	32,945
Derivative financial instruments	2,911,906	3,755,443
Total current liabilities	5,703,705	6,281,632

Long term liabilities
Convertible debenture	80,455	15,291
Deferred Revenue	41,101	154,044
Total long-term liabilities	121,556	169,355

Total liabilities	5,825,261	6,450,967

Redeemable preferred stock
Series C Mandatory Redeemable Preferred Stock; 86 shares authorized, issued and outstanding (aggregate liquidation value: $860,000)	75,001	23,017

Stockholders’ Equity (Deficit)
Preferred Stock, $.001 par value, 20,000,000 shares authorized; Series A convertible preferred stock; 1,500 shares authorized; 155 and 155 shares issued and outstanding respectively (aggregate liquidation value: $155,000,)	-	-
Series C, mandatory convertible stock, 86 shares authorized; 86 shares issued and outstanding. (aggregate liquidation value: $860,000)	-	-
Common stock A ($.001 par value; 80,000,000 shares authorized; 28,319,780 and 23,174,173 shares issued and outstanding, respectively.)	28,320	23,170
Common stock B ($.001 par value; 20,000,000 shares authorized; 5,302,802 shares and 4,462,802 shares issued and outstanding, respectively.)	5,303	4,463
Additional paid-in capital	49,994,073	48,643,295
Accumulated deficit	(53,537,079)	(52,567,850)
Total stockholders’ equity (deficit)	(3,509,383)	(3,896,922)

Total liabilities and stockholders’ equity (deficit)	$2,390,889	$2,577,062

See notes to consolidated financial statements

THE AMACORE GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (RESTATED)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	June 30	June 30	June 30	June 30
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Membership fees	$110,294	$42,577	$198,755	$79,823

OPERATING EXPENSES
Depreciation	1,910	537	3,787	907
Amortization of Intellectual property	28,845		57,690
Rent	30,592	32,561	62,970	62,199
Consulting expense	142,761	8,606,641	873,554	28,364,537
Payroll expense	498,447	2,539,719	750,764	2,816,159
Professional expense	110,083	62,702	183,844	167,415
Insurance expense	35,006	37,598	70,799	67,490
Travel and entertainment	29,935	96,267	62,566	168,676
Contract labor	18,550	9,800	35,415	19,403
Bad debt expense	-	11,500	-	11,500
Office expense	5,324	36,693	21,821	76,146
Telephone	11,276	7,246	25,477	21,109
Trade shows	1,131	26,431	5,964	26,431
Selling, general and administrative expenses	67,136	66,999	134,819	106,857
Total expenses	980,996	11,534,694	2,289,470	31,908,829

Operating loss from operations before other income and expense	(870,702)	(11,492,117)	(2,090,715)	(31,829,006)

OTHER INCOME (EXPENSE)
Interest expense	(169,274)	(647,538)	(239,209)	(1,042,423)
Derivative instrument income (expense), net	346,241	(56,678)	1,218,537	(193,463)
Total other income (expense)	176,967	(704,216)	979,328	(1,235,886)

Net Loss	(693,735)	(12,196,333)	(1,111,387)	(33,064,892)
Less: preferred stock dividends and accretions	(33,459)	-	(51,994)	-
Loss Applicable to Common Stockholders	$(727,194)	$(12,196,333)	$(1,163,381)	$(33,064,892)

Basic and diluted loss per common share	$(0.02)	$(0.63)	$(0.04)	$(2.05)

Basic and diluted weighted average number of common shares outstanding	31,480,642	19,390,500	30,127,011	16,125,308

See notes to consolidated financial statements

THE AMACORE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)
Six Months ended June 30, 2005 and 2004

	2005	2004
	(Unaudited)	(Unaudited)
Cash flow from operating activities
Net loss	$(1,111,387)	$(33,064,892)
Adjustment to reconcile net loss to net cash provided by (used) in operating activities
Amortization of discount on convertible debt	70,980	2,524
Issuances of shares and warrants for services and interest	780,584	27,074,716
Issuance of shares for conversion of debt and interest		4,256,183
Depreciation	3,787	879
Amortization of intellectual property	57,637
Derivative instrument (income) expense, net	(1,218,537)	193,463
Increase in allowance for uncollectible accounts		11,500
Loss on conversion of debt to equity	20,684	-
Changes in operating assets and liabilities
(Increase) decrease in accounts receivables	25,151	(42,944)
(Increase) decrease in prepaid expenses	113,584	5,279
(Increase) decrease in other current assets	9,798
Increase (decrease) in accounts payable and accrued expenses	204,380	(40,699)
Increase (decrease) in deferred compensation	41,104	161,814
Increase (decrease) in stock subscriptions receivable		(34,816)
Increase (decrease) in deferred revenue	(69,981)	(9,562)

Net cash provided (used) by operating activities	(1,072,216)	(1,486,555)

Cash flow from investing activities
Purchases of property and equipment	350	(5,189)
Increase in loan receivable		(270,000)
Investment in intangibles	-
Net cash provided (used) by investing activities	350	(275,189)

Cash flow from financing activities
Proceeds from sales of common stock	37,500
Proceeds from sale of long-term debt	375,000
Proceeds from short term borrowings loans and notes payable	690,500	1,902,573
Proceeds from exercise of warrants	-	213,828
Payments on convertible notes	(7,000)
Net cash provided by financing activities	1,096,000	2,116,401

Increase (decrease) in cash	24,134	354,657

Beginning cash and cash equivalents	7,408	1,426

Ending cash and cash equivalents	$31,542	$356,083

CONTINUED

THE AMACORE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)
Six Months ended June 30, 2005 and 2004
(CONTINUED)

Supplemental cash flow disclosures
Cash paid for interest	$-	$10,500
Cash paid for income taxes	$-	$-
Non-cash investing and financing activities:
Common stock and warrants issued for services	$780,584	$16,197,311
Accretion and dividends on preferred stock	$51,994	$-
Stock issued for consulting services	$-	$8,594,905
Stock issued to related parties for services	$-	$2,282,500
Stock issued for conversion of debt and interest	$684,000	$4,256,183
Reclassification of financial instruments from equity to liability	$-	$3,545,375
Conversion of convertible debt to equity	$5,816	$-
Issuance of common stock to convert debt	$26,500	$-

See notes to consolidated financial statements

PART I - FINANCIAL INFORMATION

THE AMACORE GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - NATURE OF OPERATIONS

The Amacore Group, Inc. (the Company) markets vision care benefit plans and enhancements to plans provided by others. The Company's benefit plans and plan enhancements provide members and members of its plan sponsors (employers, associations and other organizations) the opportunity to obtain discounted eye care services and products from the Company’s national network of ophthalmic physicians, optometrists, eyewear suppliers, etc. The Company changed its name from Eye Care International, Inc. to The Amacore Group, Inc. as of March 31, 2005. These financial statements reflect the new name throughout.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial information has been prepared by The Amacore Group, Inc. (the Company) in accordance with accounting principals generally accepted in the United States of America for interim financial information, and in accordance with the instructions to Form 10-QSB, and Item 310(b) of Regulation S-B, of the Securities and Exchange Commission (SEC). In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair representation have been included. Financial results for the interim three-month period are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. The December 2004 comparative balance sheet presented was derived from audited financial statements, but does not include all disclosures required with the audited annual statements. This financial information should therefore be read in conjunction with the financial statements and notes included with the Company’s Annual Report on Form 10-KSB/A#2 for the year ended December 31, 2004.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements as of and for the quarter and six months ended June 30, 2005 and 2004 include the accounts of The Amacore Group, Inc. and its wholly-owned subsidiary LBI, Inc. LBI, Inc was not acquired until July 2004. Significant intercompany balances and transactions have been eliminated in consolidation.

Industry Segment

The activities of LBI Inc. are immaterial for the first six months of 2005 and, therefore, are not reported as a segment since in management’s opinion; they do not utilize the results of LBI Inc’s operations in decision making relating to the allocation of resources and in the resulting assessment of their overall performance.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Intangible assets

Intangible assets consist primarily of intellectual property. Effective January 1, 2004 in accordance with SFAS 142. “Goodwill and Other Intangibles”, intangible assets with an indefinite life, namely goodwill is not amortized. Intangible assets with a definite life are amortized on a straight-line basis with estimated useful lives of 3-20 years. Indefinite lived intangible assets will be tested for impairment yearly and will be tested for impairment between the annual tests should an event occur or should circumstances change that would indicate that the carrying amount may be impaired. The Company has selected July 1, as the annual date to test these assets for impairment. The unamortized balance of the intellectual property as of June 30, 2005 was approximately $2,249,935.

Impairment of Assets

In accordance with the provisions of Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company’s policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain identifiable intangibles and goodwill when certain events have taken place that indicate the remaining unamortized balance may not be recoverable. When factors indicate that the intangibles assets should be evaluated for possible impairment, the Company uses an estimate of related undiscounted cash flows. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows. There has been no impairment losses recorded.

Concentration of Credit Risk

Concentrations of credit risk with respect to sales to customers existed for 2004 in that approximately 46% of total sales were to a single plan sponsor. The concentration of sales to one sponsor to that extent creates a risk that if that customer is lost, revenues would be significantly affected. The Company has expanded its customer base and expects to reduce the impact of that one customer in 2005 by the addition of several other significant plan sponsors.

Acquisition

In July 2004, the Company acquired 100% of the outstanding stock of LBI, Inc. (LBI) in exchange for $130,000 in cash and 100,000 shares of common A stock. Based upon the current trading value of the outstanding stock, the total purchase price was $483,000. LBI is a marketing company providing the brokerage of various insurance products for employees for commission income to various large international corporations. LBI is a service company and had no material assets or liabilities at the date of acquisition and the entire purchase price had been charged to Goodwill. It was later determined that the lack of significant assets and historical income would not allow for the treatment of LBI as a business and, therefore, the acquisition was recorded as marketing expense in 2004. The principals of LBI have a long history of successful business activity and relationships with customers. It is anticipated that the activity of LBI will produce significant revenues and operating income for the Company as well as provide additional customers for its main service offerings.

Intellectual Property

In December 2004, the Company acquired 100% of the rights to a number of patents and technology known as the PhotoScreener (Screener). The PhotoScreener technology and related patents enable the owner to manufacture devices that can quickly scan individual eyes to discover medical abnormalities to be referred for treatment. The Screener can be used for preverbal infants as young as six months up to adults and has been effective in revealing early stage eye abnormalities that can be treated effectively. The technology is an integral part of the overall service offerings of the company and will provide opportunity for expanding into other licensing and sale of the Screeners in the future. The Company purchased the technology for an initial payment of 937,500 shares of common A stock valued at approximately $2,307,572. The remainder of the purchase price is contingent upon proving its marketability with a final payment due by October 2005 in the amount of 1,562,500 shares of common stock. The Company has the right to not make the final payment when due, and as a result, would forfeit all rights to the patent and technology. The Company has obtained an independent valuation of the technology in excess of the purchase price.  The Company has determined that the useful life for purposes of amortization of the PhotoScreener patent (intellectual property) is 20 years. SFAS 142 provides the criteria to be considered in determining the useful life. Those criteria are: a) the expected use of the patent by the Company, b) the expected useful life of other assets which the useful life of the patent may relate, c) any legal, regulatory or contractual provisions that may limit the useful life of the patent, d) any legal, regulatory or contractual provisions that enable renewal or extension of the PhotoScreener patent without substantial cost, e) effects of obsolescence, demand, competition and other economic factors, and f) the level of maintenance expenditures required to obtain expected future cash flows from the PhotoScreener. After reviewing the criteria the Company concluded that a) the useful life of the PhotoScreener patent is 20 years, b) there are no other assets with which the PhotoScreener patent relates, c) the Company has all legal rights to the PhotoScreener patent, d) the expected cost of renewing the patent is minimal - less than $10,000, e) the patent and related technology are unique and the Company expects significant revenues from the use of the technology, and f) the patent does not require any maintenance to obtain the expected cash flows.  The PhotoScreener is being amortized over a period of twenty years beginning in January 2005.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues and Commissions Recognition

Revenues from memberships are recognized over the life of the memberships which generally are one year from the month after a member signs up for the program. However, the Company also sells smaller amounts of two and three year memberships which are amortized over their respective periods. The Company recognizes income from the sale of memberships on a wholesale basis over the life of the contract (where applicable) or on a month to month basis as plan sponsors report usage of memberships. The Company also receives orders by telephone and uses a fulfillment center to complete the sale.  Those revenues are recognized when the product is shipped and paid for by the customer.  Revenues from commissions are immaterial in amount.

Stock Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123 “Accounting for Stock-Based Compensation”. The provisions of SFAS 123 allow companies to either expense the estimated fair value of the stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees” (“APB 25”) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share had the Company applied the fair value recognition provision of SFAS 123 to stock based employee compensation.

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	June 30	June 30	June 30	June 30
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Income (Loss):
As reported	$(727,194)	$(12,196,333)	$(1,163,381)	$(33,064,892)
Compensation cost based on fair value method	$(237,170)	$-	$(237,170)	$-
Pro forma loss applicable to common shareholders	$(964,364)	$(12,196,333)	$(1,400,551)	$(33,064,892)

Basic income (loss) per common share:
As reported	$(0.02)	$(0.63)	$(0.04)	$(2.05)
Pro forma	$(0.03)	$(0.63)	$(0.05)	$(2.05)

Property and Equipment

Property and equipment are recorded at cost.  Depreciation is calculated using the straight line method over the estimated useful lives of the assets, generally ranging from 5 to 7 years. Additions and major improvements to property and equipment are capitalized. Repair and maintenance expenditures are charged to expense as incurred. As property or equipment is sold or retired, the applicable cost and accumulated depreciation are eliminated from the accounts and any gain or loss is recorded.

Accounts Receivable

Accounts receivable, net, are stated at estimated net realizable value. Accounts receivable are mostly comprised of balances due from memberships and product endorsements, net of estimated allowances for uncollectible accounts. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as derivative financial instruments. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method. (See Note 8) The resulting discount to the redemption value of redeemable preferred securities is accreted through periodic charges to retained earnings over the term of the instrument using the Effective Method. (See Note 9).

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period. Fair value for option-based derivative financial instruments is determined using the Black-Scholes Valuation Model. See Note 13.

Income Taxes

The Company has adopted SFAS 109.  The Company has not made a provision for income tax purposes due to incurring losses since inception.  There is no current tax expense, and after consideration of a valuation allowance, there is no deferred tax benefit.

Loss Per Common Share

Basic loss per common share was computed using (a) as the numerator, net loss adjusted for preferred stock dividends and accretions and (b) as the denominator, the weighted average number of shares outstanding during the periods presented. Diluted loss per common share is considered to be the same as basic loss per common share since the effects of convertible securities and common stock options equivalents are anti-dilutive.

NOTE 3 - RESTATEMENTS

Forgiveness of accrued expenses

The Company ascertained additional information subsequent to issuing its financial statements for December 31, 2003 regarding the forgiveness of payroll liability in the amount of $928,639 to its principle officers. The forgiveness of the accrued liability for officers’ compensation was recorded as a forgiveness of debt income in the Statement of Operations. It was reclassified as a contribution to capital in the financial statements presented. Therefore, the financial statements for 2003 were restated to reflect that change by reducing income and increasing paid in capital for that amount.

Acquisition of LBI

The Company acquired the assets and customer goodwill of LBI in 2004 for $483,000 and originally recorded the acquisition as goodwill since there were no significant assets acquired. It was later determined that the lack of significant assets and historical income would not allow for the treatment of LBI as a business and, therefore, the acquisition was recorded as marketing expense. Therefore, the financial statements for 2004 were restated to reflect the change by increasing operating expense and reducing goodwill for that amount.

Financial Instruments

The Company corrected its accounting for (a) derivative financial instruments to conform to the requirements of Statements of Financial Accounting Standards No. 133, as amended, and (b) instruments with characteristics of temporary equity to conform with ASR 268. Embedded conversion features that meet the definition of derivative financial instruments have, where applicable, been bifurcated from host instruments and, in all instances; derivative financial instruments have been recorded as liabilities and are carried at fair value. Other instruments, such as warrants, where physical or net-share settlement is not within the Company’s control are recorded as liabilities and carried at fair value. Finally, instruments that were initially recorded as equity were reclassified to liabilities at the time that the Company no longer possessed the ability to settle the instruments on a physical or net-share basis. Fair value adjustments included in restated earnings (loss) related to these instruments amounted to $1,521,511 and $1,884,261 during the six months ended June 30, 2005 and the year ended December 31, 2004, respectively.

A schedule reconciling quarterly “Loss Applicable to Stockholders” and “Basic and Diluted Loss Per Common Share” (as previously reported) to “Loss Applicable to Stockholders” and “Basic and Diluted Loss Per Common Share” (as Restated) follows:

	Quarter Ended
	March 31, 2005	June 30, 2005

Loss Applicable to Stockholders
(As Previously Reported)	($1,214,553)	($946,947)

Adjustments:
Interest Expense	($42,614)	($93,029)

Reserve for Legal Liability (See Note A)	($32,781)

Derivative Instrument
Income (Expense)	$872,296	$346,241

Preferred Stock Dividends
and Accretions	$(18,535)	$(33,459)

Loss Applicable to Stockholders
(As Restated)	$(436,187)	$(727,194)

Basic and Diluted Loss Per
Common Share (As Previously
Reported)	$(0.06)	$(0.03)

Basic and Diluted Loss Per
Common Share (As Restated)	$(0.02)	$(0.02)

Basic and diluted weighted
average number of common
shares outstanding	24,253,863	31,480,642

Note A: Reflects first quarter adjustment made in the second quarter for a judgment currently on appeal.

NOTE 4 - DUE TO STOCKHOLDERS/OFFICERS

As of June 30, 2005, due to stockholders/officers included the deferred compensation of $623,824.

NOTE 5 - ACCOUNTS RECEIVABLE, NET

Accounts receivable, net of allowance for uncollectibles of $50,000 was $25,033 as of June 30, 2005.

NOTE 6 - PROPERTY AND EQUIPMENT, NET

As of June 30, 2005, Property and equipment, net of accumulated depreciation of $73,690, was $29,377.

NOTE 7 - NOTES AND LOANS PAYABLE

Notes and loans payable consist of the following as of June 30, 2005:

Promissory Notes payable to shareholder/investor; bearing 1.53% interest per annum through June 2004, increasing to 15% thereafter; currently in default.	$114,950

Notes payable to investors and shareholders; bearing interest ranging from 5.75% through 12% per annum; due through December 2004; currently in default.	$686,500

$801,450

During the first six months of 2005, the Company has issued $684,000 of one-year, ten percent promissory notes to accredited investors who immediately converted their investments into 3,381,887 shares of common stock at conversion rates between $0.1125 and $0.50 per share.

As of June 30, 2005, all notes and loans payable were classified as current maturities.

NOTE 8—CONVERTIBLE DEBENTURES

Convertible debentures consist of the following as of June 30, 2005 and December 31, 2004:

	June 30, 2005	December 31, 2004
Face value $343,500, 7% Convertible Debentures, due between February 10, 2007 and December 27, 2007 (a)	$78,499	$15,291
Face value $375,000, 6% Convertible Debentures due between March 28, 2008 and June 30, 2008 (b)	1,956	-
	$80,455	$15,291

(a) During 2004, the Company entered into a debt agreement to issue up to $400,000 convertible debentures. During the period February 10, 2004 and December 27, 2004, $370,000 face value of the debentures was issued. The debentures are immediately convertible into common stock of the Company, together with 7% interest, which is payable in either cash or common stock, at the option of the Company. The conversion price is the lesser of (a) 120% of the closing bid on the closing day, or (b) 75% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date. Proceeds from the 7% Convertible Debentures were allocated first to the embedded conversions feature and the residual to the debenture. See Note 13 Financial Instruments. The resulting discount amounted to $370,000 which is being amortized through periodic charges to interest expense using the effective method.

As of June 30, 2005, $26,500 of the debentures had been converted into 224,443 shares of common stock at conversion rates between $0.1125 and $0.16. The conversion resulted in a loss on conversions of $20,684 that is included in interest expense.

(b) During March 2005, an agreement was signed whereby Divine Capital would raise up to $1.0 million of three-year, 6% convertible debentures. In March, 2005 the Company received an initial investment of $305,000 from that financing arrangement and an additional $70,000 during the second quarter of 2005. The debentures are convertible into shares of the Company’s Class A common stock at a conversion price equal to 75% of the lowest closing bid price per share for the twenty days immediately preceding the date of conversion, or as otherwise provided in the debentures. Proceeds from the 6% Convertible Debentures were allocated first to the embedded conversion feature and the residual to the debenture. See Note 13 Financial Instruments. The resulting discount amounted to $375,000 which is being amortized through periodic charges to interest expense using the effective method.

The conversion of the debentures becomes mandatory on the third anniversary date of the final closing. The Company may, at its option, call for the redemption of all or part of these debentures, at any time prior to their maturity. The Company agreed to, and has, filed a Registration Statement to cover the resale of the shares issuable upon the conversion of the debentures. The debentures will be issued to less than thirty-five accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

(c) The effective interest rate used to amortize the debt discount on the 7% Convertible Debentures and the 6% Convertible Debentures amounted to 395% and 390%, respectively. Amortization of the discounts, which is included in interest expense, amounted to $70,980 and $15,291 during the six months ended June 20, 2005 and the year ended December 31, 2004, respectively.

(d) The 7% Convertible Debenture and the 6% Convertible Debenture Agreements provide for liquidating damages to the investor if the Company does not obtain an effective registration statement covering securities into which these instruments can be converted. Liquidating damages under these terms commence in 150 days following the closing of each traunch of financing. The Company has recorded liquidating damages of $43,960 and $32,300 during the six months ended June 30, 2005 and December 31, 2004, respectively.

NOTE 9—PREFERRED STOCK

In August 2004, the Company raised a total of $602,000 from the sale of (a) 86 shares of Mandatory Convertible Series C, 6% Cumulative, Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) and (b) detachable warrants to acquire 400,000 shares of common stock at a strike price of $2.40 per share over a term of five years (the “Warrants”).

Each share of Series C Preferred Stock may be converted at any time until July 30, 2006, when conversion becomes mandatory. At the time of conversion, each share shall be deemed to have a value of $10,000 and is convertible into Class A common stock at the lesser of $2.88 per common share or 75% of the lowest closing bid price during the five days immediately prior to the conversion. As part of the agreements with these two entities, the Company agreed to register shares which are issuable upon the conversion of the Warrants and the Series C Convertible Preferred Stock. In addition, for each share of Series C Convertible Preferred Stock purchased by them, they have the right to purchase up to 1% of the issuances of equity securities issued under subsequent funding transactions.

The embedded conversion feature on the Series C Preferred Stock and the Warrants are required to be carried separately as derivative liabilities because physical or net-share settlement under these contracts is not within the control of the Company. Further, since proceeds from the sale of Series C Preferred Stock and Warrants were less than the fair values of the embedded conversion feature of the Series C Preferred Stock ($1,071,782) and the Warrants ($976,000), the amount received was allocated to the embedded conversion feature, immediately followed by charges to derivative instrument expense in the amounts of $469,782 and $976,000 to increase the derivative instruments to fair value.

As a result of the aforementioned allocation, the Series C Preferred Stock had no initial carrying value, but it will be accreted to its redemption value of $860,000 through periodic charges to retained earnings over the period through the redemption date. Accretions on the Series C Preferred Stock amounted to $51,994 and $33,459 during the six months ended June 30, 2005 and the three months ended June 30, 2005.

NOTE 10 - COMMON STOCK

In 2004, the Company received approval from its shareholders, to increase its authorized shares from fifty million shares to one hundred twenty million shares, consisting of eighty million shares of Class A common stock, twenty million shares of Class B common stock and twenty million shares of its preferred stock. On all matters required by law to be submitted to a vote of the holders of common stock, each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to five votes per share.

In January 2005, Amacore Group raised $37,000 from the sale of 840,000 shares of class B common stock.

NOTE 11 - WARRANTS

During the first six months ending June 30, 2005, the Company issued warrants to purchase 1,500,000 shares of Class A common stock to employees and 850,000 warrants to board members.  The value of the warrants was determined to be $134,396 using the Black Scholes option pricing model with a volatility of 249%, a risk-free interest rate of 3.82%, an exercise price of $0.16 and an estimated four year life.  In addition, 240,000 warrants issued in prior years have expired. At June 30, 2005 there were 4,832,090 warrants to purchase Class A common stock outstanding.

See Note 13 Financial Instruments for additional information about the accounting for warrants.

NOTE 12 - EARNINGS (LOSS) PER SHARE

Earnings (loss) per share are computed using the basic and diluted calculations on the face of the statement of operations. Basic earnings (loss) per share are calculated by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per share is calculated by dividing the net income (loss) by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method. Convertible debt and warrants, officer, employee and non-employee stock options that are considered potentially dilutive are included in the fully diluted share calculation at June 30, 2005.

The following sets for the computation of basic and diluted net earnings (loss) per common share for the six months ended June 30, 2005 and 2004:

	2005	2004
Numerator:
Net income (loss) available to common stockholders	$(1,163,381)	$(33,064,892)

Denominator:
Weighted average basic share outstanding	30,127,011	16,125,308
Stock options	-	-
Warrants	-	-
Convertible debt and preferred stock	-	-
Weighted average fully diluted shares outstanding	30,127,011	16,125,308
Net earnings per common share - basic and diluted	$(0.04)	$(2.05)

During the period presented, common stock equivalents were not considered as their effect would be anti-dilutive.

NOTE 13 - FINANCIAL INSTRUMENTS

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amount of cash, accounts receivable, accounts payable and accrued expenses approximates fair value because of their short maturity. The carrying amounts of loans and notes payable approximates fair value based on interest rates that approximate market interest rates for these instruments.

The fair values of the 7% Convertible Debentures and the 6% Convertible Debentures amount to approximately $315,200 and $311,500, respectively, as of June 30, 2005. (See Note 8—Convertible Debentures). Fair values for the convertible debentures were calculated at net present value using the Company’s weighted average borrowing rate of 12.4% for debt instruments without conversion features applied to total future cash flows of the instruments.

Derivative Financial Instruments

The caption derivative financial instruments consist of (a) the embedded conversion feature bifurcated from the 7% Convertible Debentures, (b) the embedded conversion feature bifurcated from the 6% Convertible Debentures (c) the embedded conversion feature bifurcated from the Series C Preferred Stock, (d) the Warrants issued in connection with the Series C Preferred Stock, and (e) Other Warrants. (Also See Note 8—Convertible Debentures and Note 9—Redeemable Preferred Stock). These derivative financial instruments are indexed to an aggregate of 14,425,000 shares of the Company’s common stock as of June 30, 2005 (5,072,000 shares at December 31, 2004) and are carried at fair value. The following tabular presentations set forth information about the derivative instruments.

As of and for the six months ended June 30, 2005:

Embedded Conversion Features:	7% Convertible Debentures	6% Convertible Debentures	Series C Preferred	Sub-Total
Fair value	$580,723	$687,500	$938,183	$2,206,406
Fair value adjustments:
Contract inception	$-	$354,683	$-	$354,683
End of period	41,074	(42,183)	(89,351)	(90,460)
Total period (income) loss	$41,074	$312,500	$(89,351)	$264,223

Warrants:	Warrants (Note 9)	Other Warrants (a)	Total
Fair value	$84,000	$621,500	$2,911,906
Fair value adjustments:
Contract inception	$-	$-	$354,683
End of period	(220,000)	(1,262,760)	(1,573,220)
Total period (income) loss	$(220,000)	$(1,262,760)	$(1,218,537)

As of and for the year ended December 31, 2004:

Embedded Conversion Features:	7% Convertible Debentures	6% Convertible Debentures	Series C Preferred	Sub-Total
Fair value	$539,648	$-	$1,027,533	$1,567,181
Fair value adjustments:
Contract inception	$195,197	$-	$469,783	$664,980
End of period	(25,548)	-	(44,249)	(69,797)
Total period (income) loss	$169,649	$-	$425,534	$595,183

Warrants:	Warrants (Note 9)	Other Warrants (a)	Total
Fair value	$304,000	$1,884,262	$3,755,443
Fair value adjustments:
Contract inception	$976,000	$-	$1,640,980
End of period	(672,000)	(1,661,115)	(2,402,912)
Total period (income) loss	$304,000	$(1,661,115)	$(761,932)

(a) Effective with the issuance of the 7% Convertible Debentures, the Company no longer controlled the ability to physical or net share settle any other derivative financial instruments, representing principally warrants to acquire common stock, previously executed. As a result, the fair values of then outstanding warrants amounting to $3,545,000 were reclassified from stockholders equity (deficit) to derivative liabilities. These instruments are adjusted to fair value until the Company’s ability to settle on a physical or net share settlement is regained.

(b) Fair value for option-based financial instruments is determined using the Black-Scholes Valuation Model. Significant assumptions as of June 30, 2005 for the embedded conversion feature on the 7% Convertible Debentures, the embedded conversion feature on the 6% Convertible Debentures, the embedded conversion feature on the Series C Preferred Stock and the Warrants, respectively, included: strike price-$0.12, $0.12, $0.17 and $2,40; volitility-249% for all instruments; term-remaining term of conversion feature for all instruments; and, risk free rate-3.82% for all instruments. Significant assumptions as of December 31, 2004 for the embedded conversion feature on the 7% Convertible Debentures, the embedded conversion feature on the Series C Preferred Stock and the Warrants, respectively, included: strike price-$0.50, $0.58 and $2,40; volitility-249% for all instruments; term-remaining term of conversion feature for all instruments; and, risk free rate-3.82% for all instruments.

NOTE 14 - LITIGATION AND CONTINGENCIES

At June 30, 2005, the Company was involved in various lawsuits, claims or disputes arising in the normal course of business.  During the first half of 2005, the Company established a contingency reserve of approximately $31,000 for a legal matter in which the court ruled against the Company. The Company has appealed the case. The settlement of such claims cannot be determined at this time.  Management does not believe the ultimate outcome of these matters will be significant to its results of operations or cash flows.

The Company filed a lawsuit against one of its significant customers (a wholesaler) to enforce its rights to audit the books and records of the wholesaler with the expectation that additional revenues are due to the Company and have not been remitted to date. The Company also contacted a second wholesaler, who determined that due to system problems, the wholesaler does owe the Company an unspecified amount of enrollment fees for prior years. The Company expects to receive the fees in 2005.

NOTE 15 - SUBSEQUENT EVENTS

As discussed in Note 8, Convertible Notes, the Company signed an agreement with Divine Capital in March 2005. During the third quarter of 2005 the Company has received an additional $25,000 investment through this financial arrangement.

During the third quarter of 2005, the Company has issued 125,000 shares of common stock as a result of $15,000 of the mandatory convertible, 7% debentures being converted at $0.12 per share.

Also, during the third quarter of 2005, the Company issued a $140,200 of one-year, ten percent promissory notes to five accredited investors, who immediately converted the notes to 1,159,074 shares of common stock at a conversion rate ranging from $0.10 to $0.135 per share.

NOTE 16 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.  However, the Company has sustained operating losses in recent years.  Further for the six months ended June 30, 2005, the Company had negative working capital of approximately $5,592,128, a net loss of approximately $1,163,381 and has incurred substantial losses in previous years resulting in an accumulated deficit of approximately $53,537,079.  Although these factors raise substantial doubt about the ability of the Company to continue as a going concern the Company has taken several actions to ensure that the Company will continue as a going concern through June 30, 2006.

 REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Audit Committee
The Amacore Group, Inc.
Tampa, Florida

We have audited the accompanying consolidated balance sheet of The Amacore Group, Inc. as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended.  These consolidated financial statements are the responsibility of The Amacore Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Amacore Group, Inc. as of December 31, 2004 and 2003 and the results of operations, changes in shareholders’ deficit and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The Company is not required to have, nor were engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

/s/Brimmer, Burek & Keelan LLP

Brimmer, Burek & Keelan LLP
Certified Public Accountants
Tampa, Florida

April 26, 2005 and October 31, 2005, as to Note 3, 9, 10 and Note 15

THE AMACORE GROUP, INC.
CONSOLIDATED BALANCE SHEETS (Restated)

	2004	2003
ASSETS
Current assets
Cash	$7,408	$1,426
Accounts receivable (net of $50,000 and $13,500 allowance for doubtful accounts in 2004 and 2003, respectively)	50,184	55,455
Non-trade receivables and employee receivables	46,050	-
Prepaid expenses and deposits	132,334	10,557
Total current assets	235,976	67,438

Fixed assets (net of accumulated depreciation)	33,514	6,587
Intellectual property	2,307,572	-
Total assets	$2,577,062	$74,025

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$788,745	$767,199
Loans and notes payable	801,950	3,093,140
Accrued expenses and payroll taxes	319,829	433,958
Deferred compensation - related party	582,720	487,809
Deferred revenue	32,945	32,303
Derivative financial instruments	3,755,443	-
Total current liabilities	6,281,632	4,814,409

Long Term Liabilities
Convertible debenture	15,291	-
Deferred Revenue	154,044	37,917
Total long-term liabilities	169,355	37,917

Total liabilities	6,450,967	4,852,326

Redeemable preferred stock:
Series C Mandatory Redeemable Preferred Stock, 86 shares authorized, issued and outstanding (aggregate liquidation value: $860,000)	23,017	-

Stockholders’ Equity (Deficit)
Preferred Stock, $.001 par value, 20,000,000 shares authorized; Series A convertible preferred stock; 1,500 shares authorized; 155 and 380 shares issued and outstanding respectively (aggregate liquidation value: $155,000, $380,000,)	-	-
Series B 6% cumulative convertible preferred stock; authorized, issued and outstanding: -0- shares (aggregate liquidation value: $-0-)	-	-
Series C, mandatory convertible stock, 86 shares authorized; 86 shares and 0 shares issued and outstanding respectively. (aggregate liquidation value: $860,000 and $ 0)	-	-
Common stock A ($.001 par value; 80,000,000 shares authorized; 23,174,173 and 3,062,722 shares issued and outstanding, respectively.)	23,170	3,062
Common stock B ($.001 par value; 20,000,000 shares authorized; 4,462,802 shares and 255,540 shares issued and outstanding, respectively.)	4,463	255
Additional paid-in capital	48,643,295	10,095,012
Accumulated deficit	(52,567,850)	(14,876,630)
Total stockholders’ equity (deficit)	(3,896,922)	(4,778,301)

Total liabilities and stockholders’ equity (deficit)	$2,577,062	$74,025

See notes to consolidated financial statements

THE AMACORE GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Restated)
For the Years ended December 31, 2004 and 2003

	2004	2003
REVENUES
Membership fees	$163,279	$181,392

OPERATING EXPENSES
Depreciation	3,252	4,940
Rent	124,468	117,677
Consulting expense	31,217,164	347,225
Payroll expense	3,560,036	1,232,640
Professional expense	376,422	142,768
Insurance expense	129,608	127,938
Travel and entertainment	287,274	219,941
Marketing expense	483,000	-
Contract labor	46,931	31,910
Bad debt expense	106,185	71,947
Office expense	70,839	20,036
Relocation expense	43,696	-
Telephone	43,219	34,225
Trade shows	45,612	600
Selling, general and administrative expenses	259,299	301,085
Total expenses	36,797,005	2,652,932

Operating loss from operations before other income and expense	(36,633,726)	(2,471,540)

OTHER INCOME (EXPENSE)
Interest expense	(1,760,583)	(364,511)
Derivative instrument income (expense, net)	761,932	-
Settlement expense	(14,327)	-
Forgiveness of debt	-	114,274
Product endorsement fees	-	250,000
Total other income (expense)	(1,012,978)	(237)

Net loss	(37,646,704)	(2,471,777)
Preferred stock dividend and accretions	(23,017)	(7,446)

Net loss available to common stockholders	$(37,669,721)	$(2,479,223)

Basic and diluted loss per share	$(1.83)	$(0.87)

Basic and diluted weighted average number of common shares outstanding	20,608,587	2,858,330

See notes to consolidated financial statements

THE AMACORE GROUP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (Restated)
For The Years ended December 31, 2004 and 2003
	Preferred Stock						Common Stock
	Series A		Series B		Series C		Series A		Series B
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Retained Deficit	Total

Balance - December 31, 2002	745	$1	685,715	$686			2,416,720	$2,418	255,540	$255	$9,099,544	$(12,397,408)	$(3,294,504)

Conversion of Preferred stock to Common	(65)	(1)					130,000	130			(130)		(1)
Reverse Stock Split							(104,000)	(104)			104		-
Redemption of Preferred for Debt	(300)	-	(685,715)	(686)							(599,314)		(600,000)
Exercise of warrants							230,500	230			6,175		6,405
Common Stock Issued for Cash							50,000	50			24,950		25,000
Common Stock Issued for Interest							112,000	112			45,873		45,985
Conversion of Debt for common							21,500	22			59,749		59,771
Common Stock Issued for Accts Payable							4,000	4			1,996		2,000
Common Stock Issued for Services							200,000	200			128,550		128,750
Preferred Stock Dividend												(7,445)	(7,445)
Warrants Issued with Debt											398,876		398,876
Foregiveness of deferred compensation											928,639		928,639
Net (Loss)												(2,471,777)	(2,471,777)

Balance - December 31, 2003	380	-	-	-			3,060,720	3,062	255,540	255	10,095,012	(14,876,630)	(4,778,301)

Conversion of Preferred Stock to Common	(225)	-					90,000	90			90		180
Conversion of Common B to Common A							130,080	130	(130,080)	(130)			-
Common Stock issued for interest							370,000	370			1,211,430		1,211,800
Conversion of Debt and Accrued Interest to Common							8,841,351	8,841	249,204	249	4,704,658		4,713,748
Common Stock issued for debt							10,000	10			4,990		5,000
Common Stock issued for services							4,974,522	4,970	2,850,000	2,851	17,404,588		17,412,409
Common Shares issued for assets							1,037,500	1,037			2,648,858		2,649,895
Warrants issued with debt											310,218		310,218
Exercise of Warrants							4,660,000	4,660	1,238,138	1,238	241,484		247,382
Warrants issued for services											15,758,795		15,758,795
Preferred Stock dividends and accretion												(23,017)	(23,017)
Reclassifications of derivative financial instruments											(3,545,375)		(3,545,375)
Amortization of debt discount											(191,452)		(191,452)
Net Loss												(37,646,704)	(37,646,704)

Balance - December 31, 2004	155	$0	0	$0	0	$0	23,174,173	$23,170	4,462,802	$4,463	$48,643,295	$(52,567,850)	$(3,896,922)

See notes to consolidated financial statements

THE AMACORE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Restated)
Years ended December 31, 2004 and 2003
	2004	2003

Cash flow from operating activities
Net loss	$(37,646,704)	$(2,471,777)
Adjustment to reconcile net loss to net cash provided by (used) in operating activities
Amortization of discount on Convertible Debt	15,291	-
Derivative instrument income, net	(761,932)	-
Issuances of shares and warrants for services and interest	34,412,404	332,039
Depreciation	3,252	4,940
Common stock issued for settlement		2,000
LBI investment charged to marketing expense	483,000	-
Changes in operating assets and liabilities
(Increase) decrease in accounts receivables	5,271	(27,735)
(Increase) decrease in prepaid expenses	(121,777)	(10,557)
(Increase) decrease in other current assets	84,958	328,341
Increase (decrease) in accounts payable and accrued expenses	149,306	164,832
Net change in debt discount	241,310	222,016
Increase (decrease) in deferred compensation	94,912	388,437
Increase (decrease) in deferred revenue	116,868	(35,545)
Net cash provided (used) by operating activities	(2,923,841)	(1,103,009)

Cash flow from investing activities
(Advances to) payments from stockholders/officers	-	24,324
Purchases of property and equipment	(30,151)	(7,391)
Investment in intangibles	(140,750)
Net cash provided (used) by investing activities	(170,901)	16,933

Cash flow from financing activities
Proceeds from sales of common stock	602,000	25,000
Proceeds from short term borrowings loans and notes payable	3,027,342	978,000
Proceeds from exercise of warrants	247,764	6,405
Payments on long term notes	(550,000)
Payments on convertible notes	(226,382)
Net cash provided by financing activities	3,100,724	1,009,405

Increase (decrease) in cash	5,982	(76,671)
Beginning cash and cash equivalents	1,426	78,097
Ending cash and cash equivalents	$7,408	$1,426

Supplemental cash flow disclosures
Cash paid for interest	$10,500	$203,439
Cash paid for income taxes	$-	$-
Non-cash investing and financing activity:
Reclassifications of financial instruments from equity to liability	$3,545,375	$-
Common stock issued for settlement	$-	$2,000
Common stock and warrants issued for interest and services	$34,412,404	$332,039
Preferred stock redeemed for debt	$-	$654,950
Common stock issued for intangibles	$2,649,895	$-
Officers' forgiveness of deferred compensation	$-	$928,639

See notes to consolidated financial statements

NOTE 1 - NATURE OF OPERATIONS

The Amacore Group, Inc. (The Amacore Group) markets vision care benefit plans and enhancements to plans provided by others The Amacore Group's benefit plans and plan enhancements provide members and members of its plan sponsors (employers, associations and other organizations) the opportunity to obtain discounted The Amacore Group services and products from The Amacore Group’s national network of ophthalmic physicians, optometrists, eyewear suppliers, etc. The Amacore Group changed its name from Eye Care International, Inc. to The Amacore Group, Inc. as of March 31, 2005. These financial statements reflect the new name throughout.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements as of and for the years ended December 31, 2004 and 2003 include the accounts of The Amacore Group, Inc. and its wholly-owned subsidiary LBI, Inc. Significant intercompany balances and transactions have been eliminated in consolidation.

The Company ascertained additional information subsequent to issuing its financial statements for December 31, 2003 regarding the forgiveness of payroll liability to its principle officers.  The forgiveness of the accrued liability for officers compensation was recorded as a forgiveness of debt income in the statement of operations.  Upon review, the Company was informed by the SEC that the preferable way to record that transaction was a contribution to capital.  Therefore, the financial statements for 2003 were restated to reflect that change by reducing income and increasing paid in capital for that amount.

Industry Segment

The activities of LBI Inc. are immaterial for 2004 and therefore are not reported as a segment since in management’s opinion; they do not utilize the results of LBI Inc’s operations in decision making relating to the allocation of resources and in the resulting assessment of their overall performance.

Cash and Cash Equivalents

For purposes of the statement of cash flows, The Amacore Group considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Intangible assets

Intangible assets consist primarily of intellectual property. Effective January 1, 2004 in accordance with SFAS 142. “Goodwill and Other Intangibles”, intangible assets with an indefinite life, namely goodwill is not amortized. Intangible assets with a definite life are amortized on a straight-line basis with estimated useful lives of 3-20 years. Indefinite lived intangible assets will be tested for impairment yearly and will be tested for impairment between the annual tests should an event occur or should circumstances change that would indicate that the carrying amount may be impaired. The Amacore Group has selected July 1, as the annual date to test these assets for impairment. The unamortized balance of the intellectual property as of December 31, 2004 was approximately $2,307,572. Based on the analysis of all relevant information at December 31, 2004, no impairment was required to be recorded.

Impairment of Assets

In accordance with the provisions of Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, The Amacore Group’s policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain identifiable intangibles and goodwill when certain events have taken place that indicate the remaining unamortized balance may not be recoverable. When factors indicate that the intangibles assets should be evaluated for possible impairment, The Amacore Group uses an estimate of related undiscounted cash flows. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows. There has been no impairment losses recorded for the years 2004 and 2003.  The cost of acquiring LBI has been expensed as marketing expense since the nature of LBI's assets and activities did not warrant recording as goodwill.

Concentration of Credit Risk

Concentrations of credit risk with respect to sales to customers existed for 2004 in that approximately 46% of total sales were to a single plan sponsor. The concentration of sales to one sponsor to that extent creates a risk that if that customer is lost, revenues would be significantly affected. The Amacore Group has expanded its customer base and expects to reduce the impact of that one customer in 2005 by the addition of several other significant plan sponsors.

Advertising Costs

The Amacore Group charges advertising costs to expense as incurred. Advertising expense was approximately $6,044 and $7,079 for 2004 and 2003 respectively.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Acquisition

In July 2004, The Amacore Group acquired 100% of the outstanding stock of LBI, Inc. (LBI) in exchange for $130,000 in cash and 100,000 shares of common A stock. Based upon the current trading value of the outstanding stock, the total purchase price was $483,000. LBI is a managing general agency providing the brokerage of various insurance products for employees for commission income to various large international corporations. LBI is a service company and had no material assets or liabilities at the date of acquisition and the entire purchase price had originally been charged to Goodwill.  It was later determined that the lack of significant assets and historical income would not allow for the treatment of LBI as a business and therefore the acquisition was recorded as marketing expense.  Therefore, the financial statements for 2004 were restated to reflect that change by increasing operating expenses and reducing goodwill for that amount ($483,000). The principals of LBI have a long history of successful business activity and relationships with customers. It is anticipated that the activity of LBI will produce significant revenues and operating income for The Amacore Group as well as provide additional customers for its main service offerings.  The investment in LBI was charged to marketing expense in 2004.

Intellectual Property

In December 2004, The Amacore Group acquired 100% of the rights to a number of patents and technology known as the PhotoScreener (Screener). The PhotoScreener technology and related patents enable the owner to manufacture devices that can quickly scan individual eyes to discover medical abnormalities to be referred for treatment. The Screener can be used for preverbal infants as young as six months up to adults and has been effective in revealing early stage eye abnormalities that can be treated effectively. The technology is an integral part of the overall service offerings of The Amacore Group and will provide opportunity for expanding into other licensing and sale of the Screeners in the future. The Amacore Group purchased the technology for an initial payment of 937,500 shares of common A stock valued at approximately $2,307,572. The remainder of the purchase price is contingent on proving its marketibility with a final payment due by October 2005 in the amount of 1,562,500 shares.  The Company has the right to not make the final payment when due, and as a result would forfeit all rights to the patent and technology.  The Amacore Group has obtained an independent valuation of the technology in excess of the purchase price.  The Company has determined that the useful life for purposes of amortization of the PhotoScreener patent (intellectual property) is 20 years. SFAS 142 provides the criteria to be considered in determining the useful life. Those criteria are: a) the expected use of the patent by the Company, b) the expected useful life of other assets which the useful life of the patent may relate, c) any legal, regulatory or contractual provisions that may limit the useful life of the patent, d) any legal, regulatory or contractual provisions that enable renewal or extension of the PhotoScreener patent without substantial cost, e) effects of obsolescence, demand, competition and other economic factors, and f) the level of maintenance expenditures required to obtain expected future cash flows from the PhotoScreener. After reviewing the criteria the Company concluded that a) the useful life of the PhotoScreener patent is 20 years, b) there are no other assets with which the PhotoScreener patent relates, c) the Company has all legal rights to the PhotoScreener patent, d) the expected cost of renewing the patent is minimal - less than $10,000, e) the patent and related technology are unique and the Company expects significant revenues from the use of the technology, and f) the patent does not require any maintenance to obtain the expected cash flows.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

Revenues and Commissions Recognition

Revenues from memberships are recognized over the life of the memberships which generally are one year from the month after a member signs up for the program. However The Amacore Group also sells smaller amounts of two and three year memberships which are amortized over their respective periods. The Amacore Group recognizes income from the sale of memberships on a wholesale basis over the life of the contract (where applicable) or on a month to month basis as plan sponsors report usage of memberships. The Amacore Group received a one time fee from product endorsement which was recognized as income when all obligations of The Amacore Group had been performed and the billing was made to the customer. In 2003 The Amacore Group received this one time product endorsement fee which is recognized as other income due to its expected non reoccurrence.  In 2003 The Amacore Group also received a minor amount of commission on sale of products. The Amacore Group receives orders by telephone and uses a fulfillment center to complete the sale.  Those revenues are recognized when the product is shipped and paid for by the customer.  Revenues from commissions are immaterial in amount.

Warrants Issued for Debt

During 2003, The Amacore Group issued 1,393,506 detachable warrants to purchase Common A stock, to 2003 debt holders in connection with their loans to The Amacore Group in the amount of $978,000.  The warrants have a term of five years from date of issue and are immediately exercisable by the warrant holders.  In accordance with EITF 00-27, the warrants issued to 2003 debt holders were valued utilizing the Black-Scholes formula with a volatility factor of 255% and a tax free interest rated of 4.85%. Based upon that valuation, a debt discount was so determined and is being amortized as interest expense over the life of the debt.  The amount of discount determined as pertaining to the warrants is $398,876 and the amount amortized to interest expense for 2004 and 2003 was $241,310 and $157,566 respectively.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation is calculated using the straight line method over the estimated useful lives of the assets, generally ranging from 5 to 7 years. Additions and major improvements to property and equipment are capitalized. Repair and maintenance expenditures are charged to expense as incurred. As property or equipment is sold or retired, the applicable cost and accumulated depreciation are eliminated from the accounts and any gain or loss is recorded.

Accounts Receivable

Accounts receivable, net are stated at estimated net realizable value. Accounts receivable are mostly comprised of balances due from memberships and product endorsements, net of estimated allowances for uncollectible accounts. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances. (See Note 4)

Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as derivative financial instruments. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method. (See Note 9) The resulting discount to the redemption value of redeemable preferred securities is accreted through periodic charges to retained earnings over the term of the instrument using the Effective Method. (See Note 10).

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period. Fair value for option-based derivative financial instruments is determined using the Black-Scholes Valuation Model. See Note 15.

Income Taxes

The Amacore Group has adopted SFAS 109.  The Amacore Group has not made a provision for income tax purposes due to incurring losses since inception.  There is no current tax expense, and after consideration of a valuation allowance, there is no deferred tax benefit.  The cumulative net operating losses of approximately $54,159,459 million can be carried forward to offset future taxable income.  The net operating loss carry-forward begins expiring in 2012.

Loss Per Common Share

Basic loss per common share was computed using (a) as the numerator, net loss adjusted for preferred stock dividends and accretions and (b) as the denominator, the weighted average number of shares outstanding during the periods presented. Diluted loss per common share is considered to be the same as basic loss per common share since the effects of convertible securities and common stock options equivalents are anti-dilutive.

NOTE 3 - RESTATEMENTS

Forgiveness of accrued expenses

The Company ascertained additional information subsequent to issuing its financial statements for December 31, 2003 regarding the forgiveness of payroll liability in the amount of $928,639 to its principle officers.  The foregiveness of the accrued liability for officers'compensation was recorded as a forgiveness of debt income in the Statement of Operations.  It has been reclassified as a contribution to capital in the financial statements presented.  Therefore, the financial statements for 2003 were restated to reflect that change by reducing income and increasing paid in capital for that amount.

Acquisition of LBI

The Company acquired the assets and customer goodwill of LBI in 2004 for $483,000 and originally recorded the acquisition as goodwill since there were no significant assets acquired.  It was later determined that the lack of significant assets and historical income would not allow for the treatment of LBI as a business and, therefore, the acquisition was recorded as marketing expense.  Therefore, the financial statements for 2004 were restated to reflect the change by increasing operating expense and reducing goodwill for that amount.

Financial Instruments

The Company corrected its accounting for (a) derivative financial instruments to conform to the requirements of Statements of Financial Accounting Standards No. 133, as amended, and (b) instruments with characteristics of temporary equity to conform with ASR 268. Embedded conversion features that meet the definition of derivative financial instruments have, where applicable, been bifurcated from host instruments and, in all instances; derivative financial instruments have been recorded as liabilities and are carried at fair value. Other instruments, such as warrants, where physical or net-share settlement is not with the Company’s control are recorded as liabilities and carried at fair value. Finally, instruments that were initially recorded as equity were reclassified to liabilities at the time that the Company no longer possessed the ability to settle the instruments on a physical or net-share basis. Fair value adjustments included in restated earnings (loss) related to these instruments amounted to $1,884,261 during the year ended December 31, 2004.

A schedule reconciling quarterly and annual “Loss Applicable to Stockholders” and “Basic and Diluted Loss Per Common Share” (as previously reported) to “Loss Applicable to Stockholders” and “Basic and Diluted Loss Per Common Share” (as restated) follows.

	For the Year 2004
	Quarter Ended				Year Ended
	Mar. 31	Jun. 30	Sept. 30	Dec. 31	Dec. 31

Loss Applicable to Stockholders
(As Previously Reported)	$(16,930,699)	$(12,138,206)	$(2,451,928)	$(6,840,212)	$(38,361,045)

Adjustments:

Reclass Shares Issued (See
Note A Below)	$(3,800,000)			$3,800,000

Convertible Debenture Interest Expense	$(1,075)	$(1,449)	$(3,986)	$(8,780)	$(15,290)

Derivative Instrument
Income (Expense)	$(136,785)	$(56,678)	$(1,913,327)	$2,868,721	$761,931

Accrual of Liquidating Damages			$(14,320)	$(17,980)	$(32,300)

Preferred Stock Dividends
and Accretions	$0	$0	$(12,750)	$(10,267)	$(23,017)

Loss Applicable to Stockholders
(As Restated)	$(20,868,559)	$(12,196,333)	$(4,396,311)	$(208,518)	$(37,669,721)

Basic and Diluted Loss Per
Common Share (As Previously
Reported)	$(1.32)	$(0.63)	$(0.10)		$(1.88)

Basic and Diluted Loss Per
Common Share (As Restated)	$(1.62)	$(0.63)	$(0.18)		$(1.83)

Basic and diluted weighted
average number of common
shares outstanding	12,860,084	19,390,500	24,676,344		20,608,587

Note A: Reflects a prior quarter adjustment for shares issued for consulting services and recorded in the fourth quarter.

NOTE 4 - INCOME TAXES

For the years ended December 31, 2004 and 2003, the temporary differences between book income and taxable income consisted of the deferred compensation.  Computation of any deferred tax asset is computed by multiplying these temporary differences by the approximate applicable tax rate of 34 percent.  The Amacore Group has had continued operating losses since inception and the prospect for utilization is remote therefore, no deferred tax liabilities or assets have been recorded.

Income taxes for the years ended December 31, 2004 and 2003 differs from the amounts computed by applying the effective income tax rate of 34% to income before income taxes as a result of the following:

	2004	2003
Computed tax (benefit) expense at the statutory rate 34%	(13,000,000)	(500,000)
Change in deferred tax valuation	13,000,000	500,000

Current income tax expense (benefit)	-	-

Temporary differences that give rise to deferred tax assets and liabilities:

	2004	2003
Deferred tax assets:
Net operating loss carry forward	$17,800,000	$4,800,000
Less valuation allowance	(17,800,000)	(4,800,000)
Gross deferred tax asset	-	-
Gross deferred tax liability	-	-

Net deferred tax asset	$-	$-

As of December 31, 2004, realization of The Amacore Group’s net deferred tax assets of approximately $52,000,000 was not considered more likely than not, and accordingly, a valuation allowance of an equal amount was provided. The net change in the total valuation allowance during the year ended December 31, 2004 was $13,000,000.

NOTE 5 - DUE TO STOCKHOLDERS/OFFICERS

As of December 31, 2004, due to stockholders/officers included the following:

	2004	2003

Deferred compensation	$582,720	$487,809

NOTE 6 - ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consist of the following:

	2004	2003

Accounts receivable	$100,184	$68,955
Less allowance for uncollectible accounts	(50,000)	(13,500)

Total	$50,184	$55,455

For the years ended December 31, 2004 and 2003, amounts expensed to bad debt was $106,185 and $71,947, respectively.  Bad debt expense for the year ended December 31, 2003 includes approximately $43,857 of allowance for uncollectible advances to a consultant and shareholder of The Amacore Group.

During the years ended December 31, 2004 and 2003, The Amacore Group factored, without recourse, approximately $-0- and $69,800 of individual accounts in accounts receivable.  The aggregate amount of loss on the sale of these receivables was $14,590 for the year ended December 31, 2003.

NOTE 7 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	2004	2003

Machinery and equipment	$14,030	$72,585
Office furniture	59,434	51,845
Computers and equipment	29,954	7,391
	103,418	131,821
Less accumulated depreciation	(69,904)	(125,234)

Total	$33,514	$6,587

Depreciation expense for the years ended December 31, 2004 and 2003 was $3,252 and $4,940, respectively.

NOTE 8 - NOTES AND LOANS PAYABLE

Notes and loans payable consist of the following as of December 31, 2004 and 2003:

	2004	2003
Notes payable to investors and shareholders; bearing
interest ranging from 5.75% through 12% per annum;
due through December 2004; currently in default.	$687,000	$979,000

Notes payable to investors and shareholders; bearing
interest at 8% per annum; payable on demand.	-	474,500

Loans payable to investors and shareholders; payable
without specific interest or repayment terms; currently
bearing interest ranging from 5.75% through 12%
per annum.	-	242,000

Notes payable to officers; bearing interest at 8% per
annum; with no specific repayment terms.	-	50,000

Notes payable to investors and shareholders; bearing
interest at 10% per annum; due through December 2003.	-	924,000

Promissory note payable to shareholder investor;
bearing 1.53% interest per annum through June 2004,
increasing to 15% thereafter; currently in default.	114,950	664,950

Total notes and loans payable	801,950	3,334,450
Less discount on debt (See Note 2,
Stock Based Compensation)	-	(241,310)

Total	$801,950	$3,093,140

As of December 31, 2004, all notes and loans payable were classified as current maturities.

NOTE 9—CONVERTIBLE DEBENTURES

Convertible debentures consist of the following as of December 31, 2004:

December 31, 2004
Face value $370,000, 7% Convertible Debentures,due between February 10, 2007 and December 27, 2007 (a)	$15,291

(a) Face value $370,000 7% Convertible Debentures: During 2004, the Company entered into a debt agreement to issue up to $400,000 convertible debentures. During the period February 10, 2004 and December 27, 2004, $370,000 face value of the debentures was issued. The debentures are immediately convertible into common stock of the Company, together with 7% interest, which is payable in either cash or common stock, at the option of the Company. The conversion price is the lesser of (a) 120% of the closing bid on the closing day, or (b) 75% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date. Proceeds from the 7% Convertible Debentures were allocated first to the embedded conversions feature and the residual to the debenture. See Note 15 Financial Instruments. The resulting discount amounted to $370,000 which is being amortized through periodic charges to interest expense using the effective method.

(b) The effective interest rate used to amortize the debt discount on the 7% Convertible Debentures amounted to 395%. Amortization of the discounts, which is included in interest expense, amounted to $15,291 during the year ended December 31, 2004.

(c) The 7% Convertible Debenture and the 6% Convertible Debenture Agreements provide for liquidating damages to the investor if the Company does not obtain an effective registration statement covering securities into which these instruments can be converted. Liquidating damages under these terms commence in 150 days following the closing of each traunch of financing. The Company has recorded liquidating damages of $32,300 during the year ended December 31, 2004.

NOTE 10—PREFERRED STOCK

Series C Mandatorily Redeemable Preferred Stock:

In August 2004, the Company raised a total of $602,000 from the sale of (a) 86 shares of Mandatory Convertible Series C, 6% Cumulative, Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) and (b) detachable warrants to acquire 400,000 shares of common stock at a strike price of $2.40 per share over a term of five years (the “Warrants”).

Each share of Series C Preferred Stock may be converted at any time until July 30, 2006, when conversion becomes mandatory. At the time of conversion, each share shall be deemed to have a value of $10,000 and is convertible into Class A common stock at the lesser of $2.88 per common share or 75% of the lowest closing bid price during the five days immediately prior to the conversion. As part of the agreements with these two entities, the Company agreed to register shares which are issuable upon the conversion of the Warrants and the Series C Convertible Preferred Stock. In addition, for each share of Series C Convertible Preferred Stock purchased by them, they have the right to purchase up to 1% of the issuances of equity securities issued under subsequent funding transactions.

The embedded conversion feature on the Series C Preferred Stock and the Warrants are required to be carried separately as derivative liabilities because physical or net-share settlement under these contracts is not within the control of the Company. Further, since proceeds from the sale of Series C Preferred Stock and Warrants were less than the fair values of the embedded conversion feature of the Series C Preferred Stock ($1,071,782) and the Warrants ($976,000), the amount received was allocated to the embedded conversion feature, immediately followed by charges to derivative instrument expense in the amounts of $469,782 and $976,000 to increase the derivative instruments to fair value.

As a result of the aforementioned allocation, the Series C Preferred Stock had no initial carrying value, but it will be accreted to its redemption value of $860,000 through periodic charges to retained earnings over the period through the redemption date. Accretions on the Series C Preferred Stock amounted to $23,017 during the year ended December 31, 2004.

Other Preferred Stock:

In June 2003, The Amacore Group settled a lawsuit with an investor group whereby the investor’s investment in 300 shares of The Amacore Group’s Preferred A stock and 685,715 shares of The Amacore Group’s Preferred B stock was redeemed in exchange for a note payable together with accrued dividends and legal fees. The total amount of the note is $664,950. In addition, the investor was awarded 299,406 warrants exercisable for $2.19 per share of Common A stock.  The full amount of the note is recorded as a current liability since its expiration date is June 1, 2004 and bears interest at the annual rate of 1.53%.  In addition, The Amacore Group agreed to pay a consulting fee to the investor in the amount of $2,440 per month for twelve months beginning with June 2003.  Based upon a valuation of the warrants utilizing the Black-Scholes pricing model, the warrants have a zero value and therefore have not resulted in a computation of discount on the resulting debt.  The Amacore Group also agreed to extend the term for another two years for 240,000 warrants previously issued to the investor.  These warrants are exercisable at a price of $2.50 per share.  Since the extension of the term of the warrants is considered a change in the warrant, a new measurement date occurred on the date of that change.  Utilizing the Black-Scholes pricing model, the value of the warrants at the new measurement date did not result in any additional expense to be recorded by The Amacore Group.

NOTE 11 - COMMON STOCK

In May of 2004, The Amacore Group received approval from its shareholders, to increase its authorized shares from fifty million shares to one hundred twenty million shares. The authorized shares for Class A common stock was increased from thirty million shares to eighty million shares; its Class B shares from ten million shares to twenty million shares and its preferred shares from ten million shares to twenty million shares.

The 100,000,000 authorized shares of common stock consist of two classes; 80,000,000 authorized Class A, and 20,000,000 authorized Class B. On all matters required by law to be submitted to a vote of the holders of common stock, each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to five votes per share.

During the year end of December 31, 2004, three investors holding a total of 225 shares of Series A preferred stock exercised their conversion privilege and converted their Series A preferred stock into 90,000 shares of Class A common stock.

During the year ended December 31, 2004, The Amacore Group entered into various agreements with financial and business consultants (including Jana Corporation, OmniFirst Capital, May Davis Group and Fordham Financial Management) to assist in furthering its financial and business plan, including the expansion of its business. The consultants were to assist The Amacore Group in its efforts to effect acquisitions and to obtain relationships with sources of revenue. As an inducement to these consultants to provide these services, The Amacore Group granted them, in the aggregate, approximately 5.7 million warrants. These warrants entitled the consultants to purchase The Amacore Group’s common stock at a price of $.01 per share. The Amacore Group also issued 3.6 million shares of common stock to the consultants. The value of those warrants was determined using the fair value method and the common stock was valued at the market value at the time of issuance. This resulted in a non-cash charge to expense in the first nine months of 2004 of $29,003,644. The Amacore Group and Fordham Financial have agreed that Fordham will return any stock previously issued to them if they do not produce any acceptable equity financings within a specified period of time.

Since Fordham did not produce any acceptable equity financings, Amacore’s stock transfer agent has been instructed to cancel the common shares.

As a result of the agreement with Jana Corporation, The Amacore Group has signed a contract with Benelux Capital S.A. who is identifying viable synergistic acquisitions for The Amacore Group. Jana was also instrumental in negotiating The Amacore Group’s October 2004 acquisition of the revenue-producing “PhotoScreener , which is a camera especially designed for the detection of vision disorder in young and preverbal children.

OmniFirst Capital was instrumental in locating and assisting in the 2004 acquisition of LBI Brokerage, which has already added revenues for The Amacore Group; for providing access to Flagship, the healthcare arm of MBNA and The Amacore Group is in well advanced stages of contract negotiation to provide the vision benefit to its members and was instrumental in introducing The Amacore Group to certain clients which may produce substantial revenues for The Amacore Group. Further contributing factors to the value of LBI Brokerage include it’s managements extensive background in the insurance industry and it being appointed as Managing General Agent (MGA) by Transamerica’s Worksite Marketing Division. LBI Brokerage distributes Transamerica’s entire worksite product through General Agencies, Third Party Administrators and small and large group producers.

The Amacore Group reached an agreement to make the acquisition of Self-Funded Alternative (SFA) and LBI Brokerage in June 2004 in exchange for cash, notes payable and common stock. Immediately after signing the agreements, discussions began whereby The Amacore Group would rescind the agreements. In September, SFA returned all stock and substantially all of the cash received from The Amacore Group, but SFA will be permitted to distribute The Amacore Group’s vision plan. The second agreement, for the acquisition of LBI Brokerage was completed in July after significant modifications were made to the agreement.

As previously reported, The Amacore Group had entered into an agreement with Zatoon Ventures Limited for a $3 million equity line. The Amacore Group allowed this agreement to expire without any liability to The Amacore Group. Prior to the expiration of the agreement, The Amacore Group had issued 25,000 shares of its restricted common stock to Zatoon.

In June 2003 The Amacore Group’s board approved a reverse 1 for 5 stock split for its Common A shares.  All references to the Common A stock in the accompanying financial statements have been adjusted to reflect the post split shares of Common A.

During 2003, The Amacore Group issued detachable warrants to all convertible debt holders in addition to their convertible notes.  This practice is consistent with The Amacore Group’s activity in prior years.

However, EITF 00-27 requires the calculation of the fair value of the warrants so issued for periods ending after December 31, 2002.  The resulting valuation of the warrants is then reflected as a discount of the underlying debt and a corresponding addition to additional paid in capital.  The amount of this discount so valued in 2003 is $398,876 and is being amortized over the life of the debts as interest expense.  The amount of interest expense recorded for 2003 was $157,566.  Warrants issued in prior years were recorded as an interest expense utilizing the intrinsic method of valuation pursuant to EITF 98-5.  During 2004, as further discussed in Note 15, “Financial Instruments,” all previously outstanding warrants have been reclassed as derivative financial instruments.

In 2003, The Amacore Group settled a lawsuit with a former employee for prior unpaid wages whereby they agreed to a payment of 4,000 shares of Common A stock and a note in the amount of $55,000 payable over one year on a monthly basis.  The value of the shares issued for the settlement was $2,000.

The Amacore Group issued 150,000 shares of Common A stock for consulting services to three consultants.  The value of the shares issued was $102,500.

NOTE 12 - WARRANTS

During the years ended December 31, 2004 and 2003, The Amacore Group issued warrants to purchase  7,994,279 and 1,369,506 shares of Class A common stock, respectively.  At December 31, 2004 there were 2,447,090 warrants to purchase Class A common stock outstanding, exercisable at varying prices through 2006.  The following table summarizes this warrant activity:

	2004		2003
	Warrants	Weighted Average Exercise Price	Warrants	Weighted Average Exercise Price
Warrants outstanding, beginning of year	2,325,949	$2.30	1,186,943	$2.60
Additional warrants	7,994,279	4.01	1,369,506	2.19
Warrants cancelled	-	-	-	-
Warrants exercised	(7,873,138)	3.71	(230,500)	.05
Warrants outstanding, ending of year	2,447,090	$2.38	2,325,949	$2.30

NOTE 12 - WARRANTS (Continued)

The following table summarizes the status of warrants outstanding at December 31, 2004; all warrants are immediately exercisable:

Exercisable and Outstanding Warrants
Post Split Exercise Price	Number	Weighted average remaining contractual life in years
$0.01	193,600	2.56
0.05	53,400	2.40
1.25	606,000	5.66
2.19	299,406	3.50
2.40	400,000	4.67
2.50	847,684.91
5.00	47,000.92

During 2004, as further discussed in Note 15, “Financial Instruments,” all previously outstanding warrants have been reclassed as derivative financial instruments.

NOTE 13 - EARNINGS (LOSS) PER SHARE

Earnings (loss) per share are computed using the basic and diluted calculations on the face of the statement of operations. Basic earnings (loss) per share are calculated by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per share is calculated by dividing the net income (loss) by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method. Convertible debt and warrants, officer, employee and non-employee stock options that are excluded from fully diluted income (loss) per share calculation because the effects are anti-dilutive.

The following sets for the computation of basic and diluted net earnings (loss) per common share:

	2004	2003
Numerator:
Net income (loss)	$(37,646,704)	$(2,471,777)
Less preferred stock dividend and accretions	(23,017)	(7,446)

Net loss applicable to common stockholders	(37,669,721)	$(2,479,223)

Denominator:
Weighted average basic share outstanding	20,608,587	2,858,330
Stock options
Warrants
Convertible note

Weighted average fully diluted shares outstanding	20,608,587	2,858,330
Net earnings per common share - basic and diluted	$(1.83)	$(0.87)

During the period presented, common stock equivalents were not considered as their effect would be anti-dilutive.

NOTE 14 - STOCK OPTION PLAN

The 1997 Stock Option Plan (Plan) is administered by the Board of Directors or a committee thereof and provides for options to purchase 750,000 shares of Class A common stock to be granted under the Plan to employees (including officers), directors, independent contractors and consultants to The Amacore Group.  The Plan authorizes the issuance of incentive stock options (ISOs), as defined in the Internal Revenue Code of 1986, as amended, non-qualified stock options (NQSOs) and stock appreciation rights (SARs).  Consultants and directors who are not also employees of The Amacore Group are eligible for grants of only NQSOs and SARs. The exercise price of each ISO may not be less than 100% of the fair market value of the common stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of the outstanding stock of The Amacore Group or a subsidiary of The Amacore Group, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each NQSO or SAR may not be less than 85% of the fair market value of the common stock at the time of grant. Generally, options shall be exercisable at 20%, per year, and shall be outstanding for ten years.

As of December 31, 2004 and   2003, no options have been granted under the Plan.

NOTE 15—FINANCIAL INSTRUMENTS

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amount of cash, accounts receivable, accounts payable and accrued expenses approximates fair value because of their short maturity. The carrying amounts of loans and notes payable approximates fair value based on interest rates that approximate market interest rates for these instruments. The fair value of the 7% Convertible Debentures amount to approximately $315,200 as of December 31, 2004 (See Note 9—Convertible Debentures). Fair values for the convertible debentures were calculated at net present value using the Company’s weighted average borrowing rate of 12.4% for debt instruments without conversion features applied to total future cash flows of the instruments.

Derivative Financial Instruments

The caption derivative financial instruments consist of (a) the embedded conversion feature bifurcated from the 7% Convertible Debentures, (b) the embedded conversion feature bifurcated from the Series C Preferred Stock, (c) the Warrants issued in connection with the Series C Preferred Stock, and (d) Other Warrants. (Also See Note 9—Convertible Debentures and Note 10—Redeemable Preferred Stock). These derivative financial instruments are indexed to an aggregate of 5,072,000 shares at December 31, 2004 and are carried at fair value. The following tabular presentation sets forth information about the derivative financial instruments.

As of and for the year ended December 31, 2004:

Embedded Conversion Features:	7% Convertible Debentures	Series C Preferred	Sub-Total
Fair value	$539,648	$1,027,533	$1,567,181
Fair value adjustments:
Contract inception	$195,197	$469,783	$664,980
End of period	(25,548)	(44,249)	(69,797)
Total period (income) loss	$169,649	$425,534	$595,183

Warrants:	Warrants (Note 12)	Other Warrants (a)	Total
Fair value	$304,000	$1,884,262	$3,755,443
Fair value adjustments:
Contract inception	$976,000	$-	$1,640,980
End of period	(672,000)	(1,661,115)	(2,402,912)
Total period (income) loss	$304,000	$(1,661,115)	$(761,932)

(a) Effective with the issuance of the 7% Convertible Debentures commencing in February 2004, the Company no longer controlled the ability to physical or net share settle any other derivative financial instruments, representing principally warrants to acquire common stock, previously executed. As a result, the fair values of then outstanding warrants, amounting to $3,545,000, were reclassified from stockholders equity (deficit) to derivative liabilities. These instruments are adjusted to fair value until the Company’s ability to settle on a physical or net share settlement is regained.

(b) Fair value for option-based financial instruments is determined using the Black-Scholes Valuation Model. Significant assumptions as of December 31, 2004 for the embedded conversion feature on the 7% Convertible Debentures, the embedded conversion feature on the Series C Preferred Stock and the Warrants, respectively, included: strike price-$0.50, $0.58 and $2,40; volitility-249% for all instruments; term-remaining term of conversion feature for all instruments; and, risk free rate-3.82% for all instruments.

NOTE 16 - COMMITMENTS AND CONTINGENCY

The Amacore Group purchased technology (Photoscreener) in October, 2004 on a contingent contract whereby an initial 937,500 shares of The Amacore Group’s common A stock were to be issued at closing with an additional 1,562,500 shares to be paid within one year of the closing at the discretion of The Amacore Group. The Amacore Group issued 750,000 shares and has accrued the remaining 187,500 shares at December 31, 2004. The technology (see footnote 2) is expected to produce significant revenues for The Amacore Group and The Amacore Group has the right to issue (or not issue) the additional shares solely at their discretion. If The Amacore Group does not issue the additional shares, the seller of the technology has the right to reacquire the technology and retain the 937, 500 shares already issued. The issuance of the additional shares is not being recorded as a liability since there is not a probability at December 31, 2004 that it will occur.

The Amacore Group is committed under a lease for office space through May 31, 2006.  For the years ended December 31, 2004 and 2003, rent expense was approximately $124,468 and $117,677, respectively.

The following is a schedule of future minimum lease payments (net of sales tax) required under this lease.

Year ending December 31,

2005	$109,475
2006	46,360
2007

NOTE 17 - LITIGATION AND CONTINGENCIES

At December 31, 2004, The Amacore Group was involved in various lawsuits, claims or disputes arising in the normal course of business.  The settlement of such claims cannot be determined at this time.  Management does not believe the ultimate outcome of these matters will be significant to its results of operations or cash flows.

NOTE 18 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of The Amacore Group as a going concern.  However, The Amacore Group has sustained operating losses in recent years.  Further for the year ended December 31, 2004, The Amacore Group had negative working capital of approximately $6,045,656, a net loss of approximately $37,847,371 and has incurred substantial losses in previous years resulting in an accumulated deficit of approximately $52,724,000.  Although these factors raise substantial doubt about the ability of The Amacore Group to continue as a going concern The Amacore Group has taken several actions to ensure that The Amacore Group will continue as a going concern through December 31, 2005.  The Company has obtained additional financing from Divine Capital and from convertible notes totaling approximately $685,000 (see note 20).

NOTE 19 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 2004 and 2003, The Amacore Group had an employment agreement with its President and Chief Executive Officer, Clark Marcus.  The agreement, which originally had an expiration date of September 20, 1999, was extended by resolution of the Board of Directors, on February 15, 1996, for a period of five years, originating upon the date the executive commences to receive his full compensation, as provided under the terms of the employment agreement.  Therefore the original agreement is still in effect.

As of December 31, 2004, a total of $384,407 deferred compensation was due to this executive.  $253,733 of deferred compensation was due for services performed during the years ended December 31, 2004 and 2003 and $130,674 for services performed in years prior to at December 31, 2003.  Deferred salary from prior years is net of a forgiveness of accrued salaries in the amount of approximately $424,000.

During the years ended December 31, 2004 and 2003, The Amacore Group had an employment agreement with James Koenig, Chief Financial Officer.  The agreement originally had an expiration date of February 1, 2001.  The Board of Directors extended this agreement on the same terms as described for its President and Chief Executive Officer.

As of December 31, 2004 and 2003, The Amacore Group had accrued deferred compensation of approximately $222,467 for services performed during the years ended 2004 and 2003 by Mr. Koenig.  In addition, Mr. Koenig forgave (in 2003) approximately $511,000 of deferred compensation payable to him from prior years.

The terms of the employment agreements include annual salary increases and bonuses, to be determined by the Board of Directors.  In addition, to fringe benefits afforded to other senior executives, The Amacore Group is obligated to pay premiums for life, travel and accident insurance, with a double indemnity provision, in the amount of five times the President and Chief Executive Officer’s base compensation, with the beneficiary to be designated by the executive.

NOTE 20 - SUBSEQUENT EVENTS

In March 2005, an agreement was signed whereby Divine Capital would raise up to $1 million of three-year, six percent mandatory convertible debentures. In March,2005 The Amacore Group received an initial investment of $305,000 from that financing arrangement. The debentures are convertible, at any time,  into shares of The Amacore Group’s A common stock at a conversion price equal to 75% of the lowest closing bid price per share for the twenty days immediately preceding the date of conversion, or as otherwise provided in the debentures. The debentures mature on the third anniversary date of the final closing. The Company may, at its option, call for the redemption of all or part of these debentures, at any time, prior to their maturity.  The Amacore Group has agreed to file a registration statement to cover the resale of the shares issuable upon the conversion of the debentures. The debentures will be issued to less than thirty five accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

As of April 11, 2005, The Amacore Group has raised $385,000 through issuance of 10 % promissory notes through accredited investors, who immediately converted said notes into common stock, and an additional $37,500 was received from the sale of 840,000 shares of common B stock.

The Amacore Group has filed a lawsuit against one of its significant customers ( a wholesaler) to enforce its rights to audit the books and records of the wholesaler with the expectation that additional revenues are due to The Amacore Group and have not been remitted to date. The Amacore Group also contacted a second wholesaler, who determined that due to system problems, the wholesaler does owe The Amacore Group a substantial amount of enrollment fees for prior years. The Amacore Group expects to receive the fees in 2005.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation and bylaws each contains provisions to indemnify directors, officers, employees or other agents to the fullest extent permitted by the Delaware General Corporation Law. We also maintain insurance for officers and directors against certain liabilities. The pertinent provisions of our governing instruments are set forth in the prospectus under "Disclosure of Commission Position on Indemnification for Securities Act Liabilities" and are incorporated herein by reference. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors and officers. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as Directors.

 ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses to be incurred by us in connection with this offering are as follows:

SEC registration fee	$2,500
Printing costs	1,000
Legal fees	28,600
Accounting fees	3,000
Transfer Agent fees	0
Total	$35,100

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

RECENT SALES OF UNREGISTERED SECURITIES

				CONSIDERATION	PRICE PER	NON-CASH TRANSACTIONS
DATE	TITLE	SHARES	NAME OF INVESTOR	PAID	SHARE		TYPE OF
						DESCRIPTION (1)	CONSIDERATION

1/16/02	Common Stock	5,000	Patrick O'Connell			Additional Interest on Loan
3/15/02	Common Stock	75,000	Daniel Dell Sr.		$0.333
4/19/02	Common Stock	75,000	Daniel Dell Sr.		$0.333
3/6/03	Common Stock	80,000	James Koenig			Preferred stock conversion
3/6/03	Common Stock	50,000	Joseph Russo			Preferred stock conversion
3/24/03	Common Stock	1,000	Irwin Rosenbloom			Additional Interest on Loan
7/30/03	Common Stock	25,000	Marko Vucinic		$0.010
9/26/03	Common Stock	50,000	Mitchell Freeman			Consulting Services	Business Development
10/1/03	Common Stock	50,000	Axepharma Corporation	$25,000	$0.500	Promissory Note Conversion (7/24/01)
10/22/03	Common Stock	25,000	Scott Jolson		$0.010
10/31/03	Common Stock	34,500	Daniel Dell Sr.		$0.129
11/3/03	Common Stock	12,000	Annique Herold		$0.010
11/3/03	Common Stock	14,000	Daniel Dell Sr.		$0.010
11/20/03	Common Stock	25,000	John Krowiak		$0.010
12/12/03	Common Stock	21,500	Daniel Dell Sr.	$53,500	$2.767	Promissory Note Conversion (12/7/01 to 9/30/03
12/12/03	Common Stock	15,000	Daniel Dell Sr.	$15,000	$0.010	Prmisorrory Note Conversion (12/12/03)
12/17/03	Common Stock	25,000	Arthur Landi		$0.010
12/18/03	Common Stock	20,000	Neil Robinson		$0.010
12/29/03	Common Stock	10,000	Barry Haimer		$0.010
12/29/03	Common Stock	25,000	Bernard Levine		$0.010
12/31/03	Common Stock	13,000	Irwin Rosenbloom			Additional interest on loan
12/31/03	Common Stock	114,000	Patrick O'Connell			Additional interest on loan
1/9/04	Common Stock	478,103	Ira Abrahamson	$170,000	$0.4375	Promissory Note Conversion (12/14/01 - 2/13/03)
1/10/04	Common Stock	5,000	Angelina Stayton			Consulting Services	Marketing & Legal
1/10/04	Common Stock	34,571	Daniel Dell Sr.	$15,000	$0.4375	Promissory Note Conversion (12/12/03)
1/10/04	Common Stock	50,000	May Davis			Consulting Services	Investment Banking
1/10/04	Common Stock	200,000	Pacific Coast Capital			Consulting Services	Investment Banking
1/15/04	Common Stock	148,750	Robert Feuchter	$65,000	$0.500	Promissory Note Conversion (7/22/03 - 8/23/03)
1/16/04	Common Stock	20,000	Neil Robinson		$0.010
1/17/04	Common Stock	25,000	Patrick O'Connell		$0.010
1/20/04	Common Stock	40,000	Alan Kaye	$20,000	$0.500	Promissory Note Conversion (1/8/04)
1/20/04	Common Stock	20,000	Alan Kaye		$0.010
1/20/04	Common Stock	11,910	Arnold Finestone	$5,955	$0.500	Promissory Note Conversion (1/10/02)
1/20/04	Common Stock	4,480	Arnold Finestone		$0.500	Promissory Note Conversion (1/10/02)
1/20/04	Common Stock	23,020	Arthur Hauser	$11,510	$0.500	Promissory Note Conversion (7/19/02)
1/20/04	Common Stock	3,096	Arthur Yeap	$1,548	$0.500	Promissory Note Conversion (9/26/03)
1/20/04	Common Stock	35,036	Charles McBride		$0.500	Promissory Note Conversion (8/31/01 - 10/24/01)
1/20/04	Common Stock	50,000	Charles McBride		$0.010
1/20/04	Common Stock B	726,484	Clark Marcus		$0.010
1/20/04	Common Stock	78,598	Clifford Clemons	$39,299	$0.500	Promissory Note Conversion (6/14/02 - 10/9/03)
1/20/04	Common Stock	15,000	Clifford Clemons		$0.010
1/20/04	Common Stock	53,644	David Schneider	$26,822	$0.500	Promissory Note Conversion (4/29/03)
1/20/04	Common Stock	55,876	Dennis McClain	$27,938	$0.500	Promissory Note Conversion (11/19/02)
1/20/04	Common Stock	71,190	Edward Braunstein	$35,595	$0.500	Promissory Note Conversion (11/20/03)
1/20/04	Common Stock	35,000	Edward Braunstein		$0.010
1/20/04	Common Stock	24,912	G. Martin Fell	$12,456	$0.500	Promissory Note Conversion (8/7/01)
1/20/04	Common Stock	23,778	Herbert Gould	$11,889	$0.500	Promissory Note Conversion (7/12/01 - 12/30/01)
1/20/04	Common Stock	25,000	Herbert Gould		$0.500	Warrants Exercised

RECENT SALES OF UNREGISTERED SECURITIES

				CONSIDERATION	PRICE PER	NON-CASH TRANSACTIONS
DATE	TITLE	SHARES	NAME OF INVESTOR	PAID	SHARE		TYPE OF
						DESCRIPTION (1)	CONSIDERATION

1/20/04	Common Stock	25,000	Herbert Gould		$0.010
1/20/04	Common Stock	53,054	Howard Katkov	$26,527	$0.500	Promissory Note Conversion (6/12/03)
1/20/04	Common Stock	76,165	Ira Abrahamson	$33,322	$0.4375	Promissory Note Conversion (1/9/04)
1/20/04	Common Stock	160,000	Ira Abrahamson		$0.500	Warrants Exercised
1/20/04	Common Stock	54,964	Irwin Rosenbloom	$27,482	$0.500	Promissory Note Conversion (3/24/03)
1/20/04	Common Stock B	511,654	James Koenig		$0.010
1/20/04	Common Stock	81,202	Jeffrey Zipkin	$40,606	$0.500	Promissory Note Conversion (7/17/01 - 11/15/02)
1/20/04	Common Stock	7,000	Jeffrey Zipkin		$0.050	Warrants Exercised
1/20/04	Common Stock	205,784	Joseph Sanders	$102,892	$0.500	Promissory Note Conversion (8/22/03 - 1/9/04)
1/20/04	Common Stock	100,000	Joseph Sanders		$0.010
1/20/04	Common Stock	50,000	Kay Ray		$0.010
1/20/04	Common Stock	60,000	Larry Levit	$30,000	$0.500	Promissory Note Conversion (7/23/03)
1/20/04	Common Stock	30,510	Michael Wisetier		$0.500	Promissory Note Conversion (11/20/03)
1/20/04	Common Stock	15,000	Michael Wisetier	$15,255	$0.010
1/20/04	Common Stock	67,112	Mitchell Freeman	$33,556	$0.500	Promissory Note Conversion (8/18/00 - 12/30/01)
1/20/04	Common Stock	80,418	Neil Robinson	$40,209	$0.500	Promissory Note Conversion (12/18/03 - 1/6/04)
1/20/04	Common Stock	20,000	Neil Robinson		$0.010
1/20/04	Common Stock	200,000	Patrick O'Connell	$100,000	$0.500	Promissory Note Conversion (7/9/01 - 1/16/02)
1/20/04	Common Stock	40,000	Raymond Nisi	$20,000	$0.500	Promissory Note Conversion (1/20/04)
1/20/04	Common Stock	20,000	Raymond Nisi		$0.010
1/20/04	Common Stock	141,714	Richard Abrahamson	$62,000	$0.4375	Promissory Note Conversion (7/25/00 - 8/29/01)
1/20/04	Common Stock	65,000	Robert Feuchter		$0.010
1/20/04	Common Stock	22,460	Robert Marquez	$11,230	$0.500	Promissory Note Conversion (10/29/02)
1/20/04	Common Stock	2,000	Robert Marquez		$0.010
1/20/04	Common Stock	5,000	Robert Singura		$0.010
1/20/04	Common Stock	66,428	Robert Veligan	$33,214	$0.500	Promissory Note Conversion (12/14/00 - 4/30/02)
1/20/04	Common Stock	72,916	Rodney Guthrie	$36,458	$0.500	Promissory Note Conversion (8/22/03)
1/20/04	Common Stock	35,000	Rodney Guthrie		$0.010
1/20/04	Common Stock	107,356	Scott Jolson	$53,678	$0.500	Promissory Note Conversion (11/01/02 - 10/22/03)
1/20/04	Common Stock	52,878	Thomas Schaefer	$26,439	$0.500	Promissory Note Conversion (6/25/03)
1/20/04	Common Stock	58,548	William Koch	$29,274	$0.500	Promissory Note Conversion (5/7/02)
1/20/04	Common Stock	25,000	William Koch		$0.010	Warrants Exercised
1/21/04	Common Stock	40,296	Alan Davis	$20,148	$0.500	Promissory Note Conversion (12/12/03 - 01/07/04)
1/21/04	Common Stock	20,126	Barry Haimer	$10,063	$0.500	Promissory Note Conversion (12/29/03)
1/21/04	Common Stock B	31,756	Clark Marcus	$15,878	$0.500	Promissory Note Conversion (9/18/01 - 8/11/03)
1/21/04	Common Stock B	111,228	James Koenig	$55,614	$0.500	Promissory Note Conversion (1/1/98 - 12/21/00)
1/21/04	Common Stock	22,800	John Schild	$11,400	$0.500	Promissory Note Conversion (8/28/02)
1/21/04	Common Stock	119,316	Patrick McInally		$0.500	Promissory Note Conversion (2/15/02)
1/21/04	Common Stock	50,000	Patrick McInally		$0.010
1/21/04	Common Stock B	106,220	Windows, Inc.	$53,110	$0.500	Promissory Note Conversion (12-13/00 - 9/13/01)
1/22/04	Common Stock	18,242	Annique Herold		$0.500	Promissory Note Conversion (12/27/02 -10/20/03)
1/22/04	Common Stock	65,000	Brian O'Connell	$32,500	$0.500	Promissory Note Conversion (12/9/02)
1/22/04	Common Stock	30,000	Brian O'Connell		$0.010
1/22/04	Common Stock	20,000	Charles McBride	$10,000	$0.500	Promissory Note Conversion (8/31/01 - 10/24/01)
1/22/04	Common Stock	10,000	Charles McBride		$0.010
1/22/04	Common Stock	20,000	Gary DiBenedetto	$10,000	$0.500	Promissory Note Conversion (1/22/04)
1/22/04	Common Stock	36,000	Gary DiBenedetto		$0.170
1/22/04	Common Stock	225,000	Herbert Nevyas		$0.010
1/22/04	Common Stock	54,288	Herve Byron	$27,144	$0.500	Promissory Note Conversion n (5/2/03 - 8/8/03)
1/22/04	Common Stock	50,000	Herve Byron		$0.250
1/22/04	Common Stock	106,712	John Krowiak	$53,356	$0.500	Promissory Note Conversion (11/18/02 - 11/20/03)
1/22/04	Common Stock	25,000	John Krowiak		$0.010
1/22/04	Common Stock	89,294	Leonard Day	$44,647	$0.500	Promissory Note Conversion (9/18/02 - 1/28/03)
1/22/04	Common Stock	57,096	Robert Reynolds	$28,548	$0.500	Promissory Note Conversion (11/15/01)

RECENT SALES OF UNREGISTERED SECURITIES

					PRICE
			NAME OF	CONSIDERATION	PER	NON-CASH TRANSACTIONS
DATE	TITLE	SHARES	INVESTOR	PAID	SHARE		TYPE OF
						DESCRIPTION (1)	CONSIDERATION

1/22/04	Common Stock	10,000	Robert Singura	$5,000	$0.500	Promissory Note Conversion (1/20/04)
1/22/04	Common Stock	33,474	Todd Herold	$16,737	$0.500	Promissory Note Conversion (12/27/02 - 4/25/03)
1/22/04	Common Stock	23,944	Vyrl Pember	$11,972	$0.500	Promissory Note Conversion (7/6/01)
1/23/04	Common Stock	20,000	Alan Davis		$0.010
1/23/04	Common Stock	15,000	Daniel Dell Sr.		$0.500
1/23/04	Common Stock	4,106	Mark Heidt	$2,053	$0.500	Promissory Note Conversion (10/16/03)
1/25/04	Common Stock	4,000	William Koch	$2,000	$0.500	Promissory Note Conversion (1/25/04)
1/27/04	Common Stock	25,000	Arthur Yeap		$0.010
1/27/04	Common Stock	9,230	Jim Kerrin		$0.010
1/27/04	Common Stock	9,230	Jim McKinnon		$0.010
1/27/04	Common Stock	10,000	John Schild		$0.010
1/27/04	Common Stock	35,000	Mark Levit		$0.010
1/27/04	Common Stock	10,000	Michael Spidick	$5,000	$0.500	Promissory Note Conversion (1/27/04)
1/27/04	Common Stock	50,000	Patrick O'Connell	$25,000	$0.500	Promissory Note Conversion (4/5/02)
1/27/04	Common Stock	25,000	Rick Stephens		$0.010
1/27/04	Common Stock	9,230	Robert Feuchter		$0.010
1/27/04	Common Stock	2,310	Robert Hoffman		$0.010
1/27/04	Common Stock	25,000	Ronald Goldman		$0.010
1/27/04	Common Stock	40,000	Vipul Lakani	$20,000	$0.500	Promissory Note Conversion (1/27/04)
1/28/04	Common Stock	35,000	John Schild		$0.010
1/30/04	Common Stock	5,000	Annique Herold		$0.010
1/30/04	Common Stock	25,000	Arnold Finestone		$0.010
1/30/04	Common Stock	2,500,000	Joe Caruso		$0.010
1/30/04	Common Stock	40,000	Leonard Day		$0.010
1/30/04	Common Stock	35,000	Todd Herold		$0.010
2/2/04	Common Stock	25,000	Howard Katkov		$0.010
2/2/04	Common Stock	25,000	Karen Chung		$0.010
2/2/04	Common Stock	50,000	Michael O'Connell		$0.010
2/3/04	Common Stock	100,000	Mitchell Freeman		$0.010
2/9/04	Common Stock	19,396	Patrick O'Connell		$0.500	Warrants Exercised
2/9/04	Common Stock	57,230	Ronald Oxman	$28,615	$0.500	Promissory Note Conversion (7/9/01)
2/10/04	Common Stock	2,000,000	Jana Corporation		$0.010
2/11/04	Common Stock	20,000	Fred Schechter	$10,000	$0.500	Promissory Note Conversion (2/3/04)
2/11/04	Common Stock	60,000	G. Martin Fell			Preferred stock conversion
2/11/04	Common Stock	478,520	Herbert Nevyas	$239,260	$0.500	Promissory Note Conversion (5/2/03 - 8/30/03)
2/11/04	Common Stock	120,000	Jerry Katzman		$0.010
2/11/04	Common Stock	20,000	Neil Robinson	$10,000	$0.500	Promissory Note Conversion (1/30/04)
2/17/04	Common Stock	51,246	Bernard Levine	$25,623	$0.500	Promissory Note Conversion (11/13/03)
2/17/04	Common Stock	378,068	Brian O'Connell	$189,034	$0.500	Promissory Note Conversion (12/9/02 - 2/7/03)
2/17/04	Common Stock	200,000	Brian O'Connell		$0.010
2/17/04	Common Stock	10,000	Herbert Gould			Preferred stock conversion
2/17/04	Common Stock	10,730	Jamie Sernoff	$5,365	$0.500	Promissory Note Conversion (5/28/03)
2/17/04	Common Stock	20,000	Marion Levine	$10,000	$0.500	Promissory Note Conversion (2/17/04)
2/17/04	Common Stock	950,000	May Davis			Consulting Services	Investment Banking
2/17/04	Common Stock	32,264	O'Connell Group	$16,132	$0.500	Promissory Note Conversion (4/21/03)
2/20/04	Common Stock	45,676	Len Melso		$0.500	Promissory Note Conversion (9/28/02)
2/20/04	Common Stock	4,000	Len Melso		$0.050
2/21/04	Common Stock	25,000	Algis Koncius		$0.010
2/25/04	Common Stock	50,000	Fred Heitzman		$0.010
2/27/04	Common Stock	5,000	Algis Koncius		$0.050
2/27/04	Common Stock	25,000	Brian O'Connell		$0.010
3/2/04	Common Stock	20,000	George Levine			Preferred stock conversion
3/8/04	Common Stock	23,924	Martin VanVliet	$11,962	$0.500	Promissory Note Conversion (8/10/01)
3/24/04	Common Stock	10,000	Ted Corless	$5,000	$0.500	Accounts Payable Conversion (3/24/04)

RECENT SALES OF UNREGISTERED SECURITIES

					PRICE	NON-CASH TRANSACTIONS
			NAME OF	CONSIDERATION	PER		TYPE OF
DATE	TITLE	SHARES	INVESTOR	PAID	SHARE	DESCRIPTION (1)	CONSIDERATION

3/29/04	Common Stock	25,000	Joseph Rocco			Consulting Services	Legal
4/21/04	Common Stock	15,000	Terrence Julius			Additional Interest On Loans
4/27/04	Common Stock	70,000	Neil Robinson	$35,000	$0.500	Promissory Note Conversion (4/23/04)
4/29/04	Common Stock	300,000	Greg Yolowitz	$150,000	$0.500	Promissory Note Conversion (4/29/04)
5/5/04	Common Stock B	775,000	Clark Marcus			Employee Services
5/5/04	Common Stock B	50,000	Jerry Katzman			Consulting Services	Provider Relations & Network Development
5/5/04	Common Stock	250,000	John Moran			Consulting Services	Investor Relations
5/6/04	Common Stock	50,000	Frank Tuten	$25,000	$0.500	Promissory Note Conversion (4/23/04 - 5/6/04)
5/7/04	Common Stock	11,518	Gregg Feinerman	$5,759	$0.500	Promissory Note Conversion (10/30/02)
5/11/04	Common Stock	1,000	Gregg Feinerman		$0.050
5/11/04	Common Stock	10,000	John Pinto			Consulting Services	Provider Relations & Network Development
5/17/04	Common Stock	10,000	Richard Gable			Consulting Services	Provider Relations & Network Development
5/18/04	Common Stock	25,000	Zatoon Ventures			Consulting Services	Investment Banking
5/19/04	Common Stock	10,000	Joseph Porrello			Consulting Services	Sales & Marketing
5/19/04	Common Stock	30,000	Vipul Lakani	$15,000	$0.500	Promissory Note Conversion (4/28/04)
5/19/04	Common Stock	10,000	William Reis			Consulting Services	Sales
5/26/04	Common Stock B	25,000	James Koenig			Employee Services
6/1/04	Common Stock	50,000	Alan Kaye	$25,000	$0.50	Promissory Note Conversion (6/28/04)
6/1/04	Common Stock	30,000	Charles Ludwig	$15,000	$0.50	Promissory Note Conversion (6/1/04)
6/1/04	Common Stock	50,000	Stanley Zislis	$25,000	$0.50	Promissory Note Conversion (6/1/04)
6/1/04	Common Stock	50,000	Steven Bickel	$25,000	$0.50	Promissory Note Conversion (6/1/04)
6/1/04	Common Stock	30,000	Valerie Montecalvo	$15,000	$0.50	Promissory Note Conversion (6/1/04)
6/2/04	Common Stock	140,000	Alan Davis	$70,000	$0.50	Promissory Note Conversion (6/1/04)
6/3/04	Common Stock	50,000	C.L. Bell	$25,000	$0.50	Promissory Note Conversion (6/3/04)
6/3/04	Common Stock	30,000	David Gorenstein	$15,000	$0.50	Promissory Note Conversion (6/3/04)
6/3/04	Common Stock	50,000	M.A. Levy	$25,000	$0.50	Promissory Note Conversion (6/3/04)
6/9/04	Common Stock	30,000	Howard Diamond	$15,000	$0.50	Promissory Note Conversion (6/9/04)
6/9/04	Common Stock	40,000	Ira Levin	$20,000	$0.50	Promissory Note Conversion (6/9/04)
6/9/04	Common Stock	30,000	Jane Centrella	$15,000	$0.50	Promissory Note Conversion (6/9/04)
6/9/04	Common Stock	50,000	Rhoda Burkholz	$25,000	$0.50	Promissory Note Conversion (6/9/04)
6/10/04	Common Stock	100,000	Alario Real Estate	$50,000	$0.50	Promissory Note Conversion (6/10/04)
6/10/04	Common Stock	50,000	Erik Weston	$25,000	$0.50	Promissory Note Conversion (6/10/04)
6/10/04	Common Stock	50,000	Fred Schechter	$25,000	$0.50	Promissory Note Conversion (6/10/04)
6/15/04	Common Stock	263,304	Axelle Simonnard	$131,652	$0.50	Promissory Note Conversion (7/24/01 - 9/26/03)
6/15/04	Common Stock	20,000	Fred Schechter	$10,000	$0.50	Promissory Note Conversion (6/10/04)
6/15/04	Common Stock	112,308	Gary DiBenedetto	$56,154	$0.50	Promissory Note Conversion (12/27/02- 1/22/04)
6/15/04	Common Stock B	2,000,000	Jana Corporation			Consulting Services	Investor Relations
6/15/04	Common Stock	25,000	Thomas Schaefer		$0.01
6/16/04	Common Stock	90,000	Alan Davis	$45,000	$0.50	Promissory Note Conversion (6/15/04)
6/16/04	Common Stock	50,000	Frank Gambino	$25,000	$0.50	Promissory Note Conversion (6/16/04)
6/16/04	Common Stock	50,000	G. Martin Fell		$0.50	Warrants Exercised
6/16/04	Common Stock	50,000	Howard & Shirley Goldsmith	$25,000	$0.50	Promissory Note Conversion (6/15/04)
6/18/04	Common Stock	100,000	Marc Abo	$50,000	$0.50	Promissory Note Conversion (6/18/04)
6/18/04	Common Stock	100,000	Scott Garshell	$50,000	$0.50	Promissory Note Conversion (6/17/04)
6/22/04	Common Stock	50,000	Arthur Yeap	$25,000	$0.50	Promissory Note Conversion (6/22/04)
6/22/04	Common Stock	50,000	Rodney Guthrie	$25,000	$0.50	Promissory Note Conversion (6/22/04)
6/28/04	Common Stock	50,000	Alan Davis	$25,000	$0.50	Promissory Note Conversion (6/28/04)
6/29/04	Common Stock	100,000	Barry Silverman	$50,000	$0.50	Promissory Note Conversion (5/13/04)
6/29/04	Common Stock	25,000	Pietro Oriolo	$12,500	$0.50	Promissory Note Conversion (6/29/04)
6/29/04	Common Stock	50,000	Sidney Bickel	$25,000	$0.50	Promissory Note Conversion (6/21/04)
6/30/04	Common Stock	25,000	Glenn Pearson	$12,500	$0.50	Promissory Note Conversion (6/30/04)
6/30/04	Common Stock	30,000	Patrick Fasano	$15,000	$0.50	Promissory Note Conversion (6/30/04)
6/30/04	Common Stock	195,000	Terrence Julius			Additional Interest On Loans

RECENT SALES OF UNREGISTERED SECURITIES

					PRICE	NON-CASH TRANSACTIONS
			NAME OF	CONSIDERATION	PER		TYPE OF
DATE	TITLE	SHARES	INVESTOR	PAID	SHARE	DESCRIPTION (1)	CONSIDERATION

6/30/04	Common Stock	100,000	Wayne Nicklin	$50,000	$0.50	Promissory Note Conversion (6/22/04)
7/2/04	Common Stock	50,000	Ronald Dahlquist	$25,000	$0.50	Promissory Note Conversion (7/1/04)
7/2/04	Common Stock	50,000	Steven Bickel	$25,000	$0.50	Promissory Note Conversion (7/1/04)
7/7/04	Common Stock	50,000	Tanya Martino	$25,000	$0.50	Promissory Note Conversion (7/7/04)
7/8/04	Common Stock	30,000	Joseph Geever	$15,000	$0.50	Promissory Note Conversion (7/7/04)
7/8/04	Common Stock	100,000	Samuel Leftwich	$50,000	$0.50	Promissory Note Conversion (7/7/04)
7/23/04	Common Stock	30,000	Edward Braunstein	$15,000	$0.50	Promissory Note Conversion (7/23/04)
7/27/04	Common Stock	50,000	Steven Bickel	$25,000	$0.50	Promissory Note Conversion (7/27/04)
8/6/04	Common Stock	5,000	Dennis McClain		$0.50	Warrants Exercised
8/11/04	Common Stock	70,000	Richard Walton	$35,000	$0.50	Promissory Note Conversion (8/11/04)
8/11/04	Preferred C	43	Vicis Capital		$7,000.00
8/11/04	Preferred C	43	Victus Capital		$7,000.00
8/12/04	Common Stock	25,000	Scott Carson			Employee Services
8/19/04	Common Stock	300,000	MicroFund, Inc			Consulting Services	Investor Relations
8/19/04	Common Stock	400,000	Stonehedge			Consulting Services	Investor Relations
8/24/04	Common Stock	60,000	Gerald Wedding	$30,000	$0.50	Promissory Note Conversion (8/20/04)
8/31/04	Common Stock	100,000	Brian Mirman	$50,000	$0.50	Promissory Note Conversion (8/25/04)
8/31/04	Common Stock	40,000	Herbert Coe	$20,000	$0.50	Promissory Note Conversion (8/30/04)
8/31/04	Common Stock	40,000	Rodney Guthrie	$20,000	$0.50	Promissory Note Conversion (8/24/04)
9/10/04	Common Stock	100,000	Meyer-Markelson-Young			Additional Interest On Loan
9/20/04	Common Stock	160,000	Terrence Julius			Additional Interest On Loan
9/28/04	Common Stock	20,000	Maurice Levy	$10,000	$0.50	Promissory Note Conversion (9/28/04)
9/30/04	Common Stock	100,000	Neil Shapiro			Acquisition of LBI
10/7/04	Common Stock	100,000	Arthur Trevorrow	$50,000	$0.50	Promissory Note Conversion (9/21/04 - 10/5/04)
10/7/04	Common Stock	50,000	Joseph Darling	$25,000	$0.50	Promissory Note Conversion (10/7/04)
10/8/04	Common Stock	30,000	Algis Koncius	$15,000	$0.50	Promissory Note Conversion (9/3/02)
10/12/04	Common Stock	40,000	Herbert Coe	$20,000	$0.50	Promissory Note Conversion (10/12/04)
10/15/04	Common Stock	30,000	Fred Heitzman	$15,000	$0.50	Promissory Note Conversion (9/3/02)
10/19/04	Common Stock	300,000	Gary Morgan			Consulting Services	Investor Relations
10/26/04	Common Stock	60,000	Herbert Coe	$30,000	$0.50	Promissory Note Conversion (10/22/04)
10/26/04	Common Stock	375,000	James Howson			Consulting Services	Marketing PhotoScreener
10/26/04	Common Stock	375,000	Jeremy Feakins			Consulting Services	Marketing PhotoScreener
10/26/04	Common Stock	75,000	John Murray	$37,500	$0.50	Promissory Note Conversion (10/21/04)
10/26/04	Common Stock	50,000	Lisa Caruso	$25,000	$0.50	Promissory Note Conversion (10/22/04)
10/29/04	Common Stock	7,000	LoBianco & Co.			Consulting Services	Investor Relations
10/29/04	Common Stock	50,000	Mark Levit			Consulting Services	Public Relations
10/29/04	Common Stock	50,000	Service Showcase			Consulting Services	Business Development
10/31/04	Common Stock	25,000	Harry Witt	$12,500	$0.50	Promissory Note Conversion (10/29/04)
11/2/04	Common Stock	50,000	Arthur Trevorrow	$25,000	$0.50	Promissory Note Conversion (11/2/04)
11/3/04	Common Stock	50,000	Jay Force	$25,000	$0.50	Promissory Note Conversion (11/2/04)
11/3/04	Common Stock	10,000	Scott Leftwich	$5,000	$0.50	Promissory Note Conversion (11/3/04)
11/8/04	Common Stock	50,000	Jairo Estrada	$25,000	$0.50	Promissory Note Conversion (11/8/04)
11/8/04	Common Stock	25,000	Jay Force	$12,500	$0.50	Promissory Note Conversion (11/3/04)
11/8/04	Common Stock	15,000	Spencer Thornton			Consulting Services	Network Development
11/11/04	Common Stock	15,000	Philip Faicco			Consulting Services	Sales & Marketing
11/12/04	Common Stock	75,000	Patrick McInally	$37,500	$0.50	Promissory Note Conversion (11/12/04)
12/2/04	Common Stock	100,000	Baringer Athwal	$50,000	$0.50	Promissory Note Conversion (12/2/04)
12/15/04	Common Stock	100,000	John Murray	$50,000	$0.50	Promissory Note Conversion (12/15/04)
12/21/04	Common Stock	50,000	David Poindexter	$25,000	$0.50	Promissory Note Conversion (12/21/04)
12/21/04	Common Stock	50,000	Joseph Darling	$25,000	$0.50	Promissory Note Conversion (12/21/04)
12/28/04	Common Stock	10,000	Jay Force	$5,000	$0.50	Promissory Note Conversion (12/22/04)
12/31/04	Common Stock	40,000	Brian Mirman	$20,000	$0.50	Promissory Note Conversion (12/7/04)
1/4/05	Common Stock	20,000	Brian Mirman	$10,000	$0.50	Promissory Note Conversion (1/4/05)
1/4/05	Common Stock	50,000	Jay Force	$25,000	$0.50	Promissory Note Conversion (1/4/05)
1/10/05	Common Stock	285,714	John Murray		$0.35	Promissory Note Conversion (1/10/05)
1/12/05	Common Stock	15,200	Grant Bettinger			Consulting Services	Investor Relations
1/12/05	Common Stock	113,800	Joseph Sanders			Consulting Services	Investor Relations
1/13/05	Common Stock	285,714	Michael Gonzalez	$100,000	$0.35	Promissory Note Conversion (1/13/05)
1/13/05	Common Stock	142,857	Harry Witt	$50,000	$0.35	Promissory Note Conversion (1/13/05)
1/20/05	Common Stock	25,000	Kerin Partners			Consulting Services	Investor Relations
2/8/05	Common Stock	142,857	John Stuart	$50,000	$0.35	Promissory Note Conversion (2/7/05)
2/28/05	Common Stock	57,143	Brian Mirman	$20,000	$0.35	Promissory Note Conversion (2/17/05)
2/28/05	Common Stock	85,714	Barinder Athwal	$30,000	$0.35	Promissory Note Conversion (2/22/05)
2/28/05	Common Stock	50,000	Robert Feuchter		$0.50	Warrants Exercised
3/28/05	Common Stock	1,000,000	Divine Capital			Consulting Services	Investment Banking
3/30/05	Common Stock	200,000	Crescent Fund, LLC			Consulting Services	Investment Banking
5/3/05	Common Stock	147,059	Joe Caruso	$25,000	$0.17	Promissory Note Conversion (5/2/05)
5/3/05	Common Stock	166,667	John Murray	$25,000	$0.15	Promissory Note Conversion (5/2/05)
5/3/05	Common Stock	166,667	Harry Witt	$25,000	$0.15	Promissory Note Conversion (5/3/05)
5/13/05	Common Stock	74,075	Joseph Sanders			Consulting Service	Investor Relations
5/18/05	Common Stock	215,054	Brian Mirman	$25,000	$0.11625	Promissory Note Conversion (5/18/05)
5/24/05	Common Stock	215,054	David Pomdexter	$25,000	$0.11625	Promissory Note Conversion (5/23/05)
6/1/05	Common Stock	222,222	Barinder Athwal	$25,000	$0.1125	Promissory Note Conversion (6/1/05)
6/3/05	Common Stock	13,333	Catalyst Capital	$1,500	$0.1125	Convertible Note Conversion (2/10/04)
6/3/05	Common Stock	44,444	Glenn Keyser	$5,000	$0.1125	Convertible Note Conversion (2/10/04)
6/10/05	Common Stock	50,000	James Kerin			Consulting Service	Marketing
6/10/05	Common Stock	100,000	Southard Communications			Consulting Service	Public Relations
6/10/05	Common Stock	500,000	Burrs Corporate Center LLC	$67,500	$0.135	Promissory Note Conversion (6/10/05)
6/21/05	Common Stock	208,333	Brian Mirman	$25,000	$0.12	Promissory Note Conversion (6/21/05)
6/21/05	Common Stock	54,166	C.L. Bell	$6,500	$0.12	Promissory Note Conversion (6/21/05)
6/21/05	Common Stock	208,333	Rodney Guthrie	$25,000	$0.12	Promissory Note Conversion (6/21/05)
6/21/05	Common Stock	65,233	Joseph Sanders			Consulting Service	Investor Relations
6/22/02	Common Stock	41,666	Ed Tennenhaus	$6,667	$0.12	Convertible Note Conversion (6/23/04)
6/22/05	Common Stock	208,333	Barinder Athwal	$25,000	$0.12	Promissory Note Conversion (6/22/05)
6/30/05	Common Stock	125,000	Kerry Goodman	$15,000	$0.12	Convertible Note Conversion (3/10/04)
7/1/05	Common Stock	27,775	Ronald Horner	$3,333	$0.12	Convertible Note Conversion (2/10/04)
7/1/05	Common Stock	27,775	Connie Dial	$3,333	$0.12	Convertible Note Conversion (2/10/04)
7/1/05	Common Stock	69,450	Kenneth Rogers	$8,334	$0.12	Convertible Note Conversion (2/10/04)
7/5/05	Common Stock	85,000	Herbert Coe	$10,200	$0.12	Promissory Note Conversion (7/5/05)
7/11/05	Common Stock	199,318	Time Zone One			Consulting Service	Public Relations
7/18/05	Common Stock	400,000	Parkers Creek LLC	$50,000	$0.125	Promissory Note Conversion (7/18/05)
7/18/05	Common Stock	400,000	Monarch Holding, LLC	$50,000	$0.125	Promissory Note Conversion (7/18/05)
7/27/05	Common Stock	20,000	Eric Littman			Consulting Service	Legal
8/10/05	Common Stock	100,000	Barinder Athwal	$10,000	$0.10	Promissory Note Conversion (8/10/05)
8/10/05	Common Stock	74,074	OmniFirst Capital	$10,000	$0.135	Promissory Note Conversion (8/10/05)
8/10/05	Common Stock	100,000	Brian Mirman	$10,000	$0.10	Promissory Note Conversion (8/10/05)
8/16/05	Common Stock	78,431	OmniFirst Capital	$10,000	$0.1275	Promissory Note Conversion (8/10/05)

RECENT SALES OF UNREGISTERED SECURITIES

					PRICE	NON-CASH TRANSACTIONS
			NAME OF	CONSIDERATION	PER		TYPE OF
DATE	TITLE	SHARES	INVESTOR	PAID	SHARE	DESCRIPTION (1)	CONSIDERATION

9/2/05	Common Stock	250,000	James H. Hammond, Jr.	$25,000	$0.10	Promissory Note Conversion (9/2/05)
9/12/05	Common Stock	218,000	Jerry Katzman			Consulting Services	Investor Relations
9/22/05	Common Stock	120,000	Martin Geliebter	$12,000	$0.10	Promissory Note Conversion (9/22/05)
9/22/05	Common Stock	120,000	Donald Epstein	$12,000	$0.10	Promissory Note Conversion (9/22/05)
9/22/05	Common Stock	50,000	Steven D. Segal	$5,000	$010	Promissory Note Conversion (9/22/05)
9/22/05	Common Stock	101,006	Jon Cummings	$8,333	$0.0825	Promissory Note Conversion (2/10/04)
9/22/05	Common Stock	60,606	Glen Keyser	$5,000	$0.0825	Promissory Note Conversion (2/10/04)
9/22/05	Common Stock	60,606	Kenneth E. Rogers	$5,000	$0.0825	Promissory Note Conversion (2/10/04)
9/22/05	Common Stock	121,212	Ralph Glasgal	$10,000	$0.0825	Promissory Note Conversion (2/25/04)
9/22/05	Common Stock	121,212	Kerry Goodman	$10,000	$0.0825	Promissory Note Conversion (3/10/04)
9/22/05	Common Stock	312,500	Sight 4 Kids			Acquisition PhotoScreener
9/22/05	Common Stock	1,250,000	Feakins Howson Partnership			Acquisition PhotoScreener
9/22/05	Common Stock	50,000	Marina Kats	$5,000	$0.10	Promissory Note Conversion (9/22/05)
9/22/05	Common Stock	100,000	Howard Katkov	$10,000	$0.10	Promissory Note Conversion (9/22/05)
9/23/05	Common Stock	50,000	Thomas Schaefer	$5,000	$0.10	Promissory Note Conversion (9/23/05)
9/30/05	Common Stock	50,000	Comprehensive Care			Consulting Services
10/1/05	Common Stock	100,000	John Krowiak	$10,000	$0.10	Promissory Note Conversion (10/1/05)
10/10/05	Common Stock	150,000	John Krowiak	$15,000	$0.10	Promissory Note Conversion (10/10/05)
10/10/05	Common Stock	100,000	Sheldon Cohen	$10,000	$0.10	Promissory Note Conversion (10/10/05)
10/10/05	Common Stock	1,000,000	Patrick McInally	$100,000	$0.10	Promissory Note Conversion (10/10/05)
10/11/05	Common Stock	111,111	Robert Sauter	$10,000	$0.09	Promissory Note Conversion (3/19/04)
10/11/05	Common Stock	106,188	Catalyst Capital	$9,557	$0.09	Promissory Note Conversion (12/27/04)
10/20/05	Common Stock	30,000	John Krowiak	$3,000	$0.10	Promissory Note Conversion (10/20/05)
10/20/05	Common Stock	100,000	Robert Oppenheim	$10,000	$0.10	Promissory Note Conversion (10/20/05)
10/28/05	Common Stock	3,305,786	Dunhill Capital			Consulting Service	Investor Relations
10/28/05	Common Stock	150,000	Lawrenceville King	$15,000	$0.10	Promissory Note Conversion (10/28/05)
11/01/05	Common Stock	533,333	Herbert Nevyas	$40,000	$0.075	Promissory Note Conversion (11/1/05)
11/01/05	Common Stock	133,333	Neil H. Robinson	$10,000	$0.075	Promissory Note Conversion (11/1/05)

(1)  Dates in parentheses indicate loan origination dates.

There were no underwriters involved in the above recent sales of unregistered securities, all of which were made by The Amacore Group without compliance with the registration requirements of the Securities Act of 1933 in reliance upon the exemption from registration afforded by Section 4(2) for employees and consultants and/or Rules 505 and 506 of Regulation D and Section 3(a)(9) for promissory note conversions and warrants exercised. All investors were accredited investors.  The terms of conversion or exercise of the securities are set forth under “Description of Securities” in the Prospectus and incorporated herein by reference.

II-7

ITEM 27. EXHIBITS.

The following exhibits are filed or incorporated by reference:

EXHIBIT NUMBER	DESCRIPTION

3.1(1)	Certificate of Incorporation
3.2(1)	By-laws
5.1*	Opinion of Eric Littman, Esquire
10.1(1)	1997 Stock Option Plan
10.2(1)	Employment Agreement with Clark Marcus.
10.3(1)	Employment Agreement with James L. Koenig
10.4(2)	Specimen Provider Agreement - Ophthalmologist
10.5(2)	Specimen Provider Agreement - Optometrist/Opticians/Optical Outlets
10.6(2)	Marketing Brochure
10.7(2)	Membership Enrollment Form
10.9(3)	Network Service Agreement with Motivano
10.10(3)	Agreement for Services with 1stinhealth.com, Inc.
10.11(4)	Employment Agreement with Scott Carson
10.12 (5)	7% Convertible Debenture Agreement
10.13 (5)	Securities Purchase Agreement - Divine Capital
10.14 (6)	Consulting Agreement - Jana Corporation
10.15 (7)	Asset Purchase and Sale Agreement (PhotoScreener)
21.1(1)	Subsidiaries
23.1*	Consent of Eric Littman, Esquire (included in Exhibit 5.1)
23.2 *	Consent of Brimmer, Burek and Keelan, LLP

*	Filed herewith.

(1)	Incorporated by reference to the registration statement on Form 10-SB, filed November 1, 1999.

(2)	Incorporated by reference to the annual report on Form 10-KSB, as amended, for the fiscal year ended December 31,1999.

(3)	Incorporated by reference to the quarterly report on Form 10-QSB, as amended, for the quarter ended September 30, 2001.

(4)	Incorporated by reference to the current report on Form 8-K, as amended, for August 16, 2004.

(5)	Incorporated by reference to the Form SB-2 Registration Statement, Amendment No. 4, filed on August 3, 2005

(6)	Incorporated by reference to the Form SB-2 Registration Statement, Amendment No. 5, filed on August 19, 2005

(7)	Incorporated by reference to Form SB-2 Registration Statement, Amendment No. 6, filed on September 7, 2005

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes that:

(1)	It will file, during any period in which it offers or sell securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

(3)	File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions set forth in the Prospectus under "Disclosure of Commission Position on Indemnification for Securities Act Liabilities," or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on November 4, 2005.

THE AMACORE GROUP, INC.

By:	/s/ Clark A. Marcus
Clark A. Marcus, President and Chief Executive Officer

By:	/s/ James L. Koenig
James L. Koenig, Acting Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clark A. Marcus his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Clark A. Marcus
Clark A. Marcus	President, Chief Executive Officer and Director (Principal Executive Officer)	November 4, 2005

*
William Koch	Director	November 4, 2005

*
James L. Koenig	Director	November 4, 2005

*
Sharon Kay Ray	Director	November 4, 2005

*
John A. Schild	Director	November 4, 2005

*
Arnold Finestone, PhD.	Director	November 4, 2005

*
Arthur Yeap	Director	November 4, 2005

* By/s/ Clark A. Marcus
Clark A. Marcus, Attorney-in-Fact

Exhibit Index

Exhibit Number	Description

5.1	Opinion and Consent of Eric Littman, Esquire
23.2	Accountants Consent